                                                                     Exhibit 4.1

                FRANKLIN TEMPLETON DEFINED CONTRIBUTION SERVICES
                            DEFINED CONTRIBUTION PLAN

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
ARTICLE I DEFINITIONS.........................................................1

                                   ARTICLE II

                                   ARTICLE III

                                   ARTICLE IV

                                    ARTICLE V
VALUATIONS...................................................................49
    5.1  VALUATION OF THE TRUST FUND.........................................49
    5.2  METHOD OF VALUATION.................................................49

                                        i

                                   (continued)

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                                                                            ----

                                   ARTICLE VI

                                   ARTICLE VII

                                  ARTICLE VIII

                                   ARTICLE IX
TOP HEAVY PROVISIONS..........................................................87
    9.1  TOP HEAVY PLAN REQUIREMENTS..........................................87
    9.2  DETERMINATION OF TOP HEAVY STATUS....................................87

                                       ii

                                   (continued)

                                                                            Page
                                                                            ----

                                    ARTICLE X

                                   ARTICLE XI

                                   ARTICLE XII

                                  ARTICLE XIII
SIMPLE 401(K) PROVISIONS.....................................................122
    13.1  SIMPLE 401(k) PROVISIONS...........................................122

                                       iii

                                   (continued)

                                                                            Page
                                                                            ----

                                       iv

                              ARTICLE I DEFINITIONS

            As used in this Plan, the following words and phrases shall have the meanings set forth herein unless a different  meaning is clearly required by the context:

            1.1 "ACP"  means the  "Actual  Contribution  Percentage"  determined pursuant to Section 12.6(e).

            1.2 "ACT" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

            1.3 "ADP" means the "Actual Deferral Percentage" determined pursuant to Section 12.4(e).

            1.4  "ADMINISTRATOR"  means the Employer  unless  another  person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

            1.5  "ADOPTION  AGREEMENT"  means the  separate  agreement  which is executed by the Employer and sets forth the elective provisions of this Plan and
Trust as specified by the Employer.

            1.6 "AFFILIATED EMPLOYER" means any corporation which is a member of a controlled  group of  corporations  (as defined in Code Section  414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common  control (as defined in Code Section  414(c)) with the Employer;
any  organization  (whether  or  not  incorporated)  which  is a  member  of  an affiliated  service group (as defined in Code Section 414(m)) which includes the
Employer;  and any other  entity  required to be  aggregated  with the  Employer pursuant to Regulations under Code Section 414(o).

            1.7 "ANNIVERSARY DATE" means the last day of the Plan Year.

            1.8 "ANNUITY  STARTING DATE" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

            1.9  "BENEFICIARY"  means the  person  (or  entity) to whom all or a portion of a deceased Participant's interest in the Plan is payable,  subject to the restrictions of Sections 6.2 and 6.6.

            1.10 "CODE" means the Internal Revenue Code of 1986, as amended.

            1.11 "COMPENSATION" with respect to any Participant means one of the following as elected in the Adoption Agreement:

               (a) Information required to be reported under Code Sections 6041,
          6051 and 6052 (Wages,  tips and other compensation as reported on Form

          W-2).  Compensation  means  wages,  within the meaning of Code Section
          3401(a),  and all other payments of compensation to an Employee by the
          Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the  Employee a written  statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined  without  regard to any rules under Code  Section  3401 (a)
          that limit the  remuneration  included in wages based on the nature or location of the  employment  or the  services  performed  (such as the exception for agricultural labor in Code Section 3401(a)(2)).

               (b) Code Section 3401 (a) Wages. Compensation means an Employee's wages  within the meaning of Code Section 3401 (a) for the purposes of income tax withholding at the source but determined  without regard to any rules that limit the  remuneration  included in wages based on the nature or location of the employment or the services  performed  (such as the exception for agricultural labor in Code Section 3401(a)(2)).

               (c)  415  Safe-Harbor  Compensation.  Compensation  means  wages, salaries,  and  fees  for  professional  services  and  other  amounts received  (without regard to whether or not an amount is paid in cash)
          for personal  services  actually  rendered in the course of employment with the Employer  maintaining the Plan to the extent that the amounts are  includible  in  gross  income  (including,  but not  limited  to, commissions paid salespersons,  compensation for services on the basis of a percentage of profits,  commissions on insurance premiums,  tips,
          bonuses,  fringe  benefits,  and  reimbursements,   or  other  expense
          allowances  under a  nonaccountable  plan (as  described in Regulation
          1.62-2(c))), and excluding the following:

               (1)  Employer  contributions  to a plan of deferred  compensation which are not includible in the  Employee's  gross income for the taxable  year in which  contributed,  or  Employer  contributions under a  simplified  employee  pension  plan to the  extent  such contributions are excludable from the Employee's gross income, or any distributions from a plan of deferred compensation;

               (2) Amounts  realized from the exercise of a  nonqualified  stock option,  or  when  restricted  stock  (or  property)  held by the
               Employee  either  becomes  freely  transferable  or is no  longer subject to a substantial risk of forfeiture;

               (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (4)  Other  amounts  which  receive  special  tax  benefits,   or
               contributions made by the Employer (whether or not under a salary reduction  agreement) towards the purchase of an annuity contract
               described   in  Code   Section   403(b)   (whether   or  not  the
               contributions  are actually  excludable  from the gross income of the Employee).

            However,  Compensation  for any  Self-Employed  Individual  shall be equal to Earned Income.  Compensation shall include only that Compensation which is actually paid to the Participant during the determination  period.  Except as otherwise  provided in this Plan, the  determination  period shall be the period elected by the Employer in the  Adoption  Agreement.  If the  Employer  makes no election, the determination period shall be the Plan Year.

            Notwithstanding  the above,  if elected in the  Adoption  Agreement,
Compensation shall include all of the following types of elective  contributions and all of the following types of deferred compensation:

               (a)  Elective  contributions  that  are made by the  Employer  on behalf of a Participant  that are not includible in gross income under
          Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), and for Plan Years
          beginning  on or after  January  1, 2001 (or as of a date,  no earlier than  January 1, 1998,  as  specified  in an addendum to the  Adoption
          Agreement), 132(0(4);

               (b) Compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b); and

               (c) Employee  contributions  (under governmental plans) described in Code Section 414(h)(2) that are picked up by the employing unit and thus are treated as Employer contributions.

            For Plan Years  beginning  on or after  January 1, 1989,  and before
January 1, 1994, the annual  Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000.  This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January I of any calendar year is effective for Plan Years beginning  in such  calendar  year  and the  first  adjustment  to the  $200,000 limitation is effective on January 1, 1990.

            For Plan Years  beginning on or after January 1, 1994,  Compensation in excess of  $150,000  (or such other  amount  provided  in the Code)  shall be disregarded  for all  purposes  other  than  for  purposes  of  salary  deferral elections.  Such amount shall be adjusted by the  Commissioner  for increases in
the   cost-of-living  in  accordance  with  Code  Section   401(a)(17)(B).   The
cost-of-living  adjustment  in  effect  for  a  calendar  year  applies  to  any determination  period beginning in such calendar year. If a determination period consists of fewer than twelve (12)  months,  the  $150,000  annual  Compensation limit will be multiplied by a fraction,  the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

            If  Compensation  for any prior  determination  period is taken into account in determining a  Participant's  allocations  for the current Plan Year, the  Compensation  for  such  prior  determination  period  is  subject  to  the applicable annual  Compensation  limit in effect for that prior period. For this purpose, in determining  allocations in Plan Years beginning on or after January
1, 1989,  the annual  compensation  limit in effect  for  determination  periods beginning before that date is $200,000. In addition, in determining  allocations in Plan Years  beginning on or after  January 1, 1994,  the annual  Compensation limit  in  effect  for  determination  periods  beginning  before  that  date is
$150,000.

            Notwithstanding  the  foregoing,  except as  otherwise  elected in a non-standardized Adoption Agreement, the family member aggregation rules of Code
Sections  401(a)(17)  and  414(q)(6) as in effect prior to the  enactment of the
Small Business Job Protection Act of 1996 shall not apply to this Plan effective with respect to Plan Years beginning after December 31, 1996.

            If, in the  Adoption  Agreement,  the  Employer  elects to exclude a class of Employees from the Plan, then Compensation for any Employee who becomes eligible or ceases to be eligible to participate  during a determination  period shall only include Compensation while the Employee is an Eligible Employee.

            If, in connection with the adoption of any amendment, the definition of Compensation has been modified,  then,  except as otherwise  provided herein, for Plan Years prior to the Plan Year which  includes the adoption  date of such amendment,  Compensation means compensation  determined pursuant to the terms of the Plan then in effect.

            1.12  "CONTRACT"  or  "POLICY"  means  any  life  insurance  policy, retirement  income policy,  or annuity contract (group or individual)  issued by the Insurer. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

            1.13 "DESIGNATED INVESTMENT ALTERNATIVE" means a specific investment identified  by name by the Employer (or such other  Fiduciary who has been given the authority to select investment options) as an available investment under the
Plan to which  Plan  assets  may be  invested  by the  Trustee  pursuant  to the investment direction of a Participant.

            1.14  "DIRECTED  INVESTMENT  OPTION"  means a Designated  Investment
Alternative and any other  investment  permitted by the Plan and the Participant
Direction  Procedures  to which Plan  assets  may be  invested  pursuant  to the investment direction of a Participant.

            1.15  "EARLY  RETIREMENT  DATE"  means  the  date  specified  in the
Adoption  Agreement on which a Participant or Former  Participant  has satisfied the requirements  specified in the Adoption Agreement (Early Retirement Age). If
elected in the Adoption Agreement,  a Participant shall become fully Vested upon satisfying  such  requirements if the Participant is still employed at the Early
Retirement Age.

            A Former Participant who separates from service after satisfying any service  requirement  but  before  satisfying  the  age  requirement  for  Early
Retirement Age and who thereafter  reaches the age requirement  contained herein shall  be  entitled  to  receive  benefits  under  this  Plan  (other  than  any accelerated  vesting and  allocations of Employer  Contributions)  as though the requirements for Early Retirement Age had been satisfied.

            1.16 "EARNED INCOME" means the net earnings from  self-employment in the trade or business with respect to which the Plan is  established,  for which the personal services of the individual are a material  income-producing factor.
Net earnings  will be determined  without  regard to items not included in gross income and the deductions  allocable to such items.  Net earnings are reduced by contributions  made by the Employer to a qualified plan to the extent deductible under Code Section  404. In addition,  net  earnings  shall be  determined  with regard to the  deduction  allowed to the  taxpayer by Code Section  164(f),  for taxable years beginning after December 31, 1989.

            1.17 "ELECTIVE DEFERRALS" means the Employer's  contributions to the
Plan that are made pursuant to a  Participant's  deferral  election  pursuant to
Section  12.2,   excluding  any  such  amounts  distributed  as  "excess  annual additions"  pursuant to Section 4.5. Elective  Deferrals shall be subject to the requirements  of Sections  12.2(b) and  12.2(c) and shall,  except as  otherwise provided herein,  be required to satisfy the  nondiscrimination  requirements of
Regulation  1.40 1 (k)- I  (b)(2),  the  provisions  of which  are  specifically incorporated herein by reference.

            1.18 "ELIGIBLE  EMPLOYEE" means any Eligible  Employee as elected in
the   Adoption   Agreement   and  as  provided   herein.   With   respect  to  a
non-standardized  Adoption  Agreement,  an individual  shall not be an "Eligible
Employee"  if such  individual  is not  reported on the  payroll  records of the
Employer as a common law employee. In particular,  it is expressly intended that individuals  not treated as common law  employees by the Employer on its payroll records are not "Eligible  Employees"  and are excluded from Plan  participation even if a court or  administrative  agency  determines that such individuals are common law employees and not independent contractors.  Furthermore, with respect to a non-standardized  Adoption  Agreement,  Employees of an Affiliated Employer
will not be treated as  "Eligible  Employees"  prior to the date the  Affiliated
Employer adopts the Plan as a Participating Employer.

            Except as otherwise provided in this paragraph, if the Employer does not elect in the Adoption Agreement to include Employees who became Employees as the result of a "Code Section  410(b)(6)(C)  transaction,"  then such  Employees will only be "Eligible  Employees" after the expiration of the transition period beginning on the date of the transaction and ending on the last day of the first
Plan  Year  beginning  after  the  date  of the  transaction.  A  "Code  Section
410(b)(6)(C)  transaction" is an asset or stock acquisition,  merger, or similar transaction  involving a change in the  Employer of the  Employees of a trade or business  that is  subject  to the  special  rules  set  forth  in Code  Section
410(b)(6)(C).   However,  regardless  of  any  election  made  in  the  Adoption
Agreement, if a separate entity becomes an Affiliate Employer as the result of a
"Code Section 410(b)(6)(C)  transaction," then Employees of such separate entity will not be treated as "Eligible  Employees" prior to the date the entity adopts the Plan as a Participating Employer or, with respect to a standardized Adoption
Agreement, if earlier, the expiration of the transition period set forth above.

            If, in the Adoption Agreement,  the Employer elects to exclude union
employees,   then  Employees  whose  employment  is  governed  by  a  collective bargaining agreement between the Employer and "employee  representatives"  under which  retirement  benefits were the subject of good faith bargaining and if two percent (2%) or less of the  Employees  covered  pursuant to that  agreement are professionals  as defined in  Regulation  1.410(b)-9,  shall not be  eligible to participate in this Plan. For this purpose, the term "employee  representatives"
does not include any organization  more than half of whose members are employees who are owners, officers, or executives of the Employer.

            If, in the  Adoption  Agreement,  the  Employer  elects  to  exclude non-resident  aliens,  then  Employees who are  non-resident  aliens (within the meaning of Code Section 7701(b)(1)(B)) who received no earned income (within the meaning of Code Section 911 (d)(2)) from the Employer which  constitutes  income from  sources  within the United  States  (within  the  meaning of Code  Section
861(a)(3)) shall not be eligible to participate in this Plan.

            1.19  "EMPLOYEE"  means any person who is employed by the  Employer.
The term  "Employee"  shall also  include  any person who is an  employee  of an
Affiliated Employer and any Leased Employee deemed to be an Employee as provided in Code Section 414(n) or (o).

            1.20  "EMPLOYER"   means  the  entity   specified  in  the  Adoption
Agreement,  any successor  which shall  maintain  this Plan and any  predecessor which has maintained this Plan. In addition, unless the context means otherwise, the term  "Employer"  shall  include any  Participating  Employer (as defined in
Section 11.1) which shall adopt this Plan.

            1.21 "EXCESS  AGGREGATE  CONTRIBUTIONS"  means,  with respect to any
Plan Year, the excess of:

               (a) The aggregate  "Contribution  Percentage Amounts" (as defined in  Section  12.6)  actually  made on  behalf  of  Highly  Compensated
          Participants  for such Plan Year and taken into  account in  computing the numerator of the ACP, over

               (b) The maximum  "Contribution  Percentage  Amounts" permitted by the ACP test in Section  12.6  (determined  by reducing  contributions made on behalf of Highly  Compensated  Participants  in order of their
          "Contribution   Percentages"   beginning  with  the  highest  of  such
          percentages).

            Such  determination  shall be made after first  taking into  account corrections  of any Excess  Deferrals  pursuant to Section  12.2 and then taking into account adjustments of any Excess Contributions pursuant to Section 12.5.

            1.22  "EXCESS  COMPENSATION"  means,  with respect to a Plan that is
integrated  with  Social  Security   (permitted   disparity),   a  Participant's
Compensation which is in excess of the integration level elected in the Adoption
Agreement.

            However,  if  Compensation is based on less than a twelve (12) month determination  period,  Excess  Compensation shall be determined by reducing the integration  level by a fraction,  the  numerator of which is the number of full months in the short period and the denominator of which is twelve (12).

            1.23 "EXCESS  CONTRIBUTIONS"  means,  with respect to any Plan Year, the excess of:

               (a) The aggregate amount of Employer  contributions actually made on behalf of Highly  Compensated  Participants  for such Plan Year and taken into account in computing the numerator of the ADP, over

               (b) The maximum amount of such contributions permitted by the ADP
          test  in  Section  12.4   (determined   by   hypothetically   reducing
          contributions  made on behalf of Highly  Compensated  Participants  in order of the actual  deferral  ratios,  beginning  with the highest of such ratios).

            In determining the amount of Excess  Contributions to be distributed
and/or   recharacterized   with  respect  to  an  affected  Highly   Compensated
Participant  as  determined  herein,  such amount shall be reduced by any Excess
Deferrals previously distributed to such affected Highly Compensated Participant for the Participant's taxable year ending with or within such Plan Year.

            1.24 "EXCESS DEFERRALS" means, with respect to any taxable year of a
Participant,  those  elective  deferrals  (within  the  meaning of Code  Section
402(g)) that are includible in the Participant's gross income under Code Section
402(g) to the extent such Participant's  elective deferrals for the taxable year exceed the dollar limitation under such Code Section.  Excess Deferrals shall be treated as an "Annual Addition"  pursuant to Section 4.4 when contributed to the
Plan unless  distributed  to the affected  Participant  not later than the first
April 15th  following the close of the  Participant's  taxable year in which the
Excess Deferral was made. Additionally, for purposes of Sections 4.3(f) and 9.2,
Excess Deferrals shall continue to be treated as Employer  contributions even if distributed pursuant to Section 12.2(e). However, Excess Deferrals of Non-Highly
Compensated  Participants  are not taken into  account  for  purposes of Section
12.4.

            1.25   "FIDUCIARY"   means  any   person  who  (a)   exercises   any
discretionary  authority or discretionary  control respecting  management of the
Plan or exercises any authority or control respecting  management or disposition of its assets,  (b) renders  investment advice for a fee or other  compensation, direct or indirect,  with respect to any monies or other property of the Plan or has any  authority  or  responsibility  to do so,  or (c) has any  discretionary authority or discretionary responsibility in the administration of the Plan.

            1.26 "FISCAL YEAR" means the Employer's accounting year.

            1.27 "FORFEITURE"  means,  with respect to a Former  Participant who has severed  employment,  that portion of the Participant's  Account that is not
Vested.  Unless otherwise elected in the Adoption  Agreement,  Forfeitures occur pursuant to (a) below.

               (a) A Forfeiture will occur on the earlier of:

               (1) The last day of the Plan  Year in which a Former  Participant who has  severed  employment  with the  Employer  incurs five (5)
               consecutive 1-Year Breaks in Service, or

               (2)  The  distribution  of  the  entire  Vested  portion  of  the
               Participant's  Account of a Former  Participant  who has  severed employment with the Employer. For purposes of this provision,  if the Former  Participant  has a Vested benefit of zero,  then such
               Former   Participant   shall  be  deemed  to  have   received   a
               distribution  of such Vested  benefit as of the year in which the severance of employment occurs.

               (b) If elected in the Adoption Agreement, a Forfeiture will occur as of the last day of the Plan  Year in which the  Former  Participant incurs five (5) 1-Year Breaks in Service.

            Regardless of the preceding  provisions,  if a Former Participant is eligible to share in the allocation of Employer  contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former  Participant is not  eligible  to  share  in the  allocation  of  Employer  contributions  or

Forfeitures.  Furthermore,  the term  "Forfeiture"  shall also  include  amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

            1.28 "FORMER PARTICIPANT" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

            1.29 "414(S) COMPENSATION" means any definition of compensation that satisfies  the  nondiscrimination  requirements  of Code Section  414(s) and the
Regulations  thereunder.  The period for determining 414(s) Compensation must be either the Plan Year or the  calendar  year ending with or within the Plan Year.
An Employer may further  limit the period taken into account to that part of the
Plan  Year or  calendar  year in  which an  Employee  was a  Participant  in the component  of the  Plan  being  tested.  The  period  used to  determine  414(s)
Compensation must be applied uniformly to all Participants for the Plan Year.

            1.30 "415 COMPENSATION" means, with respect to any Participant, such
Participant's  (a) Wages,  tips and other  compensation on Form W-2, (b) Section
3401 (a) wages or (c) 415  safe-harbor  compensation  as elected in the Adoption
Agreement for purposes of Compensation.  415 Compensation  shall be based on the full  Limitation Year  regardless of when  participation  in the Plan commences.
Furthermore,  regardless  of any election made in the Adoption  Agreement,  with respect to Limitation  Years beginning after December 31, 1997, 415 Compensation shall include any elective  deferral (as defined in Code Section  402(g)(3)) and any amount which is  contributed  or deferred by the Employer at the election of the  Participant  and  which  is not  includible  in  the  gross  income  of the
Participant  by reason of Code  Section 125,  457,  and,  for  Limitation  Years
beginning on or after  January 1, 2001 (or as of a date, no earlier than January
1, 1998, as specified in an addendum to the Adoption Agreement),  132(f)(4). For
Limitation  Years  beginning  prior to January 1, 1998, 415  Compensation  shall exclude such amounts.

            Except as otherwise  provided  herein,  if, in  connection  with the adoption of any amendment, the definition of 415 Compensation has been modified, then for Plan Years prior to the Plan Year which  includes the adoption  date of such amendment,  415 Compensation means compensation  determined pursuant to the terms of the Plan then in effect.

            1.31 "HIGHLY COMPENSATED  EMPLOYEE" means,  effective for Plan Years beginning after December 31, 1996, an Employee  described in Code Section 414(q)
and the Regulations thereunder, and generally means any Employee who:

               (a) was a "five percent (5%) owner" as defined in Section 1.37(c)
          at any time during the  "determination  year" or the "look-back year";
          or

               (b) for  the  "look-back  year"  had 415  Compensation  from  the
          Employer  in  excess  of  $80,000  and,  if  elected  in the  Adoption
          Agreement,  was in the Top-Paid  Group for the  "look-back  year." The
          $80,000  amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

            The  "determination  year" means the Plan Year for which  testing is being performed and the "look-back year" means the immediately  preceding twelve
(12) month  period.  However,  if the calendar year data election is made in the
Adoption Agreement, for purposes of (b) above, the "look-back year" shall be the calendar  year  beginning  within  the  twelve  (12)  month  period  immediately preceding the "determination  year."  Notwithstanding the preceding sentence, if the  calendar  year data  election  is  effective  with  respect  to a Plan Year beginning  in 1997,  then for such Plan Year the  "look-back  year" shall be the calendar  year  ending  with or within the Plan Year for which  testing is being performed,  and the  "determination  year" shall be the period of time,  if any, which extends beyond the  "look-back  year" and ends on the last day of the Plan
Year for which testing is being performed.

            A  highly   compensated  former  employee  is  based  on  the  rules
applicable to determining  highly  compensated  employee status as in effect for that "determination  year," in accordance with Regulation  1.414(q)-IT,  A-4 and
IRS Notice 97-45 (or any superseding guidance).

            In determining whether an employee is a Highly Compensated  Employee for a Plan Year  beginning in 1997, the amendments to Code Section 414(q) stated
above are treated as having been in effect for years beginning in 1996.

            For  purposes of this  Section,  for Plan Years  beginning  prior to
January  1,  1998,  the  determination  of 415  Compensation  shall  be  made by including  amounts that would otherwise be excluded from a  Participant's  gross
income  by  reason  of  the   application  of  Code  Sections  125,   402(e)(3),
402(h)(1)(B) and, for Plan Years beginning on or after January 1, 2001 (or as of a date,  no earlier  than  January 1, 1998,  as  specified in an addendum to the
Adoption Agreement),  132(f)(4), and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code Section 403(b).

            In determining who is a Highly Compensated  Employee,  Employees who
are non-resident aliens and who received no earned income (within the meaning of
Code Section 911(d)) from the Employer  constituting United States source income within the meaning of Code Section  861(a)(3) shall not be treated as Employees.
Additionally,  all Affiliated  Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections  414(n)(2) and
414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan  described  in Code  Section  414(n)(5)  and are  not  covered  in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and  consistent  basis for all of the
Employer's retirement plans.

            1.32 "HIGHLY  COMPENSATED  PARTICIPANT" means any Highly Compensated
Employee  who is  eligible to  participate  in the  component  of the Plan being tested.

            1.33 "HOUR OF SERVICE"  means (1) each hour for which an Employee is directly or indirectly  compensated or entitled to  compensation by the Employer for the  performance of duties during the applicable  computation  period (these hours will be credited to the Employee for the  computation  period in which the duties  are  performed);  (2) each hour for which an  Employee  is  directly  or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment  relationship  has  terminated) for reasons other than
performance  of  duties  (such  as  vacation,  holidays,  sickness,   incapacity
(including disability),  jury duty, lay-off,  military duty or leave of absence)
during the  applicable  computation  period (these hours will be calculated  and credited  pursuant  to  Department  of  Labor  regulation  2530.200b-2  which is incorporated  herein by reference);  (3) each hour for which back pay is awarded or agreed to by the Employer  without  regard to  mitigation  of damages  (these hours will be credited to the Employee for the computation  period or periods to which the award or  agreement  pertains  rather than the  computation  period in which the award,  agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

            Notwithstanding (2) above, (i) no more than 501 Hours of Service are required  to be  credited  to an  Employee  on account of any single  continuous period during which the Employee  performs no duties (whether or not such period occurs in a single  computation  period);  (ii) an hour for which an Employee is directly or  indirectly  paid,  or  entitled to payment,  on account of a period during  which no duties are  performed  is not  required  to be  credited to the
Employee if such payment is made or due under a plan  maintained  solely for the purpose of complying with  applicable  workers'  compensation,  or  unemployment compensation  or disability  insurance  laws; and (iii) Hours of Service are not required to be credited for a payment  which solely  reimburses  an Employee for medical or medically related expenses incurred by the Employee. Furthermore, for purposes of (2) above,  a payment  shall be deemed to be made by or due from the
Employer  regardless of whether such payment is made by or due from the Employer directly,  or indirectly  through,  among others,  a trust fund, or insurer,  to which the  Employer  contributes  or pays  premiums  and  regardless  of whether contributions  made or due to the trust fund,  insurer,  or other entity are for the benefit of particular  Employees or are on behalf of a group of Employees in the aggregate.

            Hours of Service will be credited for employment with all Affiliated
Employers and for any individual  considered to be a Leased Employee pursuant to
Code Section 414(n) or 414(o) and the Regulations thereunder.  Furthermore,  the provisions  of  Department  of  Labor  regulations  2530.200b-2(b)  and  (c) are incorporated herein by reference.

            Hours of  Service  will be  determined  on the  basis of the  method elected in the Adoption Agreement.

            1.34 "INSURER" means any legal reserve  insurance  company which has issued or shall issue one or more Contracts or Policies under the Plan.

            1.35  "INVESTMENT  MANAGER"  means a Fiduciary  as  described in Act
Section 3(38).

            1.36 "JOINT AND SURVIVOR ANNUITY" means an annuity for the life of a
Participant  with a survivor  annuity for the life of the  Participant's  spouse which is not less than fifty percent (50%),  nor more than  one-hundred  percent
(100%) of the  amount  of the  annuity  payable  during  the joint  lives of the
Participant  and the  Participant's  spouse  which  can be  purchased  with  the
Participant's  Vested  interest  in the Plan  reduced  by any  outstanding  loan balances pursuant to Section 7.6.

            1.37 "KEY  EMPLOYEE"  means an Employee  as defined in Code  Section
416(i)  and the  Regulations  thereunder.  Generally,  any  Employee  or  former
Employee (as well as each of such Employee's or former Employee's Beneficiaries)
is considered a Key Employee if, the individual at any time during the Plan Year that contains the "Determination  Date" (as defined in Section 9.2(c)) or any of the  preceding  four (4) Plan Years,  has been  included in one of the following categories:

                                       10

               (a) an officer of the  Employer  (as that term is defined  within the meaning of the  Regulations  under Code Section 416) having annual
          415  Compensation  greater than fifty  percent  (50%) of the amount in effect under Code Section 415(b)( I )(A) for any such Plan Year;

               (b) one of the ten Employees having annual 415 Compensation  from the Employer for a Plan Year  greater  than the dollar  limitation  in effect under Code Section  415(c)(1)(A) for the calendar year in which such Plan Year ends and owning  (or  considered  as owning  within the meaning of Code Section 318) both more than  one-half  percent  (1/2%)
          interest and the largest interests in the Employer;

               (c) a "five  percent (5%) owner" of the  Employer.  "Five percent
          (5%)  owner"  means any  person who owns (or is  considered  as owning within the meaning of Code Section 318) more than five percent (5%) of the value of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined  voting power of all stock of the Employer or, in the case of an  unincorporated  business, any  person  who owns more than five  percent  (5%) of the  capital or profits interest in the Employer; and

               (d) a "one percent (1%) owner" of the Employer having annual 415
          Compensation from the Employer of more than $150,000.  "One percent (1
          %) owner" means any person who owns (or is considered as owning within the  meaning of Code  Section  318) more than one  percent  (M) of the value of the  outstanding  stock of the  Employer or stock  possessing more than one percent (M) of the total  combined  voting  power of all stock of the Employer or, in the case of an  unincorporated  business, any  person  who owns more than one  percent  (1%) of the  capital or profits interest in the Employer.

            In determining percentage ownership hereunder,  employers that would otherwise be aggregated  under Code Sections  414(b),  (c), (m) and (o) shall be treated as separate  employers.  In  determining  whether an individual  has 415
Compensation of more than $150,000, 415 Compensation from each employer required to be  aggregated  under Code Sections  414(b),  (c), (m) and (o) shall be taken into  account.  Furthermore,  for  purposes  of this  Section,  for  Plan  Years beginning prior to January 1, 1998, the determination of 415 Compensation  shall
be  made  by  including   amounts  that  would  otherwise  be  excluded  from  a
Participant's  gross income by reason of the  application  of Code Sections 125,
402(e)(3),  402(h)(1)(B)  and, for Plan Years  beginning on or after  January 1,
2001 (or as of a date,  no earlier  than  January 1, 1998,  as  specified  in an addendum to the  Adoption  Agreement),  132(f)(4),  and, in the case of Employer contributions  made  pursuant  to a salary  reduction  agreement,  Code  Section
403(b).

            1.38 "LATE  RETIREMENT  DATE" means the date of, or the first day of the month or the Anniversary  Date coinciding with or next following,  whichever corresponds to the election in the Adoption  Agreement for the Normal Retirement
Date,  a  Participant's  actual  retirement  after  having  reached  the  Normal
Retirement Date.

            1.39 "LEASED  EMPLOYEE" means,  effective with respect to Plan Years beginning on or after January 1, 1997, any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer

                                       11

and any other person or entity ("leasing organization"),  has performed services for the  recipient  (or for the  recipient  and related  persons  determined  in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year,  and such  services  are  performed  under  primary direction  or control  by the  recipient  Employer.  Contributions  or  benefits provided a Leased Employee by the leasing organization which are attributable to services  performed for the recipient  Employer  shall be treated as provided by the recipient  Employer.  Furthermore,  Compensation for a Leased Employee shall only include  Compensation from the leasing organization that is attributable to services performed for the recipient Employer.

            A  Leased  Employee  shall  not be  considered  an  employee  of the recipient  Employer if: (a) such employee is covered by a money purchase pension plan providing:  (1) a nonintegrated  employer contribution rate of at least ten percent (10%) of  compensation,  as defined in Code Section  415(c)(3),  but for
Plan Years beginning  prior to January 1, 1998,  including  amounts  contributed pursuant  to  a  salary  reduction  agreement  which  are  excludable  from  the employee's  gross  income  under Code  Sections  125,  402(e)(3),  402(h)(1)(B),
403(b),  or for Plan  Years  beginning  on or after  January 1, 2001 (or as of a date,  no earlier  than  January 1, 1998,  as  specified  in an  addendum to the
Adoption Agreement),  132(0(4),  (2) immediate  participation,  and (3) full and immediate  vesting;  and (b) leased employees do not constitute more than twenty percent (20%) of the recipient Employer's nonhighly compensated workforce.

            1.40  "LIMITATION  YEAR"  means  the  determination  period  used to determine  Compensation.  However, the Employer may elect a different Limitation
Year in the  Adoption  Agreement  or by  adopting a written  resolution  to such effect.  All  qualified  plans  maintained  by the  Employer  must  use the same
Limitation Year. Furthermore, unless there is a change to a new Limitation Year, the Limitation Year will be a twelve (12) consecutive  month period. In the case of an initial  Limitation  Year,  the  Limitation  Year will be the twelve  (12)
consecutive  month period ending on the last day of the period  specified in the
Adoption

            Agreement (or written resolution). If the Limitation Year is amended to a different twelve (12) consecutive  month period,  the new "Limitation Year"
must begin on a date  within the  "Limitation  Year" in which the  amendment  is made.

            1.41 "NET  PROFIT"  means,  with  respect  to any Fiscal  Year,  the
Employer's net income or profit for such Fiscal Year  determined  upon the basis of the  Employer's  books of  account  in  accordance  with  generally  accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan and any other qualified plan.

            1.42 "NON-ELECTIVE  CONTRIBUTION" means the Employer's contributions
to  the  Plan  other  than  Elective  Deferrals,   any  Qualified   Non-Elective
Contributions  and  any  Qualified  Matching  Contributions.  Employer  matching contributions which are not Qualified Matching Contributions shall be considered a Non-Elective Contribution for purposes of the Plan.

            1.43 "NON-HIGHLY COMPENSATED  PARTICIPANT" means any Participant who is not a Highly Compensated  Employee.  However, if pursuant to Sections 12.4 or
12.6 the prior year testing  method is used to  calculate  the ADP or the ACP, a
Non-Highly  Compensated  Participant shall be determined using the definition of

                                       12

Highly Compensated Employee in effect for the preceding Plan Year.

            1.44 "NON-KEY  EMPLOYEE"  means any Employee or former Employee (and such Employee's or former  Employee's  Beneficiaries)  who is not, and has never been, a Key Employee.

            1.45 "NORMAL  RETIREMENT  AGE" means the age elected in the Adoption
Agreement at which time a Participant's  Account shall be nonforfeitable (if the
Participant is employed by the Employer on or after that date).

            1.46 "NORMAL RETIREMENT DATE" means the date elected in the Adoption
Agreement.

            1.47 "1-YEAR BREAK IN SERVICE"  means, if the Hour of Service Method is elected in the Adoption Agreement,  the applicable  computation period during which an Employee or former  Employee has not  completed  more than 500 Hours of
Service.  Further, solely for the purpose of determining whether an Employee has incurred a 1-Year Break in Service,  Hours of Service  shall be  recognized  for
"authorized  leaves of absence" and "maternity and paternity leaves of absence."
For this purpose,  Hours of Service shall be credited for the computation period in which the absence from work begins,  only if credit therefore is necessary to prevent the Employee from incurring a I-Year Break in Service,  or, in any other case, in the  immediately  following  computation  period.  The Hours of Service credited for a "maternity  or paternity  leave of absence"  shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8)
Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed the number of Hours of Service  needed to prevent the  Employee  from  incurring  a I-Year  Break in
Service.

            "Authorized leave of absence" means an unpaid,  temporary  cessation
from  active   employment   with  the  Employer   pursuant  to  an   established
nondiscriminatory  policy,  whether occasioned by illness,  military service, or any other reason.

            A "maternity  or paternity  leave of absence"  means an absence from work  for any  period  by  reason  of the  Employee's  pregnancy,  birth  of the
Employee's child,  placement of a child with the Employee in connection with the adoption of such child,  or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

            If the Elapsed Time Method is elected in the Adoption  Agreement,  a
"l-Year Break in Service" means a twelve (12) consecutive month period beginning on the severance from service date or any anniversary  thereof and ending on the next succeeding  anniversary of such date; provided,  however, that the Employee or former  Employee does not perform an Hour of Service for the Employer  during such twelve (12) consecutive month period.

            1.48  "OWNER-EMPLOYEE"  means a sole  proprietor who owns the entire interest  in the  Employer  or a  partner  (or  member  in the case of a limited liability  company treated as a partnership or sole  proprietorship  for federal income tax  purposes) who owns more than ten percent (10%) of either the capital interest or the profits  interest in the Employer  and who  receives  income for personal services from the Employer.

                                       13

            1.49 "PARTICIPANT" means any Eligible Employee who has satisfied the requirements  of Section  3.2 and has not for any reason  become  ineligible  to participate further in the Plan.

            1.50  "PARTICIPANT   DIRECTED  ACCOUNT"  means  that  portion  of  a
Participant's  interest in the Plan with  respect to which the  Participant  has directed the investment in accordance with the Participant Direction Procedures.

            1.51 "PARTICIPANT  DIRECTION  PROCEDURES"  means such  instructions, guidelines or policies,  the terms of which are incorporated herein, as shall be established  pursuant  to Section  4.10 and  observed by the  Administrator  and applied and provided to Participants who have Participant Directed Accounts.

            1.52  "PARTICIPANT'S  ACCOUNT"  means the  account  established  and maintained  by the  Administrator  for each  Participant  with  respect  to such
Participant's  total  interest  under the Plan resulting from (a) the Employer's contributions  in the case of a Profit  Sharing Plan or Money Purchase Plan, and
(b) the  Employer's  Non-Elective  Contributions  in the case of a 401(k) Profit
Sharing Plan.  Separate  accountings  shall be  maintained  with respect to that
portion  of  a  Participant's   Account   attributable   to  Employer   matching
contributions  and to  Employer  discretionary  contributions  made  pursuant to
Section 12.1(a)(3).

            1.53  "PARTICIPANT'S  COMBINED  ACCOUNT"  means the total  aggregate amount of a  Participant's  interest  under  the Plan  resulting  from  Employer contributions (including Elective Deferrals).

            1.54  "PARTICIPANT'S  ELECTIVE  DEFERRAL  ACCOUNT" means the account established  and  maintained  by the  Administrator  for each  Participant  with respect to such Participant's total interest in the Plan resulting from Elective
Deferrals.   Amounts  in  the   Participant's   Elective  Deferral  Account  are
nonforfeitable  when made and are subject to the  distribution  restrictions  of
Section 12.2(c).

            1.55 "PARTICIPANT'S  ROLLOVER ACCOUNT" means the account established and maintained by the  Administrator  for each  Participant with respect to such
Participant's  interest in the Plan  resulting  from  amounts  transferred  from another qualified plan or "conduit" Individual  Retirement Account in accordance with Section 4.6.

            1.56 "PARTICIPANT'S  TRANSFER ACCOUNT" means the account established and maintained by the  Administrator  for each  Participant  with respect to the total interest in the Plan resulting from amounts  transferred to this Plan from a direct plan-to-plan transfer in accordance with Section 4.7.

            1.57  "PERIOD  OF  SERVICE"  means  the  aggregate  of  all  periods commencing with an Employee's  first day of employment or reemployment  with the
Employer or an  Affiliated  Employer  and ending on the first day of a Period of
Severance.  The first day of  employment  or  reemployment  is the first day the
Employee  performs an Hour of Service.  An Employee  will also  receive  partial credit for any Period of Severance of less than twelve (12) consecutive  months.
Fractional periods of a year will be expressed in terms of days.

                                       14

            Periods of Service with any Affiliated Employer shall be recognized.
Furthermore,  Periods of Service with any  predecessor  employer that maintained this Plan shall be  recognized.  Periods of Service  with any other  predecessor employer shall be recognized as elected in the Adoption Agreement.

            In determining  Periods of Service for purposes of vesting under the
Plan,  Periods of Service will be excluded as elected in the Adoption  Agreement and as specified in Section 3.5.

            In the event the method of  crediting  service  is amended  from the
Hour of Service  Method to the Elapsed  Time  Method,  an Employee  will receive credit for a Period of Service consisting of:

               (a) A number of years  equal to the  number  of Years of  Service credited to the Employee  before the  computation  period during which the amendment occurs; and

               (b) The  greater  of (1) the  Periods  of  Service  that would be credited to the  Employee  under the  Elapsed  Time Method for service during the entire  computation  period in which the transfer occurs or
          (2) the service taken into account under the Hour of Service Method as of the date of the amendment.

            In addition, the Employee will receive credit for service subsequent to the  amendment  commencing  on the day after the last day of the  computation period in which the transfer occurs.

            1.58 "PERIOD OF SEVERANCE" means a continuous  period of time during which an Employee is not  employed by the  Employer.  Such period  begins on the date the Employee  retires,  quits or is discharged,  or if earlier,  the twelve
(12) month  anniversary  of the date on which the Employee was  otherwise  first absent from service.

            In the case of an individual  who is absent from work for "maternity or paternity" reasons, the twelve (12) consecutive month period beginning on the first  anniversary  of the first day of such absence shall not  constitute a one year Period of Severance.  For purposes of this paragraph,  an absence from work for  "maternity  or  paternity"  reasons  means an absence  (a) by reason of the pregnancy  of the  individual,  (b) by  reason  of the  birth  of a child of the individual,  (c) by reason of the  placement of a child with the  individual  in connection  with  the  adoption  of such  child by such  individual,  or (d) for purposes of caring for such child for a period beginning  immediately  following such birth or placement.

            1.59  "PLAN"  means  this  instrument  (hereinafter  referred  to as
Franklin Templeton Defined Contribution Services Defined Contribution Plan Basic
Plan  Document  #01) and the  Adoption  Agreement  as adopted  by the  Employer, including  all  amendments  thereto  and  any  addendum  which  is  specifically permitted pursuant to the terms of the Plan.

            1.60 "PLAN YEAR" means the Plan's  accounting  year as  specified in the Adoption Agreement. Unless there is a Short Plan Year, the Plan Year will be a twelve-consecutive month period.

            1.61  "PRE-RETIREMENT  SURVIVOR  ANNUITY" means an immediate annuity for the life of a Participant's  spouse,  the payments under which must be equal to the benefit  which can be provided with the  percentage,  as specified in the

                                       15

Adoption Agreement,  of the Participant's  Vested interest in the Plan as of the date of death. If no election is made in the Adoption Agreement,  the percentage shall be equal to fifty  percent  (50%).  Furthermore,  if less than one hundred percent  (100%)  of the  Participant's  Vested  interest  in the Plan is used to provide the Pre-Retirement  Survivor Annuity,  a proportionate  share of each of the Participant's accounts shall be used to provide the Pre-Retirement  Survivor
Annuity.

            1.62 "QUALIFIED  MATCHING  CONTRIBUTION" means any Employer matching contributions  that are made  pursuant to Sections  12.1(a)(2) if elected in the
Adoption Agreement, 12.5 and 12.7.

            1.63  "QUALIFIED  MATCHING  CONTRIBUTION  ACCOUNT" means the account established  hereunder to which Qualified Matching  Contributions are allocated.
Amounts in the Qualified Matching  Contribution  Account are nonforfeitable when made and are subject to the distribution restrictions of Section 12.2(c).

            1.64  "QUALIFIED  NON-ELECTIVE  CONTRIBUTION"  means the  Employer's contributions  to the Plan that are made  pursuant  to  Sections  12.1(a)(4)  if elected in the Adoption Agreement, 12.5 and 12.7.

            1.65 "QUALIFIED NON-ELECTIVE CONTRIBUTION ACCOUNT" means the account
established  hereunder  to  which  Qualified   Non-Elective   Contributions  are
allocated.  Amounts  in the  Qualified  Non-Elective  Contribution  Account  are
nonforfeitable  when made and are subject to the  distribution  restrictions  of
Section 12.2(c).

            1.66 "QUALIFIED VOLUNTARY EMPLOYEE  CONTRIBUTION  ACCOUNT" means the account established  hereunder to which a Participant's tax deductible qualified voluntary employee contributions made pursuant to Section 4.9 are allocated.

            1.67 "REGULATION" means the Income Tax Regulations as promulgated by the  Secretary of the Treasury or a delegate of the  Secretary of the  Treasury, and as amended from time to time.

            1.68   "RETIRED   PARTICIPANT"   means  a  person  who  has  been  a
Participant, but who has become entitled to retirement benefits under the Plan.

            1.69  "RETIREMENT  DATE"  means  the date as of which a  Participant retires for reasons  other than Total and  Permanent  Disability,  regardless of whether such retirement occurs on a Participant's  Normal Retirement Date, Early
Retirement Date or Late Retirement Date (see Section 6.1).

            1.70  "SELF-EMPLOYED  INDIVIDUAL" means an individual who has Earned
Income for the  taxable  year from the trade or  business  for which the Plan is established,  and,  also, an individual who would have had Earned Income but for the fact that the trade or business  had no net profits for the taxable  year. A
Self-Employed Individual shall be treated as an Employee.

            1.71  "SHAREHOLDER-EMPLOYEE"  means a  Participant  who  owns (or is deemed to own pursuant to Code Section 318(a)(1)) more than five percent (5%) of the Employer's  outstanding  capital stock during any year in which the Employer

                                       16

elected to be taxed as a Small Business  Corporation (S  Corporation)  under the applicable Code sections relating to Small Business Corporations.

            1.72  "SHORT  PLAN  YEAR"  means,   if  specified  in  the  Adoption
Agreement,  a Plan Year of less than a twelve (12) month  period.  If there is a
Short Plan Year, the following rules shall apply in the  administration  of this
Plan.  In  determining  whether an Employee has  completed a Year of Service (or
Period of  Service  if the  Elapsed  Time  Method is used) for  benefit  accrual purposes  in the Short Plan Year,  the number of the Hours of Service (or months of service if the Elapsed Time Method is used) required shall be proportionately reduced  based on the number of days (or  months)  in the Short  Plan Year.  The determination  of whether an Employee has completed a Year of Service (or Period of Service) for vesting and  eligibility  purposes  shall be made in  accordance with Department of Labor regulation 2530.203-2(c).  In addition, if this Plan is
integrated  with  Social   Security,   then  the  integration   level  shall  be
proportionately reduced based on the number of months in the Short Plan Year.

            1.73  "SUPER TOP HEAVY PLAN" means a plan which would be a Top Heavy
Plan if sixty  percent  (60%) is replaced  with ninety  percent (90%) in Section
9.2(a).  However,  effective as of the first Plan Year beginning  after December
31, 1999, no Plan shall be considered a Super Top Heavy Plan.

            1.74 "TAXABLE WAGE BASE" means,  with respect to any Plan Year,  the contribution  and benefit base under  Section 230 of the Social  Security Act at the beginning of such Plan Year.

            1.75  "TERMINATED  PARTICIPANT"  means  a  person  who  has  been  a
Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

            1.76 "TOP HEAVY PLAN" means a plan described in Section 9.2(a).

            1.77  "TOP  HEAVY  PLAN  YEAR"  means a Plan Year  commencing  after
December 31, 1983, during which the Plan is a Top Heavy Plan.

            1.78 "TOP-PAID  GROUP" shall be determined  pursuant to Code Section
414(q) and the Regulations thereunder and generally means the top twenty percent
(20%) of Employees who performed services for the Employer during the applicable year,  ranked  according  to the amount of 415  Compensation  received  from the
Employer during such year. All Affiliated  Employers shall be taken into account as a single  employer,  and Leased  Employees  shall be treated as  Employees if required pursuant to Code Section 414(n) or (o).  Employees who are non-resident aliens who  received no earned  income  (within the meaning of Code  Section 911
(d)(2)) from the Employer  constituting  United  States source income within the
meaning  of  Code  Section   861(a)(3)   shall  not  be  treated  as  Employees.
Furthermore,  for the purpose of determining  the number of active  Employees in any year, the following additional Employees may also be excluded, however, such
Employees  shall  still  be  considered  for  the  purpose  of  identifying  the particular Employees in the Top-Paid Group:

               (a) Employees with less than six (6) months of service;

                                       17

               (b) Employees who normally work less than 17 1/2 hours per week;

               (c) Employees who normally work less than six (6) months during a year; and

               (d) Employees who have not yet attained age twenty-one (21).

            In addition, if ninety percent (90%) or more of the Employees of the
Employer  are  covered  under  agreements  the  Secretary  of Labor  finds to be collective  bargaining  agreements  between  Employee  representatives  and  the
Employer,  and the Plan covers  only  Employees  who are not covered  under such agreements,  then Employees  covered by such  agreements  shall be excluded from both the total number of active Employees as well as from the  identification of particular Employees in the Top Paid Group.

            The foregoing  exclusions set forth in this Section shall be applied on a uniform and  consistent  basis for all  purposes for which the Code Section
414(q) definition is applicable.  Furthermore,  in applying such exclusions, the
Employer may substitute any lesser service, hours or age.

            1.79 "TOTAL AND PERMANENT  DISABILITY" means the inability to engage in any  substantial  gainful  activity by reason of any  medically  determinable physical or mental  impairment  that can be expected to result in death or which has lasted or can be expected to last for a  continuous  period of not less than twelve (12) months.  The  disability of a  Participant  shall be determined by a licensed  physician  chosen  by the  Administrator.  However,  if the  condition constitutes  total  disability  under the  federal  Social  Security  Acts,  the
Administrator may rely upon such  determination  that the Participant is Totally and Permanently  Disabled for the purposes of this Plan. The determination shall be applied uniformly to all Participants.

            1.80  "TRUSTEE"  means the  person or entity  named in the  Adoption
Agreement, or any successors thereto.

            If the sponsor of this prototype is a bank,  savings and loan, trust company, credit union or similar institution,  a person or entity other than the prototype  sponsor (or its affiliates or subsidiaries)  may not serve as Trustee without the written consent of the sponsor.

            1.81 "TRUST FUND" means the assets of the Plan and Trust as the same shall exist from time to time.

            1.82  "VALUATION  DATE"  means  the date or dates  specified  in the
Adoption  Agreement.  Regardless of any election to the contrary,  the Valuation
Date shall include the Anniversary  Date and may include any other date or dates deemed  necessary  or  appropriate  by the  Administrator  for the  valuation of
Participants'  Accounts during the Plan Year, which may include any day that the
Trustee,  any transfer  agent  appointed by the Trustee or the Employer,  or any stock exchange used by such agent, are open for business.

            1.83  "VESTED"  means  the  nonforfeitable  portion  of any  account maintained on behalf of a Participant.

                                       18

            1.84 "VOLUNTARY  CONTRIBUTION ACCOUNT" means the account established and maintained by the  Administrator  for each  Participant with respect to such
Participant's  total  interest  in the Plan  resulting  from  the  Participant's after-tax voluntary Employee contributions made pursuant to Section 4.7.

            Amounts    recharacterized    as   after-tax    voluntary   Employee
contributions  pursuant to Section 12.5 shall remain subject to the  limitations of Section 12.2.  Therefore,  a separate  accounting  shall be  maintained  with respect to that portion of the Voluntary  Contribution  Account  attributable to after-tax voluntary Employee contributions made pursuant to Section 4.8.

            1.85 "YEAR OF SERVICE" means the  computation  period of twelve (12)
consecutive months, herein set forth, and during which an Employee has completed at least  1,000 Hours of Service  (unless a lower  number of Hours of Service is specified in the Adoption Agreement).

            For  purposes  of  eligibility   for   participation,   the  initial
computation  period  shall  begin  with  the date on which  the  Employee  first performs  an  Hour  of  Service  (employment  commencement  date).  The  initial computation  period  beginning after a l-Year Break in Service shall be measured from the date on which an Employee  again  performs  an Hour of Service.  Unless otherwise elected in the Adoption Agreement,  the succeeding computation periods shall begin on the anniversary of the Employee's  employment  commencement date.
However,  unless otherwise elected in the Adoption Agreement, if one (1) Year of
Service or less is required as a condition of eligibility,  then the computation period after the initial computation period shall shift to the current Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service,  and subsequent  computation periods shall be the Plan Year.
If there is a shift to the Plan  Year,  an  Employee  who is  credited  with the number of Hours of  Service  to be  credited  with a Year of Service in both the initial  eligibility  computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period  will  be  credited  with  two (2)  Years  of  Service  for  purposes  of eligibility to participate.

            If  two  (2)  Years  of  Service  are  required  as a  condition  of eligibility, a Participant will only have completed two (2) Years of Service for eligibility  purposes  upon  completing  two (2)  consecutive  Years of  Service without an intervening 1Year Break-in-Service.

            For  vesting  purposes,  and all  other  purposes  not  specifically addressed in this Section, the computation period shall be the period elected in the Adoption Agreement.  If no election is made in the Adoption  Agreement,  the computation period shall be the Plan Year.

            In  determining  Years of Service for purposes of vesting  under the
Plan, Years of Service will be excluded as elected in the Adoption Agreement and as specified in Section 3.5.

            Years of  Service  and  I-Year  Breaks in  Service  for  eligibility purposes will be measured on the same eligibility  computation period.  Years of
Service and I-Year  Breaks in Service for vesting  purposes  will be measured on the same vesting computation period.

            Years of Service with any  Affiliated  Employer shall be recognized.
Furthermore, Years of Service with any predecessor employer that maintained this

                                       19

Plan shall be recognized.  Years of Service with any other predecessor  employer shall be recognized as elected in the Adoption Agreement.

            In the event the method of  crediting  service  is amended  from the
Elapsed  Time Method to the Hour of Service  Method,  an Employee  will  receive credit for Years of Service equal to:

               (a) The number of Years of Service  equal to the number of I-year
          Periods  of Service  credited  to the  Employee  as of the date of the amendment; and

               (b) In the  computation  period  which  includes  the date of the amendment,  a number of Hours of  Service  (using the Hours of Service
          equivalency   method  elected  in  the  Adoption   Agreement)  to  any
          fractional  part of a year credited to the Employee under this Section as of the date of the amendment.

                                   ARTICLE II
                                 ADMINISTRATION

            2.1 POWERS AND RESPONSIBILITIES OF THE EMPLOYER

               (a)  In  addition  to the  general  powers  and  responsibilities otherwise  provided for in this Plan,  the Employer shall be empowered to appoint and remove the Trustee and the  Administrator  from time to time as it deems necessary for the proper  administration  of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their  Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint  counsel, specialists,  advisers,  agents (including any nonfiduciary agent) and other  persons  as  the  Employer  deems  necessary  or  desirable  in connection with the exercise of its fiduciary  duties under this Plan.
          The Employer may compensate such agents or advisers from the assets of the  Plan as  fiduciary  expenses  (but  not  including  any  business
          (settler)  expenses  of the  Employer),  to the extent not paid by the
          Employer.

               (b) The Employer shall  establish a "funding  policy and method,"
          i.e.,  it shall  determine  whether  the Plan has a short run need for liquidity  (e.g., to pay benefits) or whether  liquidity is a long run goal and  investment  growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. If the Trustee has
          discretionary   authority,   the  Employer  or  its   delegate   shall
          communicate such needs and goals to the Trustee,  who shall coordinate such Plan needs with its investment  policy. The communication of such a  "funding  policy  and  method"  shall not,  however,  constitute  a directive to the Trustee as to the investment of the Trust Funds. Such
          "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

               (c) The  Employer  may  appoint,  at its  option,  an  Investment
          Manager,  investment  adviser,  or other agent to provide direction to the  Trustee  with  respect  to any or all of the  Plan  assets.  Such appointment  shall be  given  by the  Employer  in  writing  in a form acceptable  to the Trustee and shall  specifically  identify  the Plan assets  with  respect to which the  Investment  Manager or other agent shall have the authority to direct the investment.

                                       20

               (d) The Employer shall periodically review the performance of any
          Fiduciary  or other  person  to whom  duties  have been  delegated  or allocated  by it under  the  provisions  of this Plan or  pursuant  to procedures established hereunder. This requirement may be satisfied by formal  periodic  review  by the  Employer  or by a  qualified  person specifically  designated by the Employer,  through  day-to-day conduct and evaluation, or through other appropriate ways.

            2.2 DESIGNATION OF ADMINISTRATIVE AUTHORITY

            The Employer may appoint one or more Administrators. If the Employer does not appoint an Administrator,  the Employer will be the Administrator.  Any person,  including,  but not limited to, the Employees of the Employer, shall be eligible to serve as an  Administrator.  Any person so appointed  shall  signify acceptance by filing written acceptance with the Employer.  An Administrator may resign by delivering a written  resignation to the Employer or be removed by the
Employer  by delivery  of written  notice of  removal,  to take effect at a date specified  therein,  or  upon  delivery  to  the  Administrator  if no  date  is specified. Upon the resignation or removal of an Administrator, the Employer may designate in writing a successor to this position.

            2.3 ALLOCATION AND DELEGATION OF RESPONSIBILITIES

            If  more  than  one  person  is  appointed  as  Administrator,   the
responsibilities  of each  Administrator  may be  specified  by the Employer and accepted in writing by each Administrator.  In the event that no such delegation is made by the Employer,  the Administrators  may allocate the  responsibilities among themselves,  in which event the  Administrators  shall notify the Employer and the Trustee in writing of such action and  specify the  responsibilities  of each  Administrator.  The  Trustee  thereafter  shall  accept  and rely upon any documents  executed  by the  appropriate  Administrator  until  such time as the
Employer or the  Administrators  file with the Trustee a written  revocation  of such designation.

            2.4 POWERS AND DUTIES OF THE ADMINISTRATOR

            The primary responsibility of the Administrator is to administer the
Plan for the  exclusive  benefit of the  Participants  and their  Beneficiaries, subject to the specific terms of the Plan. The  Administrator  shall  administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and determine all questions arising in connection with the administration,  interpretation,  and application of the Plan. Benefits under this Plan will be paid only if the Administrator decides in its discretion that  the  applicant  is  entitled  to  them.  Any  such  determination  by  the
Administrator   shall  be   conclusive   and  binding  upon  all  persons.   The
Administrator  may  establish   procedures,   correct  any  defect,  supply  any
information, or reconcile any inconsistency in such manner and to such extent as shall be deemed  necessary  or  advisable  to carry out the purpose of the Plan;
provided,  however,  that any procedure,  discretionary  act,  interpretation or construction  shall be done in a  nondiscriminatory  manner  based upon  uniform principles consistently applied and shall be consistent with the intent that the
Plan  continue  to be deemed a  qualified  plan under the terms of Code  Section
401(a),  and shall comply with the terms of the Act and all  regulations  issued
pursuant  thereto.   The  Administrator  shall  have  all  powers  necessary  or appropriate to accomplish its duties under this Plan.

                                       21

            The  Administrator  shall be charged  with the duties of the general administration  of the Plan and the powers necessary to carry out such duties as set forth  under  the terms of the Plan,  including,  but not  limited  to,  the following:

               (a) the  discretion to determine  all  questions  relating to the eligibility  of an Employee  to  participate  or remain a  Participant hereunder and to receive benefits under the Plan;

               (b) the  authority  to review and settle all claims  against  the
          Plan,   including  claims  where  the  settlement   amount  cannot  be
          calculated or is not calculated in accordance  with the Plan's benefit formula.  This authority  specifically  permits the  Administrator  to settle,  in compromise  fashion,  disputed claims for benefits and any other disputed claims made against the Plan;

               (c) to compute,  certify,  and direct the Trustee with respect to the amount and the kind of benefits to which any Participant  shall be entitled hereunder;

               (d) to  authorize  and direct  the  Trustee  with  respect to all discretionary or otherwise directed disbursements from the Trust Fund;

               (e) to maintain all necessary  records for the  administration of the Plan;

               (f) to  interpret  the  provisions  of the  Plan  and to make and publish such rules for regulation of the Plan that are consistent with the terms hereof,

               (g)  to  determine  the  size  and  type  of any  Contract  to be purchased  from any Insurer,  and to designate  the Insurer from which such Contract shall be purchased;

               (h) to compute  and  certify to the  Employer  and to the Trustee from  time to time the  sums of money  necessary  or  desirable  to be contributed to the Plan;

               (i) to consult with the Employer  and the Trustee  regarding  the short  and  long-term  liquidity  needs of the Plan in order  that the
          Trustee can exercise  any  investment  discretion  (if the Trustee has
          such  discretion),   in  a  manner  designed  to  accomplish  specific
          objectives;

               (j)  to  prepare  and   implement  a  procedure   for   notifying
          Participants  and  Beneficiaries  of their  rights to elect  Joint and
          Survivor Annuities and  Pre-Retirement  Survivor Annuities if required by the Plan, Code and Regulations thereunder;

               (k) to assist Participants  regarding their rights,  benefits, or elections available under the Plan;

               (l) to act as the named Fiduciary  responsible for  communicating with  Participants  as needed to  maintain  Plan  compliance  with Act
          Section  404(c) (if the  Employer  intends to comply  with Act Section
          404(c)) including, but not limited to, the receipt and transmission of
          Participants'  directions as to the investment of their accounts under the Plan and the formation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to

                                       22

          the investment of their accounts; and

               (m) to determine  the validity  of, and take  appropriate  action with respect to, any qualified  domestic  relations  order received by
          it.

            2.5 RECORDS AND REPORTS

            The Administrator shall keep a record of all actions taken and shall keep all other books of account,  records,  and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal  Revenue  Service,  Department of Labor,
Participants, Beneficiaries and others as required by law.

            2.6 APPOINTMENT OF ADVISERS

            The Administrator may appoint counsel, specialists, advisers, agents
(including  nonfiduciary  agents) and other persons as the  Administrator  deems necessary or  desirable  in  connection  with the  administration  of this Plan,
including   but  not  limited  to  agents  and   advisers  to  assist  with  the
administration  and management of the Plan,  and thereby to provide,  among such other duties as the Administrator may appoint,  assistance with maintaining Plan records and the providing of  investment  information  to the Plan's  investment fiduciaries and, if applicable, to Plan Participants.

            2.7 INFORMATION FROM EMPLOYER

            The  Employer  shall  supply  full  and  timely  information  to the
Administrator on all pertinent facts as the  Administrator  may require in order to perform  its  functions  hereunder  and the  Administrator  shall  advise the
Trustee of such of the  foregoing  facts as may be  pertinent  to the  Trustee's duties under the Plan. The  Administrator  may rely upon such  information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

            2.8 PAYMENT OF EXPENSES

            All  expenses  of  administration  may be paid out of the Trust Fund unless paid by the Employer.  Such expenses shall include any expenses  incident to the functioning of the  Administrator,  or any person or persons  retained or appointed by any Named Fiduciary  incident to the exercise of their duties under the  Plan,  including,  but  not  limited  to,  fees  of  accountants,  counsel,
Investment  Managers,  agents (including  nonfiduciary agents) appointed for the
purpose  of  assisting  the   Administrator  or  Trustee  in  carrying  out  the
instructions of Participants as to the directed investment of their accounts (if permitted)  and  other  specialists  and  their  agents,  the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan.
Until paid, the expenses shall constitute a liability of the Trust Fund.

            2.9 MAJORITY ACTIONS

            Except  where  there  has  been  an  allocation  and  delegation  of administrative  authority  pursuant  to Section  2.3,  if there is more than one
Administrator,  then  they  shall act by a  majority  of their  number,  but may authorize one or more of them to sign all papers on their behalf.

                                       23

            2.10 CLAIMS PROCEDURE

            Claims for benefits  under the Plan may be filed in writing with the
Administrator.  Written notice of the  disposition of a claim shall be furnished to the claimant  within ninety (90) days after the application is filed, or such period as is required by applicable  law or Department of Labor  regulation.  In the event the claim is denied,  the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent  provisions of the Plan shall be cited,  and,  where  appropriate,  an explanation  as to how the claimant  can perfect the claim will be provided.  In addition,  the claimant  shall be furnished  with an  explanation  of the Plan's claims review procedure.

            2.11 CLAIMS REVIEW PROCEDURE

            Any Employee,  former  Employee,  or Beneficiary of either,  who has been denied a benefit by a decision of the Administrator  pursuant to Section 2.
10 shall be entitled to request the Administrator to give further  consideration to the claim by filing with the  Administrator  a written request for a hearing.
Such request,  together with a written statement of the reasons why the claimant believes such claim should be allowed,  shall be filed with the Administrator no later than sixty (60) days after  receipt of the written  notification  provided for in Section 2.10. The  Administrator  shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other  representative  of such claimant's  choosing and expense and at which the claimant  shall have an  opportunity to submit written and oral evidence and arguments  in support of the claim.  At the hearing (or prior  thereto upon five
(5)  business  days  written  notice to the  Administrator)  the claimant or the claimant's  representative  shall have an opportunity to review all documents in the  possession of the  Administrator  which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter  to attend the  hearing and record the  proceedings.  In such event,  a complete  written  transcript  of the  proceedings  shall be  furnished  to both parties by the court  reporter.  The full expense of any such court reporter and such  transcripts  shall be borne by the party  causing  the court  reporter  to attend the hearing.  A final  decision as to the allowance of the claim shall be made by the  Administrator  within  sixty  (60) days of  receipt  of the  appeal
(unless  there  has  been  an  extension  of  sixty  (60)  days  due to  special circumstances,  provided the delay and the special circumstances  occasioning it are  communicated  to the  claimant  within  the sixty  (60) day  period).  Such communication  shall be written in a manner  calculated  to be understood by the claimant  and shall  include  specific  reasons for the  decision  and  specific references  to the  pertinent  Plan  provisions  on which the decision is based.
Notwithstanding  the preceding,  to the extent any of the time periods specified in this Section are amended by law or Department of Labor  regulation,  then the time frames specified  herein shall  automatically be changed in accordance with such law or regulation.

            If the Administrator, pursuant to the claims review procedure, makes a final written  determination  denying a Participant's or Beneficiary's benefit claim,  then in order to preserve the claim, the Participant or Beneficiary must file an action  with  respect  to the denied  claim not later  than one  hundred eighty (180) days following the date of the Administrator's final determination.

                                       24

                                  ARTICLE III
                             ARTICLE III ELIGIBILITY

            3.1 CONDITIONS OF ELIGIBILITY

            Any Eligible Employee shall be eligible to participate  hereunder on the date such Employee has satisfied the  conditions of  eligibility  elected in the Adoption Agreement.

            3.2 EFFECTIVE DATE OF PARTICIPATION

            An Eligible Employee who has satisfied the conditions of eligibility pursuant  to Section 3.1 shall  become a  Participant  effective  as of the date elected in the  Adoption  Agreement.  If said  Employee is not  employed on such date, but is reemployed before a 1-Year Break in Service has occurred, then such
Employee  shall become a Participant on the date of  reemployment  or, if later, the  date  that the  Employee  would  have  otherwise  entered  the Plan had the
Employee not terminated employment.

            Unless specifically provided otherwise in the Adoption Agreement, an
Eligible Employee who satisfies the Plan's eligibility requirement conditions by reason of  recognition  of service  with a  predecessor  employer  will become a
Participant as of the day the Plan credits  service with a predecessor  employer or, if later,  the date the Employee would have  otherwise  entered the Plan had the service with the predecessor employer been service with the Employer.

            If  an  Employee,   who  has   satisfied   the  Plan's   eligibility
requirements  and would  otherwise  have become a  Participant,  shall go from a classification of a noneligible Employee to an Eligible Employee,  such Employee shall  become a  Participant  on the date  such  Employee  becomes  an  Eligible
Employee or, if later,  the date that the Employee would have otherwise  entered the Plan had the Employee always been an Eligible Employee.

            If  an  Employee,   who  has   satisfied   the  Plan's   eligibility
requirements  and  would  otherwise  become  a  Participant,  shall  go  from  a classification of an Eligible Employee to a noneligible class of Employees, such
Employee  shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the 3.5

            Employee  would have  otherwise  entered  the Plan had the  Employee always been an Eligible  Employee.  However,  if such  Employee  incurs a 1-Year
Break in  Service,  eligibility  will be  determined  under the Break in Service rules set forth in Section 3.5.

            3.3 DETERMINATION OF ELIGIBILITY

            The  Administrator  shall determine the eligibility of each Employee for participation in the Plan based upon information  furnished by the Employer.
Such determination  shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such  determination  shall be subject to review pursuant to Section 2.11.

                                       25

            3.4 TERMINATION OF ELIGIBILITY

            In the  event a  Participant  shall go from a  classification  of an
Eligible  Employee to an  ineligible  Employee,  such Former  Participant  shall continue to vest in the Plan for each Year of Service (or Period of Service,  if the Elapsed Time Method is used) completed while an ineligible  Employee,  until such time as the Participant's  Account is forfeited or distributed  pursuant to the terms of the Plan.  Additionally,  the Former Participant's  interest in the
Plan  shall  continue  to share in the  earnings  of the Trust  Fund in the same manner as Participants.

            3.5 REHIRED EMPLOYEES AND BREAKS IN SERVICE

               (a)  If any  Participant  becomes  a  Former  Participant  due to severance from  employment  with the Employer and is reemployed by the
          Employer  before  a  I-Year  Break  in  Service  occurs,   the  Former
          Participant shall become a Participant as of the reemployment date.

               (b)  If any  Participant  becomes  a  Former  Participant  due to severance from employment with the Employer and is reemployed  after a
          1-Year Break in Service has occurred,  Years of Service (or Periods of
          Service if the Elapsed Time Method is being used) shall  include Years of Service (or Periods of Service if the Elapsed  Time Method is being used) prior to the 1-Year  Break in Service  subject to the  following rules:

               (1) In the case of a Former  Participant  who under the Plan does not  have a  nonforfeitable  right  to any  interest  in the Plan resulting  from  Employer  contributions,  Years of  Service  (or
               Periods of Service)  before a period of 1-Year  Breaks in Service will not be taken  into  account  if the  number  of  consecutive
               1-Year  Breaks in Service  equals or exceeds  the  greater of (A)
               five  (5) or (B) the  aggregate  number  of  pre-break  Years  of
               Service (or Periods of Service).  Such aggregate  number of Years of Service (or Periods of Service)  will not include any Years of
               Service (or Periods of Service)  disregarded  under the preceding sentence by reason of prior 1-Year Breaks in Service;

               (2) A Former  Participant  who has not had Years of  Service  (or
               Periods of Service) before a 1-Year Break in Service  disregarded pursuant to (1) above,  shall  participate  in the Plan as of the date of  reemployment,  or if  later,  as of the date the  Former
               Participant  would  otherwise enter the Plan pursuant to Sections
               3.1 and 3.2 taking into account all service not disregarded.

               (c) After a Former  Participant  who has severed  employment with the Employer incurs five (5) consecutive I-Year Breaks in Service, the
          Vested portion of such Former  Participant's  Account  attributable to pre-break  service  shall not be increased  as a result of  post-break service.  In  such  case,  separate  accounts  will be  maintained  as follows:

               (1) one  account  for  nonforfeitable  benefits  attributable  to pre-break service; and

                                       26

               (2) one account  representing the Participant's  Employer-derived account balance in the Plan attributable to post-break service.

               (d)  If any  Participant  becomes  a  Former  Participant  due to severance of  employment  with the Employer and is  reemployed  by the
          Employer  before five (5)  consecutive  1-Year Breaks in Service,  and such Former  Participant  had  received a  distribution  of the entire
          Vested  interest  prior to  reemployment,  then the forfeited  account shall be  reinstated  only if the Former  Participant  repays the full amount which had been distributed.  Such repayment must be made before the  earlier  of five (5)  years  after  the  first  date on which the
          Participant is subsequently reemployed by the Employer or the close of the first  period of five (5)  consecutive  I-Year  Breaks in  Service commencing after the  distribution.  If a distribution  occurs for any reason other than a severance of  employment,  the time for  repayment
          may  not  end   earlier   than  five  (5)  years  after  the  date  of
          distribution.  In the event the Former Participant does repay the full
          amount  distributed,   the  undistributed  forfeited  portion  of  the
          Participant's  Account  must be  restored in full,  unadjusted  by any gains or losses  occurring  subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is  insufficient,  then the Employer will  contribute an amount which is sufficient to restore the Participant's Account, provided,  however, that if a discretionary contribution  is made for such year, such  contribution  will first be applied  to  restore  any such  accounts  and the  remainder  shall be allocated in  accordance  with the terms of the Plan.  If a non-Vested
          Former Participant was deemed to have received a distribution and such
          Former  Participant  is  reemployed  by the  Employer  before five (5)
          consecutive  1-Year Breaks in Service,  then such  Participant will be deemed  to have  repaid  the  deemed  distribution  as of the  date of reemployment.

            3.6 ELECTION NOT TO PARTICIPATE

            An Employee  may,  subject to the  approval of the  Employer,  elect voluntarily not to participate in the Plan. The election not to participate must be irrevocable and communicated to the Employer, in writing, within a reasonable period of time before the  beginning  of the first Plan Year.  For  standardized
Plans, a Participant or an Eligible Employee may not elect not to participate.

            3.7 CONTROL OF ENTITIES BY OWNER-EMPLOYEE

            Effective  with respect to Plan Years  beginning  after December 31,
1996,  if  this  Plan  provides  contributions  or  benefits  for  one  or  more
Owner-Employees, the contributions on behalf of any Owner-Employee shall be made only with respect to the Earned Income for such Owner-Employee  which is derived from the trade or business with respect to which such Plan is established.

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

            4.1 FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

               (a) For a Money Purchase Plan:

                                       27

               (1) The Employer will make  contributions on the following basis.
               On behalf of each  Participant  eligible to share in allocations, for each year of such  Participant's  participation in this Plan, the Employer will  contribute  the amount elected in the Adoption
               Agreement.  All  contributions  by the  Employer  will be made in cash. In the event a funding waiver is obtained,  this Plan shall be deemed to be an individually designed plan.

               (2)  Notwithstanding  the foregoing,  with respect to an Employer which is not a tax-exempt entity, the Employer's contribution for any Fiscal Year shall not exceed the maximum amount  allowable as a deduction to the Employer  under the provisions of Code Section
               404.  However,  to the extent  necessary to provide the top heavy minimum allocations,  the Employer shall make a contribution even if it exceeds the amount that is  deductible  under Code  Section
               404.

               (b) For a Profit Sharing Plan:

               (1) For each Plan Year,  the Employer may (or will in the case of a  Prevailing  Wage  contribution)  contribute  to the Plan  such amount as elected by the Employer in the Adoption Agreement.

               (2)  Additionally,  the Employer will  contribute to the Plan the amount  necessary,  if any,  to  provide  the top  heavy  minimum allocations, even if it exceeds current or accumulated Net Profit or the amount that is deductible under Code Section 404.

            4.2 TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

            Unless otherwise  provided by contract or law, the Employer may make its  contribution  to the Plan for a  particular  Plan  Year at such time as the
Employer,  in  its  sole  discretion,   determines.  If  the  Employer  makes  a
contribution  for a particular  Plan Year after the close of that Plan Year, the
Employer  will  designate  to the  Administrator  the Plan  Year for  which  the
Employer is making its contribution.

            4.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

               (a) The Administrator  shall establish and maintain an account in the name of each Participant to which the  Administrator  shall credit as of each  Anniversary  Date, or other  Valuation  Date,  all amounts allocated to each such Participant as set forth herein.

               (b)  The  Employer  shall  provide  the  Administrator  with  all information  required by the Administrator to make a proper allocation of the Employer's  contribution,  if any, for each Plan Year. Within a
          reasonable   period  of  time   after  the  date  of  receipt  by  the
          Administrator of such information,  the  Administrator  shall allocate any contributions as follows:

               (1) For a Money  Purchase Plan (other than a Money  Purchase Plan which is integrated by allocation):

                                       28

                    (i) The Employer's  contribution  shall be allocated to each
                    Participant's Account in the manner set forth in Section 4.1 herein and as specified in the Adoption Agreement.

                    (ii)  However,  regardless of the  preceding,  a Participant shall only be  eligible to share in the  allocations  of the
                    Employer's  contribution  for the year if the conditions set forth in the Adoption Agreement are satisfied,  unless a top heavy  contribution is required  pursuant to Section 4.3(f).
                    If no election  is made in the  Adoption  Agreement,  then a
                    Participant  shall be eligible to share in the allocation of the Employer's  contribution for the year if the Participant completes  more than five hundred (500) Hours of Service (or three (3) Months of Service if the  Elapsed  Time  method is chosen in the  Adoption  Agreement)  during the Plan Year or
                    who  is   employed  on  the  last  day  of  the  Plan  Year.
                    Furthermore,  with  respect to a  non-standardized  Adoption
                    Agreement,  regardless  of  any  election  in  the  Adoption
                    Agreement to the  contrary,  for the Plan Year in which this
                    Plan  terminates,  a  Participant  shall only be eligible to share in the allocation of the Employer's  contributions for the Plan Year if the  Participant  is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed Time Method is elected).

               (2) For an integrated  Profit Sharing Plan  allocation or a Money
               Purchase Plan which is integrated by allocation:

                    (i)  Except as  provided  in  Section  4.3(f)  for top heavy purposes  and subject to the  "Overall  Permitted  Disparity
                    Limits," the Employer's  contribution  shall be allocated to each Participant's  Account in a dollar amount equal to 5.7%
                    of the sum of each  Participant's  Compensation  plus Excess
                    Compensation.  If the  Employer  does  not  contribute  such amount  for  all  Participants,  each  Participant  will  be allocated a share of the contribution in the same proportion
                    that  each  such  Participant's   Compensation  plus  Excess
                    Compensation   for  the  Plan   Year   bears  to  the  total
                    Compensation  plus  the  total  Excess  Compensation  of all
                    Participants  for  that  year.  However,  in the case of any
                    Participant  who  has  exceeded  the  "Cumulative  Permitted
                    Disparity Limit," the allocation set forth in this paragraph shall  be based on such  Participant's  Compensation  rather than Compensation plus Excess Compensation.

                    Regardless of the preceding,  4.3% shall be substituted  for
                    5.7% above if Excess  Compensation is based on more than 20%
                    and less than or equal to 80% of the Taxable  Wage Base.  If
                    Excess Compensation is based on less than 100% and more than
                    80% of the Taxable Wage Base, then 5.4% shall be substituted for 5.7% above.

                    (ii) The  balance of the  Employer's  contribution  over the amount  allocated  above, if any, shall be allocated to each
                    Participant's  Account in the same proportion that each such

                                       29

                    Participant's  Compensation  for the Year bears to the total
                    Compensation of all Participants for such year.

                    (iii) However,  regardless of the  preceding,  a Participant shall only be  eligible to share in the  allocations  of the
                    Employer's  Contribution  for the year if the conditions set forth in the  Adoption  Agreement  are  satisfied,  unless a contribution is required  pursuant to Section 4.3(f).  If no
                    election  is  made  in  the  Adoption   Agreement,   then  a
                    Participant  shall be eligible to share in the allocation of the Employer's  contribution for the year if the Participant completes  more than five hundred (500) Hours of Service (or three (3) Months of Service if the  Elapsed  Time  method is chosen in the  Adoption  Agreement)  during the Plan Year or
                    who  is   employed  on  the  last  day  of  the  Plan  Year.
                    Furthermore,  with  respect to a  non-standardized  Adoption
                    Agreement,  regardless  of  any  election  in  the  Adoption
                    Agreement to the  contrary,  for the Plan Year in which this
                    Plan  terminates,  a  Participant  shall only be eligible to share in the allocation of the Employer's  contributions for the Plan Year if the  Participant  is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed Time Method is elected).

               (3) For a Profit  Sharing Plan with a  non-integrated  allocation formula or a Prevailing Wage contribution:

                    (i) The Employer's  contribution  shall be allocated to each
                    Participant's  Account  in  accordance  with the  allocation method elected in the Adoption Agreement.

                    (ii)  However,  regardless of the  preceding,  a Participant shall only be  eligible to share in the  allocations  of the
                    Employer's  contribution  for the year if the conditions set forth in the Adoption Agreement are satisfied,  unless a top heavy  contribution is required  pursuant to Section 4.3(f).
                    If no election  is made in the  Adoption  Agreement,  then a
                    Participant  shall be eligible to share in the allocation of the Employer's  contribution for the year if the Participant completes  more than five hundred (500) Hours of Service (or three (3) Months of Service if the  Elapsed  Time  method is chosen in the  Adoption  Agreement)  during the Plan Year or
                    who  is   employed  on  the  last  day  of  the  Plan  Year.
                    Furthermore,  with  respect to a  non-standardized  Adoption
                    Agreement,  regardless  of  any  election  in  the  Adoption
                    Agreement to the  contrary,  for the Plan Year in which this
                    Plan  terminates,  a  Participant  shall only be eligible to share in the allocation of the Employer's  contributions for the Plan Year if the  Participant  is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed Time Method is elected).

               (4) "Overall Permitted Disparity Limits":

                                       30

               "Annual Overall Permitted  Disparity Limit":  Notwithstanding the
               preceding  paragraphs,  if in any Plan Year this Plan  "benefits"
               any  Participant who "benefits"  under another  qualified plan or simplified  employee pension,  as defined in Code Section 408(k), maintained  by the Employer  that either  provides for or imputes
               permitted  disparity  (integrates),   then  such  plans  will  be
               considered  to be one plan and will be  considered to comply with the  permitted  disparity  rules if the  extent of the  permitted disparity of all such plans does not exceed 100%. For purposes of the preceding sentence,  the extent of the permitted disparity of a plan is the ratio, expressed as a percentage,  which the actual benefits,  benefit rate,  offset rate,  or employer  contribution rate,  whatever  is  applicable  under  the  Plan,  bears  to the limitation  under Code Section  401(1)  applicable  to such Plan.
               Notwithstanding  the foregoing,  if the Employer maintains two or more  standardized  paired  plans,  only one plan may provide for permitted disparity.

               "Cumulative   Permitted  Disparity  Limit":  With  respect  to  a
               Participant  who  "benefits" or "has  benefited"  under a defined benefit or target  benefit plan of the  Employer,  effective  for
               Plan Years  beginning on or after January 1, 1994, the cumulative permitted disparity limit for the Participant is thirty five (35)
               total  cumulative  permitted  disparity  years.  Total cumulative permitted  disparity  years means the number of years credited to the  Participant  for  allocation or accrual  purposes  under the
               Plan,  any other  qualified plan or simplified  employee  pension plan (whether or not terminated) ever maintained by the Employer,
               while  such  plan  either  provides  for  or  imputes   permitted
               disparity.   For  purposes  of  determining   the   Participant's
               cumulative  permitted  disparity  limit,  all years ending in the same  calendar  year  are  treated  as  the  same  year.  If  the
               Participant has not "benefited" under a defined benefit or target benefit plan which  neither  provides  for nor imputes  permitted disparity  for any year  beginning  on or after  January 1, 1994, then such Participant has no cumulative disparity limit.

               For purposes of this Section, "benefiting" means benefiting under the Plan for any Plan Year during which a Participant received or is deemed to receive an allocation in accordance  with Regulation
               1.410(b)-3(a).

               (c) Except as otherwise  elected in the Adoption  Agreement or as provided  in  Section  4.  10 with  respect  to  Participant  Directed
          Accounts, as of each Valuation Date, before allocation of any Employer
          contributions   and   Forfeitures,   any   earnings   or  losses  (net
          appreciation  or net  depreciation)  of the Trust Fund  (exclusive  of assets  segregated  for  distribution)  shall be allocated in the same
          proportion   that  each   Participant's   and   Former   Participant's
          nonsegregated  accounts  bear to the  total of all  Participants'  and
          Former  Participants'  nonsegregated  accounts as of such date. If any nonsegregated  account of a Participant has been distributed  prior to the  Valuation  Date  subsequent  to a  Participant's  termination  of employment, no earnings or losses shall be credited to such account.

                                       31

               (d) Participants'  Accounts shall be debited for any insurance or annuity  premiums  paid,  if any, and credited  with any  dividends or interest received on Contracts.

               (e) On or before each Anniversary  Date, any amounts which became
          Forfeitures  since the last  Anniversary Date may be made available to
          reinstate    previously   forfeited   account   balances   of   Former
          Participants,  if any, in  accordance  with Section  3.5(d) or used to satisfy any contribution that may be required pursuant to Section 6.9.
          The remaining Forfeitures, if any, shall be treated in accordance with the  Adoption  Agreement.  If no  election  is  made  in the  Adoption
          Agreement, any remaining Forfeitures will be used to reduce any future
          Employer  contributions  under the Plan. However, if the Plan provides for an integrated  allocation,  then any remaining Forfeitures will be added to the Employer's  contributions  under the Plan.  Regardless of the preceding  sentences,  in the event the  allocation of Forfeitures provided  herein  shall  cause the "Annual  Additions"  (as defined in
          Section  4.4)  to any  Participant's  Account  to  exceed  the  amount allowable by the Code, an adjustment  shall be made in accordance with
          Section 4.5. Except,  however, a Participant shall only be eligible to share in the allocations of Forfeitures for the year if the conditions set forth in the Adoption Agreement are satisfied,  unless a top heavy contribution is required pursuant to Section 4.3(f). If no election is made in the Adoption  Agreement,  then a Participant shall be eligible to share in the allocation of the Employer's contribution for the year if the  Participant  completes  more than five hundred  (500) Hours of
          Service (or three (3) Months of Service if the Elapsed  Time method is chosen  in the  Adoption  Agreement)  during  the Plan  Year or who is employed on the last day of the Plan Year.

               (f)  Minimum  Allocations  Required  for Top  Heavy  Plan  Years:
          Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of
          the  Employer's   contributions  and  Forfeitures   allocated  to  the
          Participant's Combined Account of each Non-Key Employee shall be equal to at  least  three  percent  (3%)  of  such  Non-Key  Employee's  415
          Compensation  (reduced  by  contributions  and  forfeitures,  if  any, allocated to each Non-Key  Employee in any defined  contribution  plan included with this Plan in a "required  aggregation group" (as defined in  Section  9.2(f)).  However,  if (i)  the  sum  of  the  Employer's
          contributions and Forfeitures allocated to the Participant's  Combined
          Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key  Employee's 415  Compensation  and (ii)
          this Plan is not  required to be  included in a "required  aggregation group" (as defined in Section 9.2(f)) to enable a defined benefit plan to meet the requirements of Code Section  401(a)(4) or 410, the sum of
          the  Employer's   contributions  and  Forfeitures   allocated  to  the
          Participant's Combined Account of each Non-Key Employee shall be equal to the largest  percentage  allocated  to the  Participant's  Combined
          Account of any Key Employee.

            However,  for each Non-Key Employee who is a Participant in a paired
Profit  Sharing Plan or 401(k) Profit  Sharing Plan and a paired Money  Purchase
Plan,  the  minimum  three  percent  (3%)  allocation  specified  above shall be provided in the Money Purchase Plan.

            If this is an integrated  Plan, then for any Top Heavy Plan Year the
Employer's  contribution  shall be  allocated  as  follows  and  shall  still be required to satisfy the other provisions of this subsection:

                                       32

               (1) An amount  equal to three  percent  (3%)  multiplied  by each
               Participant's  Compensation  for the Plan Year shall be allocated
               to  each  Participant's   Account.   If  the  Employer  does  not
               contribute such amount for all Participants,  the amount shall be allocated to each  Participant's  Account in the same  proportion that  such  Participant's  total  Compensation  for the Plan Year bears to the  total  Compensation  of all  Participants  for such year.

               (2) The balance of the  Employer's  contribution  over the amount allocated  under  subparagraph  (1) hereof  shall be allocated to each  Participant's  Account  in a dollar  amount  equal to three percent (3%) multiplied by a Participant's  Excess  Compensation.
               If  the  Employer  does  not  contribute   such  amount  for  all
               Participants,  each  Participant will be allocated a share of the contribution  in the  same  proportion  that  such  Participant's
               Excess Compensation bears to the total Excess Compensation of all
               Participants  for that year. For purposes of this  paragraph,  in the  case of any  Participant  who has  exceeded  the  cumulative permitted  disparity limit described in Section  4.3(b)(4),  such
               Participant's total Compensation will be taken into account.

               (3) The balance of the  Employer's  contribution  over the amount allocated  under  subparagraph  (2) hereof  shall be allocated to each  Participant's  Account  in a  dollar  amount  equal to 2.7%
               multiplied by the sum of each  Participant's  total  Compensation plus Excess  Compensation.  If the Employer  does not  contribute such  amount  for  all  Participants,  each  Participant  will be allocated a share of the contribution in the same proportion that such Participant's  total  Compensation plus Excess  Compensation for the Plan Year  bears to the total  Compensation  plus  Excess
               Compensation of all  Participants  for that year. For purposes of this  paragraph,  in the case of any Participant who has exceeded the cumulative  permitted  disparity  limit  described in Section
               4.3(b)(4),  such  Participant's  total  Compensation  rather than
               Compensation plus Excess Compensation will be taken into account.

               Regardless of the preceding,  1.3% shall be substituted  for 2.7%
               above if Excess  Compensation  is based on more than 20% and less than  or  equal  to 80% of  the  Taxable  Wage  Base.  If  Excess
               Compensation  is based on less than 100% and more than 80% of the
               Taxable Wage Base, then 2.4% shall be substituted for 2.7% above.

               (4) The balance of the Employer's  contributions  over the amount allocated above, if any, shall be allocated to each Participant's
               Account  in the same  proportion  that such  Participant's  total
               Compensation for the Plan Year bears to the total Compensation of all Participants for such year.

            For each  Non-Key  Employee  who is a  Participant  in this Plan and another  non-paired  defined  contribution plan maintained by the Employer,  the minimum  three  percent  (3%)  allocation  specified  above shall be provided as specified in the Adoption Agreement.

                                       33

               (g) For purposes of the minimum  allocations set forth above, the percentage allocated to the Participant's  Combined Account of any Key
          Employee  shall  be equal  to the  ratio of the sum of the  Employer's contributions and Forfeitures allocated on behalf of such Key Employee divided by the 415 Compensation for such Key Employee.

               (h) For any Top Heavy  Plan Year,  the  minimum  allocations  set forth in this Section shall be allocated to the Participant's Combined
          Account of all  Non-Key  Employees  who are  Participants  and who are
          employed by the  Employer on the last day of the Plan Year,  including
          Non-Key  Employees  who have (1) failed to complete a Year of Service;
          or (2) declined to make mandatory  contributions  (if required) or, in the case of a cash or deferred arrangement,  Elective Deferrals to the
          Plan.

               (i) Notwithstanding  anything herein to the contrary, in any Plan
          Year in which  the  Employer  maintains  both  this Plan and a defined benefit  pension plan included in a "required  aggregation  group" (as defined in Section  9.2(t)) which is top heavy,  the Employer will not be required (unless  otherwise  elected in the Adoption  Agreement) to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined  contribution  plan allocations.  In such case,  the top heavy  minimum  benefits  will be provided as elected in the Adoption  Agreement and, if applicable,  as follows:

               (1) If the 5%  defined  contribution  minimum  is  elected in the
               Adoption Agreement:

                    (i) The  requirements  of Section 9.1 will apply except that each  Non-Key  Employee who is a  Participant  in the Profit
                    Sharing  Plan  or  Money  Purchase  Plan  and  who is also a
                    Participant  in the  Defined  Benefit  Plan  will  receive a
                    minimum   allocation   of   five   percent   (5%)   of  such
                    Participant's 415 Compensation  from the applicable  defined contribution plan(s).

                    (ii) For each Non-Key  Employee who is a Participant only in the Defined Benefit Plan the Employer will provide a minimum non-integrated  benefit  equal to two  percent  (2%) of such
                    Participant's  highest five (5) consecutive year average 415
                    Compensation for each Year of Service while a participant in the plan, in which the Plan is top heavy,  not to exceed ten
                    (10).

                    (iii) For each Non-Key Employee who is a Participant only in this defined  contribution plan, the Employer will provide a minimum  allocation  equal  to  three  percent  (3%) of such
                    Participant's 415 Compensation.

               (2) If the 2% defined  benefit minimum is elected in the Adoption
               Agreement,  then for each Non-Key  Employee who is a  Participant only in the defined  benefit  plan,  the Employer  will provide a minimum  non-integrated benefit equal to two percent (2%) of such
               Participant's  highest five (5)  consecutive  year average of 415

                                       34

               Compensation  for each Year of Service while a participant in the plan, in which the Plan is top heavy, not to exceed ten (10).

               (j) For the purposes of this Section,  415  Compensation  will be limited  to the same  dollar  limitations  set forth in  Section  1.11 adjusted in such manner as permitted under Code Section 415(d).

               (k) Notwithstanding anything in this Section to the contrary, all information  necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed.  Subject to express limits that may be imposed under the Code,  the  processing  of any  contribution, distribution  or other  transaction  may be delayed for any legitimate business reason (including,  but not limited to, failure of systems or computer  programs,  failure of the means of the transmission of data, force  majeure,  the failure of a service  provider to timely  receive values or prices, and correction for errors or omissions or the errors or  omissions  of any  service  provider).  The  processing  date of a transaction will be binding for all purposes of the Plan.

               (l) Notwithstanding anything in this Section to the contrary, the provisions  of this  subsection  apply  for any Plan  Year if,  in the non-standardized Adoption Agreement, the Employer elected to apply the
          410(b)  ratio  percentage  failsafe  provisions  and the Plan fails to satisfy the "ratio percentage test" due to a last day of the Plan Year allocation  condition  or an Hours of Service  (or months of  service)
          allocation condition. A plan satisfies the "ratio percentage test" if, on the  last day of the  Plan  Year,  the  "benefiting  ratio"  of the
          Non-Highly  Compensated Employees who are "includible" is at least 70%
          of the "benefiting ratio" of the Highly Compensated  Employees who are
          "includible."  The  "benefiting  ratio" of the Non-Highly  Compensated
          Employees  is  the  number  of  "includible"  Non  Highly  Compensated
          Employees  "benefiting"  under  the  Plan  divided  by the  number  of
          "includible" Employees who are Non-Highly  Compensated Employees.  The
          "benefiting ratio" of the Highly  Compensated  Employees is the number of Highly Compensated Employees "benefiting" under the Plan divided by the number of "includible" Highly Compensated Employees.  "Includible"
          Employees are all Employees other than: (1) those  Employees  excluded from  participating  in the plan for the entire Plan Year by reason of the  collective  bargaining  unit exclusion or the  nonresident  alien exclusion  described  in the Code or by reason of the age and  service requirements  of  Article  III;  and (2) any  Employee  who  incurs  a separation  from service during the Plan Year and fails to complete at least 501 Hours of  Service  (or three (3)  months of  service  if the
          Elapsed Time Method is being used) during such Plan Year.

            For purposes of this subsection,  an Employee is "benefiting"  under the Plan on a particular date if, under the Plan, the Employee is entitled to an
Employer contribution or an allocation of Forfeitures for the Plan Year.

            If this subsection applies,  then the Administrator will suspend the allocation conditions for the "includible"  Non-Highly Compensated Employees who are Participants,  beginning first with the "includible"  Employees  employed by the Employer on the last day of the Plan Year, then the  "includible"  Employees who have the latest separation from service during the Plan Year, and continuing

                                       35

to suspend the allocation conditions for each "includible" Employee who incurred an earlier separation from service,  from the latest to the earliest  separation from service date, until the Plan satisfies the "ratio  percentage test" for the
Plan Year. If two or more "includible"  Employees have a separation from service on the same day, then the Administrator  will suspend the allocation  conditions for all  such  "includible"  Employees,  irrespective  of  whether  the Plan can satisfy the "ratio percentage test" by accruing benefits for fewer than all such
"includible"  Employees.  If the Plan for any Plan Year suspends the  allocation conditions for an  "includible"  Employee,  then that Employee will share in the allocation for that Plan Year of the Employer  contribution and Forfeitures,  if any,  without regard to whether the Employee has satisfied the other  allocation conditions set forth in this Section.

            4.4 MAXIMUM ANNUAL ADDITIONS

               (a)(1) If a Participant  does not  participate  in, and has never participated in another qualified plan maintained by the Employer,  or a welfare benefit fund (as defined in Code Section 419(e))  maintained by the Employer,  or an individual medical account (as defined in Code
          Section  415(1)(2))  maintained  by  the  Employer,  or  a  simplified employee pension (as defined in Code Section 408(k)) maintained by the
          Employer  which  provides  "Annual  Additions,"  the amount of "Annual
          Additions" which may be credited to the Participant's accounts for any
          Limitation   Year  shall  not  exceed  the  lesser  of  the   "Maximum
          Permissible Amount" or any other limitation contained in this Plan. If the  Employer  contribution  that would  otherwise be  contributed  or allocated  to the  Participant's  accounts  would  cause  the  "Annual
          Additions" for the Limitation Year to exceed the "Maximum  Permissible
          Amount," the amount  contributed  or allocated will be reduced so that the "Annual Additions" for the Limitation Year will equal the "Maximum
          Permissible  Amount,"  and  any  amount  in  excess  of  the  "Maximum
          Permissible   Amount"   which  would  have  been   allocated  to  such
          Participant may be allocated to other Participants.

               (2)  Prior  to   determining   the   Participant's   actual   415
               Compensation  for the Limitation Year, the Employer may determine the "Maximum  Permissible  Amount" for a Participant on the basis of a reasonable  estimation of the Participant's 415 Compensation
               for  the   Limitation   Year,   uniformly   determined   for  all
               Participants similarly situated.

               (3) As soon as is administratively  feasible after the end of the
               Limitation  Year  the  "Maximum   Permissible  Amount"  for  such
               Limitation   Year  shall  be  determined  on  the  basis  of  the
               Participant's actual 415 Compensation for such Limitation Year.

               (b)(1) This  subsection  applies if, in addition to this Plan,  a
          Participant is covered under another  qualified  defined  contribution plan maintained by the Employer that is a "Master or Prototype  Plan,"
          a welfare benefit fund (as defined in Code Section 419(e))  maintained by the  Employer,  an individual  medical  account (as defined in Code
          Section  415(l)(2))  maintained  by  the  Employer,  or  a  simplified employee pension (as defined in Code Section 408(k)) maintained by the
          Employer,  which provides  "Annual  Additions,"  during any Limitation
          Year. The "Annual  Additions" which may be credited to a Participant's

                                       36

          accounts under this Plan for any such Limitation Year shall not exceed the "Maximum  Permissible  Amount"  reduced by the "Annual  Additions"
          credited to a Participant's accounts under the other plans and welfare benefit funds,  individual medical accounts,  and simplified  employee pensions for the same Limitation Year. If the "Annual  Additions" with respect to the Participant under other defined  contribution plans and welfare  benefit  funds  maintained  by the Employer are less than the
          "Maximum Permissible Amount" and the Employer  contribution that would otherwise be  contributed or allocated to the  Participant's  accounts under this Plan would cause the "Annual  Additions" for the Limitation
          Year to exceed this  limitation,  the amount  contributed or allocated will be reduced so that the  "Annual  Additions"  under all such plans and  welfare  benefit  funds for the  Limitation  Year will  equal the
          "Maximum Permissible Amount," and any amount in excess of the "Maximum
          Permissible   Amount"   which  would  have  been   allocated  to  such
          Participant  may be  allocated to other  Participants.  If the "Annual
          Additions"  with respect to the  Participant  under such other defined contribution plans, welfare benefit funds, individual medical accounts and  simplified  employee  pensions in the  aggregate  are equal to or greater  than the  "Maximum  Permissible  Amount,"  no amount  will be contributed or allocated to the Participant's  account under this Plan for the Limitation Year.

               (2)  Prior  to   determining   the   Participant's   actual   415
               Compensation  for the Limitation Year, the Employer may determine the "Maximum  Permissible  Amount" for a Participant on the basis of a reasonable  estimation of the Participant's 415 Compensation
               for  the   Limitation   Year,   uniformly   determined   for  all
               Participants similarly situated.

               (3) As soon as is administratively  feasible after the end of the
               Limitation  Year,  the  "Maximum   Permissible  Amount"  for  the
               Limitation   Year  will  be   determined  on  the  basis  of  the
               Participant's actual 415 Compensation for the Limitation Year.

               (4)  If,  pursuant  to  Section   4.4(b)(2)  or  Section  4.5,  a
               Participant's  "Annual  Additions" under this Plan and such other plans would result in an "Excess  Amount" for a Limitation  Year, the  "Excess  Amount"  will be deemed to consist  of the  "Annual
               Additions"  last  allocated,   except  that  "Annual   Additions"
               attributable to a simplified  employee  pension will be deemed to have been allocated  first,  followed by "Annual  Additions" to a welfare benefit fund or individual  medical account,  and then by
               "Annual  Additions"  to a  plan  subject  to  Code  Section  412, regardless of the actual allocation date.

               (5) If an "Excess  Amount" was allocated to a  Participant  on an allocation  date of this Plan which  coincides with an allocation date of another plan, the "Excess Amount" attributed to this Plan will be the product of:

                    (i) the total  "Excess  Amount"  allocated  as of such date, times

                    (ii) the ratio of (1) the "Annual  Additions"  allocated  to the  Participant  for the  Limitation  Year as of such  date
                    under  this  Plan  to  (2)  the  total  "Annual   Additions"

                                       37

                    allocated to the  Participant  for the Limitation Year as of such date  under  this and all the other  qualified  defined contribution plans.

               (6) Any "Excess Amount"  attributed to this Plan will be disposed of in the manner described in Section 4.5.

               (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a "Master or
          Prototype  Plan,"  "Annual  Additions"  which may be  credited  to the
          Participant's Combined Account under this Plan for any Limitation Year will be limited in accordance with Section 4.4(b), unless the Employer provides other limitations in the Adoption Agreement.

               (d) For any Limitation  Year beginning prior to the date the Code
          Section  415(e)  limits  are  repealed  with  respect to this Plan (as specified in the Adoption Agreement for the GUST transitional  rules), if the  Employer  maintains,  or at any time  maintained,  a qualified defined  benefit plan covering any  Participant in this Plan, then the sum of the Participant's  "Defined Benefit Plan Fraction" and "Defined
          Contribution  Plan  Fraction"  may not exceed 1.0. In such event,  the rate of accrual  in the  defined  benefit  plan will be reduced to the extent  necessary  so  that  the  sum  of  the  "Defined  Contribution
          Fraction" and "Defined Benefit Fraction" will equal 1.0.  However,  in the Adoption  Agreement the Employer may specify an alternative method under which the plans  involved will satisfy the  limitations  of Code
          Section 415(e), including increased top heavy minimum benefits so that the combined limitation is 1.25 rather than 1.0.

               (e) For purposes of applying the limitations of Code Section 415, the  transfer  of funds from one  qualified  plan to another is not an
          "Annual  Addition."  In  addition,  the  following  are  not  Employee contributions for the purposes of Section  4.4(f)(l)(b):  (1) rollover
          contributions   (as  defined  in  Code  Sections  402(c),   403(a)(4),
          403(b)(8)  and   408(d)(3));   (2)  repayments  of  loans  made  to  a
          Participant from the Plan; (3) repayments of distributions received by an Employee  pursuant to Code Section 411 (a)(7)(B)  (cash-outs);  (4)
          repayments of distributions  received by an Employee  pursuant to Code
          Section  411(a)(3)(D)  (mandatory  contributions);  and  (5)  Employee contributions to a simplified  employee pension  excludable from gross income under Code Section 408(k)(6).

               (f) For purposes of this Section,  the  following  terms shall be defined as follows:

               (1) "Annual  Additions" means the sum credited to a Participant's accounts for any Limitation  Year of (a) Employer  contributions,
               (b)  Employee  contributions  (except  as  provided  below),  (c)
               forfeitures,  (d) amounts allocated,  after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension  or  annuity  plan  maintained  by the
               Employer,  (e) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date,
               which  are  attributable  to  post-retirement   medical  benefits
               allocated to the  separate  account of a key employee (as defined in Code  Section  419A(d)(3))  under a welfare  benefit  fund (as

                                       38

               defined in Code Section  419(e))  maintained  by the Employer and
               (f)  allocations  under a simplified  employee  pension.  Except, however,  the Compensation  percentage  limitation referred to in paragraph (f)(9)(ii) shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section  419A(f)(2))
               after  separation  from service which is otherwise  treated as an
               "Annual  Addition,"  or (2) any  amount  otherwise  treated as an
               "Annual Addition" under Code Section  415(1)(1).  Notwithstanding the foregoing, for Limitation Years beginning prior to January 1,
               1987,  only that portion of Employee  contributions  equal to the lesser of Employee contributions in excess of six percent (6%) of
               415 Compensation or one-half of Employee  contributions  shall be considered an "Annual Addition."

                    For this purpose,  any Excess  Amount  applied under Section
               4.5 in the Limitation Year to reduce Employer contributions shall be considered "Annual Additions" for such Limitation Year.

               (2) "Defined Benefit Fraction" means a fraction, the numerator of which is the sum of the Participant's "Projected Annual Benefits"
               under all the defined  benefit plans (whether or not  terminated)
               maintained by the Employer,  and the  denominator of which is the lesser of one hundred  twenty-five  percent  (125%) of the dollar limitation determined for the Limitation Year under Code Sections
               415(b)(1)(A)  as adjusted by Code  Section  415(d) or one hundred forty  percent  (140%)  of  the  "Highest  Average  Compensation"
               including any adjustments under Code Section 415(b).

                    Notwithstanding   the  above,   if  the  Participant  was  a
               Participant  as of the  first day of the  first  Limitation  Year beginning after December 31, 1986, in one or more defined benefit plans  maintained by the Employer  which were in existence on May
               6, 1986,  the  denominator of this fraction will not be less than one hundred  twenty-five  percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the end of the close of the last Limitation Year beginning before
               January  1,  1987,  disregarding  any  changes  in the  terms and conditions of the plan after May 5, 1986. The preceding  sentence applies only if the defined benefit plans individually and in the aggregate  satisfied the requirements of Code Section 415 for all
               Limitation Years beginning before January 1, 1987.

                    Notwithstanding the foregoing,  for any Top Heavy Plan Year, one hundred  percent (100%) shall be substituted  for one hundred twenty-five  percent  (125%)  unless the extra top heavy  minimum allocation  or benefit is being made  pursuant to the  Employer's specification in the Adoption  Agreement.  However,  for any Plan
               Year in which this Plan is a Super Top Heavy  Plan,  one  hundred percent  (100%)  shall  always  be  substituted  for one  hundred twenty-five percent (125%).

               (3)  Defined  Contribution  Dollar  Limitation  means  $30,000 as adjusted under Code Section 415(d).

                                       39

               (4) Defined Contribution Fraction means a fraction, the numerator
               of  which  is  the  sum  of  the   "Annual   Additions"   to  the
               Participant's  accounts under all the defined  contribution plans
               (whether or not  terminated)  maintained  by the Employer for the current and all prior "Limitation  Years," (including the "Annual
               Additions"   attributable  to  the  Participant's   nondeductible
               voluntary  employee  contributions  to any defined benefit plans, whether or not  terminated,  maintained  by the  Employer and the
               "Annual Additions"  attributable to all welfare benefit funds (as defined in Code Section 419(e)),  individual medical accounts (as defined  in Code  Section  415(l)(2)),  and  simplified  employee pensions (as defined in Code Section  408(k))  maintained  by the
               Employer),  and  the  denominator  of  which  is  the  sum of the
               "Maximum  Aggregate  Amounts"  for  the  current  and  all  prior
               Limitation  Years in which  the  Employee  had  service  with the
               Employer  (regardless of whether a defined  contribution plan was maintained by the Employer).  The maximum aggregate amount in any
               Limitation Year is the lesser of one hundred  twenty-five percent
               (125%) of the dollar  limitation  determined  under Code  Section
               415(c)(I)(A)  as adjusted by Code Section  415(d) or  thirty-five percent  (35%) of the  Participant's  415  Compensation  for such year.

                    If the Employee was a Participant as of the end of the first day of the first  Limitation  Year  beginning  after December 31,
               1986, in one or more defined contribution plans maintained by the
               Employer which were in existence on May 5, 1986, the numerator of this  fraction  will be adjusted if the sum of this  fraction and the "Defined  Benefit  Fraction" would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment,  an amount equal to the  product of (1) the excess of the sum of the  fractions  over
               1.0  times  (2)  the  denominator  of  this  fraction,   will  be
               permanently  subtracted from the numerator of this fraction.  The adjustment  is  calculated  using the  fractions as they would be computed  as of the end of the  last  Limitation  Year  beginning before January 1, 1987, and disregarding any changes in the terms and  conditions of the plan made after May 5, 1986, but using the
               Code Section 415  limitation  applicable to the first  Limitation
               Year beginning on or after January 1, 1987.

                    For Limitation Years beginning prior to January 1, 1987, the
               "Annual  Additions" shall not be recomputed to treat all Employee contributions as "Annual Additions."

                    Notwithstanding the foregoing,  for any Top Heavy Plan Year, one hundred  percent (100%) shall be substituted  for one hundred twenty-five  percent  (125%)  unless the extra top heavy  minimum allocation  or benefit is being made  pursuant to the  Employer's specification in the Adoption  Agreement.  However,  for any Plan
               Year in which this Plan is a Super Top Heavy  Plan,  one  hundred percent  (100%)  shall  always  be  substituted  for one  hundred twenty-five percent (125%).

               (5)  "Employer"  means the Employer that adopts this Plan and all
               Affiliated  Employers,  except that for purposes of this Section, the determination of whether an entity is an Affiliated  Employer

                                       40

               shall be made by applying Code Section 415(h).

               (6) "Excess Amount" means the excess of the Participant's "Annual
               Additions" for the Limitation Year over the "Maximum  Permissible
               Amount."

               (7) "Highest Average Compensation" means the average Compensation for the three (3) consecutive  Years of Service with the Employer while  a  Participant  in the  Plan  that  produces  the  highest average.  A Year of Service  with the Employer is the twelve (12)
               consecutive month period ending on the last day of the Limitation
               Year.

               (8) "Master or Prototype  Plan" means a plan the form of which is the  subject of a  favorable  opinion  letter  from the  Internal
               Revenue Service.

               (9)  "Maximum   Permissible  Amount"  means  the  maximum  Annual
               Addition that may be contributed or allocated to a  Participant's accounts  under the Plan for any  "Limitation  Year," which shall not exceed the lesser of:

                    (i) the "Defined Contribution Dollar Limitation," or

                    (ii)  twenty-five  percent  (25%) of the  Participant's  415
                    Compensation for the "Limitation Year."

                         The Compensation  Limitation  referred to in (ii) shall
                    not apply to any  contribution  for medical benefits (within the meaning of Code Sections 401(h) or 419A(f)(2))  which is otherwise treated as an "Annual Addition."

                         If a short  Limitation  Year is  created  because of an
                    amendment changing the Limitation Year to a different twelve
                    (12)  consecutive  month  period,  the "Maximum  Permissible
                    Amount"  will not exceed the  "Defined  Contribution  Dollar
                    Limitation multiplied by a fraction,  the numerator of which is the number of months in the short Limitation Year and the denominator of which is twelve (12).

               (10)  "Projected  Annual  Benefit"  means the  annual  retirement benefit  (adjusted to an  actuarially  equivalent  "straight life annuity"  if such  benefit  is  expressed  in a form other than a
               "straight life annuity" or qualified joint and survivor  annuity)
               to which the Participant would be entitled under the terms of the plan assuming:

                    (i) the Participant  will continue  employment  until Normal
                    Retirement Age (or current age, if later), and

                    (ii) the  Participant's  415  Compensation  for the  current
                    Limitation  Year  and all  other  relevant  factors  used to determine  benefits under the Plan will remain  constant for all future Limitation Years.

                                       41

                    For purposes of this  subsection,  "straight  life  annuity"
                    means an annuity that is payable in equal  installments  for the  life  of  the  Participant  that  terminates  upon  the
                    Participant's death.

                    (g)  Notwithstanding  anything  contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed  in this  Section  shall at all times  comply with the provisions of Code Section 415 and the Regulations thereunder.

            4.5 ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

            Allocation  of "Annual  Additions"  (as defined in Section 4.4) to a
Participant's  Combined  Account for a Limitation Year generally will cease once the limits of Section 4.4 have been reached for such Limitation  Year.  However, if as a  result  of  the  allocation  of  Forfeitures,  a  reasonable  error  in estimating  a  Participant's  annual 415  Compensation,  a  reasonable  error in determining the amount of elective deferrals (within the meaning of Code Section
402(g)(3)) that may be made with respect to any Participant  under the limits of
Section 4.4, or other facts and circumstances to which Regulation  1.415-6(b)(6)
shall be  applicable,  the  "Annual  Additions"  under this Plan would cause the maximum  provided in Section 4.4 to be  exceeded,  the "Excess  Amount"  will be disposed of in one of the following manners, as uniformly determined by the Plan
Administrator for all Participants similarly situated:

               (a)  Any  after-tax   voluntary  Employee   contributions   (plus
          attributable  gains),  to the  extent  they  would  reduce  the Excess
          Amount, will be distributed to the Participant;

               (b) If, after the  application  of  subparagraph  (a), an "Excess
          Amount"  still  exists,  any  unmatched  Elective  Deferrals  (and for
          Limitation   Years  beginning  after  December  31,  1995,  any  gains
          attributable  to such  Elective  Deferrals),  to the extent they would reduce the Excess Amount, will be distributed to the Participant;

               (c) To the  extent  necessary,  matched  Elective  Deferrals  and
          Employer matching  contributions will be proportionately  reduced from the Participant's  Account. The Elective Deferrals (and for Limitation
          Years  beginning  after December 31, 1995, any gains  attributable  to such Elective  Deferrals)  will be distributed to the  Participant and
          the  Employer  matching   contributions   (and  for  Limitation  Years
          beginning  after  December 31, 1995,  any gains  attributable  to such
          matching   contributions)  will  be  used  to  reduce  the  Employer's contributions in the next Limitation Year;

               (d) If, after the application of subparagraphs  (a), (b) and (c), an "Excess Amount" still exists, and the Participant is covered by the
          Plan at the end of the  Limitation  Year,  the "Excess  Amount" in the
          Participant's  Account will be used to reduce  Employer  contributions
          (including any allocation of Forfeitures)  for such Participant in the
          next  Limitation   Year,  and  each  succeeding   Limitation  Year  if
          necessary;

               (e) If, after the application of subparagraphs  (a), (b) and (c), an "Excess Amount" still exists, and the Participant is not covered by the Plan at the end of a Limitation  Year, the "Excess Amount" will be held unallocated in a suspense  account.  The suspense account will be applied to reduce future Employer contributions  (including allocation

                                       42

          of any  Forfeitures)  for  all  remaining  Participants  in  the  next
          Limitation Year, and each succeeding Limitation Year if necessary; and

               (f) If a suspense  account is in  existence  at any time during a
          Limitation  Year  pursuant to this Section,  no  investment  gains and losses  shall be  allocated to such  suspense  account.  If a suspense account is in  existence  at any time during a  particular  Limitation
          Year,  all  amounts in the  suspense  account  must be  allocated  and
          reallocated   to   Participants'    Accounts   before   any   Employer
          contributions  or any Employee  contributions  may be made to the Plan for that  Limitation  Year.  Except as  provided  in (a),  (b) and (c)
          above,  "Excess  Amounts" may not be  distributed to  Participants  or
          Former Participants.

            4.6 ROLLOVERS

               (a) If elected in the Adoption  Agreement and with the consent of the  Administrator,  the Plan may accept a  "rollover,"  provided  the
          "rollover"  will not jeopardize  the tax-exempt  status of the Plan or create adverse tax consequences  for the Employer.  The amounts rolled over shall be set up in a separate  account  herein  referred  to as a
          "Participant's  Rollover  Account." Such account shall be fully Vested at all times and shall not be subject to  forfeiture  for any  reason.
          For purposes of this Section,  the term Participant  shall include any
          Eligible  Employee who is not yet a Participant,  if,  pursuant to the
          Adoption  Agreement,  "rollovers"  are  permitted to be accepted  from
          Eligible Employees. In addition, for purposes of this Section the term
          Participant  shall also include  former  Employees if the Employer and
          Administrator  consent to accept  "rollovers" of distributions made to former Employees from any plan of the Employer.

               (b) Amounts in a Participant's  Rollover Account shall be held by the  Trustee  pursuant to the  provisions  of this Plan and may not be withdrawn by, or distributed to the Participant,  in whole or in part, except as elected in the Adoption  Agreement and subsection (c) below.
          The Trustee shall have no duty or  responsibility to inquire as to the propriety of the amount,  value or type of assets transferred,  nor to conduct  any due  diligence  with  respect to such  assets;  provided, however,  that such  assets are  otherwise  eligible to be held by the
          Trustee under the terms of this Plan.

               (c) At  Normal  Retirement  Date,  or such  other  date  when the
          Participant  or Eligible  Employee or such  Participant's  or Eligible
          Employee's  Beneficiary  shall be  entitled to receive  benefits,  the
          Participant's  Rollover  Account  shall be used to provide  additional benefits to the  Participant  or the  Participant's  Beneficiary.  Any
          distribution of amounts held in a Participant's Rollover Account shall be made in a  manner  which  is  consistent  with  and  satisfies  the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent  requirements of Code Sections  411(a)(I 1) and 417 and the  Regulations  thereunder.  Furthermore,  such amounts shall be considered  to be  part  of a  Participant's  benefit  in  determining whether  an  involuntary  cash-out  of  benefits  may be made  without
          Participant consent.

               (d) The  Administrator  may direct  that  rollovers  made after a
          Valuation  Date  be  segregated  into  a  separate  account  for  each
          Participant  until such time as the allocations  pursuant to this Plan have been made, at which time they may remain segregated,

                                       43

          invested  as part of the  general  Trust  Fund or, if  elected  in the
          Adoption Agreement, directed by the Participant.

               (e) For purposes of this Section, the term "qualified plan" shall mean any tax qualified  plan under Code Section  401(a),  or any other plans from which  distributions  are  eligible  to be rolled over into this Plan pursuant to the Code. The term "rollover" means: (i) amounts transferred  to this Plan in a direct  rollover  made pursuant to Code
          Section  401(a)(31) from another  "qualified plan"; (ii) distributions received  by an  Employee  from  other  "qualified  plans"  which  are eligible  for tax-free  rollover to a  "qualified  plan" and which are transferred  by the  Employee  to this  Plan  within  sixty  (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit  individual  retirement  account  provided  that the conduit individual  retirement  account has no assets  other than assets which
          (A) were previously  distributed to the Employee by another "qualified plan" (B) were  eligible for tax-free  rollover to a "qualified  plan"
          and (C) were deposited in such conduit  individual  retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual  retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt  thereof from such conduit individual  retirement  account;  and (v) any other  amounts which are eligible to be rolled over to this Plan pursuant to the Code.

               (f) Prior to  accepting  any  "rollovers"  to which this  Section applies,  the  Administrator may require the Employee to establish (by providing  opinion  of counsel or  otherwise)  that the  amounts to be rolled over to this Plan meet the requirements of this Section.

            4.7 PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

               (a)  With  the  consent  of  the  Administrator,  amounts  may be transferred  (within the meaning of Code Section  414(1)) to this Plan from other tax qualified plans under Code Section 401(a), provided the plan from which such funds are transferred  permits the transfer to be made and the transfer will not jeopardize the tax-exempt status of the
          Plan or Trust or create  adverse tax  consequences  for the  Employer.
          Prior to accepting  any transfers to which this Section  applies,  the
          Administrator may require an opinion of counsel that the amounts to be transferred  meet  the  requirements  of  this  Section.  The  amounts transferred  shall be set up in a separate  account herein referred to as  a  "Participant's  Transfer  Account."  Furthermore,  for  Vesting
          purposes,  the  Participant's  Transfer  Account shall be treated as a separate "Participant's Account."

               (b) Amounts in a Participant's  Transfer Account shall be held by the  Trustee  pursuant to the  provisions  of this Plan and may not be withdrawn by, or distributed to the Participant,  in whole or in part, except as elected in the Adoption  Agreement and subsection (d) below, provided the restrictions of subsection (c) below and Section 6.15 are satisfied. The Trustee shall have no duty or responsibility to inquire
          as  to  the  propriety  of  the  amount,   value  or  type  of  assets
          transferred,  nor to conduct any due  diligence  with  respect to such assets; provided,  however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

                                       44

               (c) Except as  permitted  by  Regulations  (including  Regulation
          1.411  (d)-4),  amounts  attributable  to elective  contributions  (as defined in Regulation 1.401(k)-1(g)(3)),  including amounts treated as elective  contributions,  which are transferred from another qualified plan in a plan-to-plan  transfer (other than a direct  rollover) shall be subject to the distribution  limitations provided for in Regulation
          1.401(k)-I(d).

               (d) At  Normal  Retirement  Date,  or such  other  date  when the
          Participant  or the  Participant's  Beneficiary  shall be  entitled to receive benefits,  the Participant's Transfer Account shall be used to provide  additional  benefits to the Participant or the  Participant's
          Beneficiary.  Any  distribution  of  amounts  held in a  Participant's
          Transfer  Account shall be made in a manner which is  consistent  with and satisfies the provisions of Sections 6.5 and 6.6,  including,  but not limited to, all notice and consent  requirements  of Code Sections
          411(a)(11) and 417 and the Regulations thereunder.  Furthermore,  such amounts shall be considered to be part of a  Participant's  benefit in determining  whether an  involuntary  cash-out of benefits may be made without Participant consent.

               (e) The  Administrator  may direct that Employee  transfers  made after a Valuation Date be segregated into a separate  account for each
          Participant  until such time as the allocations  pursuant to this Plan have been made, at which time they may remain segregated,  invested as part  of the  general  Trust  Fund  or,  if  elected  in the  Adoption
          Agreement, directed by the Participant.

               (f) Notwithstanding  anything herein to the contrary,  a transfer directly to this Plan from another  qualified  plan (or a  transaction having the effect of such a transfer)  shall only be  permitted  if it will not result in the  elimination  or  reduction of any "Section 411
          (d)(6) protected benefit" as described in Section 8.1(e).

            4.8 VOLUNTARY EMPLOYEE CONTRIBUTIONS

               (a) Except as provided in subsection 4.8(b) below, this Plan will not accept after-tax voluntary Employee  contributions.  If this is an amendment to a Plan that had previously  allowed  after-tax  voluntary
          Employee  contributions,  then  this Plan  will not  accept  after-tax voluntary  Employee  contributions  for Plan Years beginning after the
          Plan Year in which this Plan is adopted by the Employer.

               (b) For 401(k) Plans, if elected in the Adoption Agreement,  each
          Participant  who is  eligible  to  make  Elective  Deferrals  may,  in
          accordance  with  nondiscriminatory   procedures  established  by  the
          Administrator,    elect   to   make   after-tax   voluntary   Employee
          contributions to this Plan. Such  contributions must generally be paid to the Trustee within a reasonable period of time after being received by the Employer.

               (c) The  balance  in each  Participant's  Voluntary  Contribution
          Account shall be fully Vested at all times and shall not be subject to
          Forfeiture for any reason.

               (d) A  Participant  may elect at any time to  withdraw  after-tax voluntary Employee  contributions  from such  Participant's  Voluntary
          Contribution Account and the actual earnings thereon in a manner which is  consistent  with and  satisfies  the  provisions  of Section  6.5, including,  but not limited to, all notice and consent requirements of
          Code Sections

                                       45

          411(a)(11)   and   417  and  the   Regulations   thereunder.   If  the
          Administrator   maintains   sub-accounts  with  respect  to  after-tax
          voluntary  Employee  contributions  (and earnings  thereon) which were made on or before a specified  date, a Participant  shall be permitted to designate which sub-account shall be the source for the withdrawal.
          Forfeitures  of  Employer  contributions  shall not occur  solely as a result of an  Employee's  withdrawal of after-tax  voluntary  Employee contributions.

               In the event a Participant  has received a hardship  distribution
          pursuant  to   Regulation   1.401(k)-1(d)(2)(iii)(B)   from  any  plan
          maintained by the Employer,  then the Participant shall be barred from making any after-tax voluntary Employee  contributions for a period of twelve (12) months after receipt of the hardship distribution.

               (e) At  Normal  Retirement  Date,  or such  other  date  when the
          Participant  or the  Participant's  Beneficiary is entitled to receive benefits,  the Participant's  Voluntary  Contribution Account shall be used  to  provide  additional  benefits  to  the  Participant  or  the
          Participant's Beneficiary.

               (f) To the extent a Participant  has  previously  made  mandatory
          Employee  contributions  under  prior  provisions  of this Plan,  such
          contributions   will  be  treated  as  after-tax   voluntary  Employee
          contributions.

            4.9 QUALIFIED VOLUNTARY EMPLOYEE CONTRIBUTIONS

               (a) If this is an amendment to a Plan that  previously  permitted deductible voluntary Employee contributions, then each Participant who made "Qualified Voluntary Employee  Contributions"  within the meaning of Code Section  219(e)(2) as it existed prior to the enactment of the
          Tax  Reform  Act of 1986,  shall  have  such  contributions  held in a separate Qualified Voluntary Employee Contribution Account which shall be fully Vested at all times. Such contributions,  however,  shall not be permitted for taxable years beginning after December 31, 1986.

               (b) A  Participant  may,  upon written  request  delivered to the
          Administrator,  make  withdrawals  from such  Participant's  Qualified
          Voluntary  Employee  Contribution  Account.  Any distribution shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including,  but not limited to, all notice and consent requirements  of Code Sections  411(a)(11) and 417 and the Regulations
          thereunder.

               (c) At  Normal  Retirement  Date,  or such  other  date  when the
          Participant  or the  Participant's  Beneficiary is entitled to receive benefits,  the Qualified Voluntary Employee Contribution Account shall be used to  provide  additional  benefits  to the  Participant  or the
          Participant's Beneficiary.

            4.10 DIRECTED INVESTMENT ACCOUNT

               (a) If elected in the Adoption  Agreement,  all  Participants may direct the Trustee as to the  investment  of all or a portion of their individual account balances as set forth in the Adoption Agreement and within  limits  set by  the  Employer.  Participants  may  direct  the
          Trustee,  in writing (or in such other form which is acceptable to the
          Trustee), to invest their accounts in specific

                                       46

          assets,  specific funds or other investments  permitted under the Plan and the Participant Direction Procedures.  That portion of the account of any  Participant  that is subject to  investment  direction of such
          Participant will be considered a Participant Directed Account.

               (b) The  Administrator  will  establish a  Participant  Direction
          Procedure,  to be applied in a uniform and  nondiscriminatory  manner, setting forth the permissible  investment  options under this Section, how  often  changes  between  investments  may be made,  and any other limitations  and  provisions  that the  Administrator  may impose on a
          Participant's right to direct investments.

               (c) The Administrator may, in its discretion,  include or exclude by amendment or other action from the Participant Direction Procedures such  instructions,  guidelines  or policies as it deems  necessary or appropriate  to ensure  proper  administration  of the  Plan,  and may interpret the same accordingly.

               (d) As of each Valuation Date, all Participant  Directed Accounts shall be charged or credited with the net earnings,  gains, losses and expenses as well as any  appreciation  or  depreciation  in the market value  using  publicly  listed fair market  values when  available  or appropriate as follows:

               (1) to the extent the assets in a  Participant  Directed  Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Account shall be based upon the total  amount of funds so  invested in a manner
               proportionate   to  the   Participant's   share  of  such  pooled
               investment; and

               (2) to the extent the assets in a  Participant  Directed  Account are  accounted  for  as  segregated  assets,  the  allocation  of earnings, gains on and losses from such assets shall be made on a separate and distinct basis.

               (e)   Investment   directions   will  be  processed  as  soon  as
          administratively  practicable after proper  investment  directions are received  from the  Participant.  No  guarantee  is made by the  Plan,
          Employer,  Administrator or Trustee that investment directions will be processed  on a daily  basis,  and no guarantee is made in any respect
          regarding   the   processing   time   of  an   investment   direction.
          Notwithstanding  any  other  provision  of  the  Plan,  the  Employer,
          Administrator or Trustee reserves the right to not value an investment option on any given  Valuation Date for any reason deemed  appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any  investment  transaction  may be  delayed  for  any  legitimate business reason (including,  but not limited to, failure of systems or computer  programs,  failure of the means of the transmission of data, force  majeure,  the failure of a service  provider to timely  receive values or prices, and correction for errors or omissions or the errors or  omissions  of any  service  provider).  The  processing  date of a transaction  will  be  binding  for  all  purposes  of  the  Plan  and
          considered   the   applicable   Valuation   Date  for  an   investment
          transaction.

                                       47

               (f) If the Employer has elected in the Adoption Agreement that it intends to operate any  portion of this Plan as an Act Section  404(c)
          plan,  the  Participant   Direction   Procedures   should  provide  an
          explanation of the  circumstances  under which  Participants and their
          Beneficiaries  may give  investment  instructions,  including  but not limited to, the following:

               (1) the conveyance of instructions by the  Participants and their
               Beneficiaries  to  invest  Participant  Directed  Accounts  in  a
               Directed Investment Option;

               (2) the name,  address and phone number of the Fiduciary (and, if applicable,  the person or persons designated by the Fiduciary to act on its behalf)  responsible for providing  information to the
               Participant  or  a  Beneficiary  upon  request  relating  to  the
               Directed Investment Options;

               (3)  applicable   restrictions  on  transfers  to  and  from  any
               Designated Investment Alternative;

               (4) any  restrictions  on the  exercise  of  voting,  tender  and similar  rights  related to a Directed  Investment  Option by the
               Participants or their Beneficiaries;

               (5) a  description  of any  transaction  fees and expenses  which
               affect  the  balances  in   Participant   Directed   Accounts  in
               connection  with the  purchase  or sale of a Directed  Investment
               Option; and

               (6) general  procedures for the  dissemination  of investment and
               other   information   relating  to  the   Designated   Investment
               Alternatives as deemed  necessary or  appropriate,  including but not limited to a description of the following:

                    (i)  the  investment  vehicles  available  under  the  Plan, including  specific  information  regarding  any  Designated
                    Investment Alternative;

                    (ii) any designated Investment Managers; and

                    (iii) a description of the additional  information  that may be obtained  upon request from the  Fiduciary  designated to provide such information.

               (g) With  respect  to those  assets in a  Participant's  Directed
          Account,  the Participant or Beneficiary shall direct the Trustee with regard to any voting,  tender and similar rights  associated  with the ownership  of  such  assets  (hereinafter  referred  to as the  "Stock
          Rights")  as  follows  based  on the  election  made  in the  Adoption
          Agreement:

               (1) each  Participant or Beneficiary  shall direct the Trustee to vote or otherwise  exercise such Stock Rights in accordance  with the provisions, conditions and terms of any such Stock Rights;

               (2) such  directions  shall be  provided  to the  Trustee  by the
               Participant or  Beneficiary  in accordance  with the procedure as established  by the  Administrator  and the Trustee shall vote or

                                       48

               otherwise exercise such Stock Rights with respect to which it has received directions to do so under this Section; and

               (3) to the extent to which a Participant or Beneficiary  does not instruct  the Trustee to vote or  otherwise  exercise  such Stock
               Rights,  such  Participants or  Beneficiaries  shall be deemed to have directed the Trustee that such Stock Rights remain  nonvoted
               and  unexercised.   (h)  Any  information  regarding  investments
               available  under the  Plan,  to the  extent  not  required  to be
               described  in  the  Participant  Direction  Procedures,   may  be
               provided  to  Participants  in one or more  documents  (or in any other form,  including,  but not limited  to,  electronic  media)
               which are separate from the Participant  Direction Procedures and are not thereby incorporated by reference into this Plan.

            4.11 INTEGRATION IN MORE THAN ONE PLAN

            If the Employer  maintains  qualified  retirement plans that provide for permitted disparity (integration),  the provisions of Section 4.3(b)(4) will apply.  Furthermore,  if the Employer maintains two or more standardized  paired plans, only one plan may provide for permitted disparity.

            4.12 QUALIFIED MILITARY SERVICE

            Notwithstanding  any  provisions  of  this  Plan  to  the  contrary, effective  as of the later of December 12, 1994,  or the  Effective  Date of the
Plan,  contributions,  benefits  and service  credit with  respect to  qualified military  service  will be  provided in  accordance  with Code  Section  414(u).
Furthermore, loan repayments may be suspended under this Plan as permitted under
Code Section 414(u)(4).

                                   ARTICLE V
                                   VALUATIONS

            5.1 VALUATION OF THE TRUST FUND

            The  Administrator  shall direct the Trustee,  as of each  Valuation
Date, to determine the net worth of the assets  comprising  the Trust Fund as it exists on the Valuation Date. In determining  such net worth,  the Trustee shall value the assets  comprising the Trust Fund at their fair market value (or their contractual  value in the case of a Contract or Policy) as of the Valuation Date and may deduct all  expenses  for which the Trustee has not yet been paid by the
Employer or the Trust Fund.  The Trustee may update the value of any shares held in a Participant  Directed  Account by reference to the number of shares held on behalf of the Participant, priced at the market value as of the Valuation Date.

            5.2 METHOD OF VALUATION

            In determining the fair market value of securities held in the Trust
Fund which are listed on a registered stock exchange,  the  Administrator  shall direct the Trustee to value the same at the prices they were last traded on such exchange  preceding  the  close  of  business  on the  Valuation  Date.  If such securities  were not traded on the  Valuation  Date, or if the exchange on which

                                       49

they are  traded  was not open for  business  on the  Valuation  Date,  then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next  preceding  the close of business on the  Valuation  Date, which bid price  shall be obtained  from a  registered  broker or an  investment banker. In determining the fair market value of assets other than securities for which  trading or bid prices can be  obtained,  the  Trustee may  appraise  such assets  itself,  or in its  discretion,  employ one or more  appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

            6.1 DETERMINATION OF BENEFITS UPON RETIREMENT

            Every  Participant  may terminate  employment  with the Employer and retire for purposes hereof on the Participant's  Normal Retirement Date or Early
Retirement  Date.  However,  a  Participant  may  postpone  the  termination  of employment  with the Employer to a later date, in which event the  participation of such  Participant  in the Plan,  including  the right to receive  allocations pursuant to Section 4.3,  shall  continue  until such  Participant's  Retirement
Date.  Upon a  Participant's  Retirement  Date,  or if elected  in the  Adoption
Agreement,  the  attainment of Normal  Retirement  Date without  termination  of employment  with the  Employer,  or as soon  thereafter as is  practicable,  the
Administrator shall direct the distribution, at the election of the Participant, of the  Participant's  entire  Vested  interest in the Plan in  accordance  with
Section 6.5.

            6.2 DETERMINATION OF BENEFITS UPON DEATH

               (a) Upon the  death of a  Participant  before  the  Participant's
          Retirement  Date or  other  termination  of  employment,  all  amounts credited to such  Participant's  Combined Account shall, if elected in the Adoption  Agreement,  become fully Vested. The Administrator shall direct, in accordance with the provisions of Sections 6.6 and 6.7, the distribution  of the  deceased  Participant's  Vested  accounts to the
          Participant's Beneficiary.

               (b) Upon the  death of a Former  Participant,  the  Administrator shall direct,  in accordance  with the  provisions of Sections 6.6 and
          6.7, the  distribution of any remaining Vested amounts credited to the
          accounts  of  such  deceased   Former   Participant   to  such  Former
          Participant's Beneficiary.

               (c) The  Administrator may require such proper proof of death and such  evidence  of the right of any person to  receive  payment of the value of the account of a deceased  Participant or Former  Participant
          as  the   Administrator  may  deem  desirable.   The   Administrator's
          determination  of death  and of the  right of any  person  to  receive payment shall be conclusive.

               (d) Unless otherwise  elected in the manner prescribed in Section
          6.6, the Beneficiary of the  Pre-Retirement  Survivor Annuity shall be

                                       50

          the Participant's  surviving spouse. Except,  however, the Participant
          may   designate   a   Beneficiary   other  than  the  spouse  for  the
          Pre-Retirement Survivor Annuity if:

               (1) the  Participant  and the  Participant's  spouse have validly
               waived  the   Pre-Retirement   Survivor  Annuity  in  the  manner
               prescribed in Section 6.6, and the spouse has waived the right to be the Participant's Beneficiary,

               (2) the  Participant  is legally  separated or has been abandoned
               (within the meaning of local law) and the Participant has a court order  to  such  effect  (and  there  is no  "qualified  domestic relations order" as defined in Code Section 414(p) which provides otherwise),

               (3) the Participant has no spouse, or

               (4) the spouse cannot be located.

               In such event, the designation of a Beneficiary  shall be made on a form  satisfactory  to the  Administrator.  A Participant may at any
          time revoke a designation  of a Beneficiary or change a Beneficiary by filing  written (or in such other form as permitted by the IRS) notice of such  revocation  or change with the  Administrator.  However,  the
          Participant's  spouse must again  consent in writing (or in such other form as permitted by the IRS) to any change in Beneficiary  unless the original consent  acknowledged  that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

               (e) A Participant  may, at any time,  designate a Beneficiary for death benefits,  if any,  payable under the Plan that are in excess of the  Pre-Retirement  Survivor Annuity without the waiver or consent of the  Participant's  spouse.  In the  event  no  valid  designation  of
          Beneficiary  exists, or if the Beneficiary is not alive at the time of the  Participant's  death,  the  death  benefit  will  be  paid in the following order of priority, unless the Employer specifies a different order of priority in an addendum to the Adoption Agreement, to:

               (1) The Participant's surviving spouse;

               (2) The Participant's  children,  including adopted children, per stirpes

               (3) The Participant's surviving parents, in equal shares; or

               (4) The Participant's estate.

          If the Beneficiary does not predecease the Participant, but dies prior to distribution  of the death benefit,  the death benefit will be paid to the Beneficiary's estate.

               (f) Notwithstanding  anything in this Section to the contrary, if a  Participant  has  designated  the spouse as a  Beneficiary,  then a divorce decree or a legal separation that relates to such spouse shall revoke the  Participant's  designation  of the spouse as a Beneficiary unless the decree or a qualified  domestic relations order (within the meaning of Code  Section  414(p))  provides  otherwise or a subsequent

                                       51

          Beneficiary designation is made.

               (g)  If  the  Plan  provides  an  insured  death  benefit  and  a
          Participant   dies  before  any   insurance   coverage  to  which  the
          Participant is entitled under the Plan is effected,  the death benefit from such insurance coverage shall be limited to the premium which was or otherwise would have been used for such purpose.

               (h) In the event of any  conflict  between the terms of this Plan and the terms of any Contract  issued  hereunder,  the Plan provisions shall control.

            6.3 DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

               In the event of a  Participant's  Total and Permanent  Disability prior to the  Participant's  Retirement  Date or other  termination of employment,  all  amounts  credited  to  such  Participant's  Combined
          Account  shall,  if elected in the  Adoption  Agreement,  become fully
          Vested.   In  the  event  of  a  Participant's   Total  and  Permanent
          Disability,  the  Administrator,  in accordance with the provisions of
          Sections  6.5  and  6.7,  shall  direct  the   distribution   to  such
          Participant of the entire Vested interest in the Plan.

            6.4 DETERMINATION OF BENEFITS UPON TERMINATION

               (a) If a Participant's employment with the Employer is terminated for any reason other than death,  Total and Permanent  Disability,  or retirement,  then such Participant  shall be entitled to such benefits as are provided herein.

               Distribution of the funds due to a Terminated  Participant  shall be made on the  occurrence  of an  event  which  would  result  in the distribution had the Terminated  Participant remained in the employ of the  Employer  (upon the  Participant's  death,  Total  and  Permanent
          Disability,  Early or Normal Retirement).  However, at the election of the Participant, the Administrator shall direct that the entire Vested portion of the Terminated Participant's Combined Account be payable to such Terminated Participant provided the conditions, if any, set forth in the Adoption Agreement have been satisfied.  Any distribution under this paragraph  shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including but not limited to, all notice and consent  requirements  of Code Sections  411(a)(11) and
          417 and the Regulations thereunder.

               Regardless of whether distributions in kind are permitted, in the event the amount of the Vested portion of the Terminated Participant's
          Combined  Account  equals  or  exceeds  the fair  market  value of any
          insurance   Contracts,   the   Trustee,   when  so   directed  by  the
          Administrator  and  agreed  to by the  Terminated  Participant,  shall assign,  transfer,  and set over to such  Terminated  Participant  all
          Contracts on such Terminated  Participant's  life in such form or with such endorsements, so that the settlement options and forms of payment are  consistent  with the provisions of Section 6.5. In the event that the  Terminated  Participant's  Vested portion does not at least equal the  fair  market  value  of the  Contracts,  if any,  the  Terminated
          Participant  may pay over to the  Trustee  the sum  needed to make the distribution  equal to the value of the  Contracts  being  assigned or transferred,  or the Trustee,  pursuant to the Participant's election, may borrow the cash value of the  Contracts  from the  Insurer so that

                                       52

          the  value of the  Contracts  is equal to the  Vested  portion  of the
          Terminated   Participant's   Combined  Account  and  then  assign  the
          Contracts to the Terminated Participant.

               Notwithstanding  the  above,  unless  otherwise  elected  in  the
          Adoption Agreement, if the value of a Terminated  Participant's Vested benefit  derived from  Employer and  Employee  contributions  does not exceed $5,000 (or, $3,500 for distributions made prior to the later of the first day of the first Plan Year  beginning  on or after August 5,
          1997,  or  the  date   specified  in  the  Adoption   Agreement)   the
          Administrator  shall direct that the entire Vested  benefit be paid to such Participant in a single lump-sum without regard to the consent of the Participant or the  Participant's  spouse. A Participant's  Vested benefit shall not include Qualified  Voluntary Employee  Contributions within  the  meaning  of  Code  Section  72(o)(5)(B)  for  Plan  Years beginning prior to January 1, 1989. Furthermore,  the determination of whether the $5,000  (or, if  applicable,  $3,500)  threshold  has been exceeded is generally  based on the value of the Vested  benefit as of the Valuation Date preceding the date of the distribution. However, if the "lookback rule" applies,  the applicable threshold is deemed to be exceeded if the Vested benefit  exceeded the  applicable  threshold at the time of any prior  distribution.  The  "lookback  rule"  generally applies  to all  distributions  made  prior to March  22,  1999.  With respect  to  distributions  made  on or  after  March  22,  1999,  the
          "lookback  rule" applies if either (1) the  provisions of Section 6.12 do not apply or (2) a Participant  has begun to receive  distributions pursuant  to an  optional  form of  benefit  under  which at least one scheduled  periodic  distribution  has not yet been  made,  and if the value  of the  Participant's  benefit,  determined  at the time of the first  distribution  under that optional form of benefit  exceeded the applicable  threshold.  However, the Plan does not fail to satisfy the requirements  of this  paragraph  if,  prior to the  adoption  of this
          Prototype Plan, the "lookback rule" was applied to all  distributions.
          Notwithstanding  the preceding,  the "lookback rule" will not apply to any distributions made on or after October 17, 2000.

               (b) The Vested  portion of any  Participant's  Account shall be a percentage of such  Participant's  Account  determined on the basis of the Participant's number of Years of Service (or Periods of Service if the Elapsed Time Method is elected)  according to the vesting schedule specified in the Adoption Agreement.  However, a Participant's  entire interest in the Plan shall be  non-forfeitable  upon the Participant's
          Normal  Retirement Age (if the Participant is employed by the Employer on or after such date).

               (c) For any Top Heavy Plan Year,  the minimum  top heavy  vesting schedule  elected  by the  Employer  in the  Adoption  Agreement  will automatically  apply  to the  Plan.  The  minimum  top  heavy  vesting schedule  applies to all  benefits  within the meaning of Code Section
          411(a)(7)  except  those   attributable  to  Employee   contributions,
          including  benefits  accrued before the effective date of Code Section
          416 and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant's Vested percentage shall occur in the event the Plan's  status as top heavy  changes  for any Plan Year.  However, this  Section  does not apply to the account  balances of any Employee who does  not have an Hour of  Service  after  the Plan has  initially become  top  heavy  and  the  Vested  percentage  of  such  Employee's
          Participant's  Account  shall be  determined  without  regard  to this
          Section 6.4(c).

                                       53

               If in any subsequent  Plan Year the Plan ceases to be a Top Heavy
          Plan,  then  unless  a  specific  Plan  amendment  is made to  provide otherwise, the Administrator will continue to use the vesting schedule in effect while the Plan was a Top Heavy Plan.

               (d)  Upon  the   complete   discontinuance   of  the   Employer's
          contributions  to the Plan (if this is a profit  sharing plan) or upon any full or partial termination of the Plan, all amounts then credited to the account of any  affected  Participant  shall become 100% Vested and shall not thereafter be subject to Forfeiture.

               (e) If this is an amended or restated Plan, then  notwithstanding the vesting schedule specified in the Adoption  Agreement,  the Vested percentage  of a  Participant's  Account  shall  not be less  than the
          Vested  percentage  attained as of the later of the effective  date or adoption date of this amendment and restatement.  The computation of a
          Participant's nonforfeitable percentage of such Participant's interest in the Plan  shall  not be  reduced  as the  result  of any  direct or indirect  amendment to this  Article,  or due to changes in the Plan's status  as a Top  Heavy  Plan.  Furthermore,  if  the  Plan's  vesting schedule is  amended,  then the  amended  schedule  will only apply to those Participants who complete an Hour of Service after the effective date of the amendment.

               (f) If the Plan's vesting schedule is amended,  or if the Plan is amended in any way that directly or indirectly affects the computation of the  Participant's  nonforfeitable  percentage  or if the  Plan  is deemed amended by an automatic change to a top heavy vesting schedule, then each  Participant  with at least  three (3) Years of Service  (or
          Periods of Service if the  Elapsed  Time  Method is elected) as of the expiration  date  of the  election  period  may  elect  to  have  such
          Participant's   nonforfeitable  percentage  computed  under  the  Plan
          without regard to such amendment or change.  If a Participant fails to make such election,  then such Participant shall be subject to the new vesting schedule.  The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

          (1) the adoption date of the amendment,

          (2) the effective date of the amendment, or

          (3) the date the Participant  receives written notice of the amendment from the Employer or Administrator.

               (g) In  determining  Years of Service  or Periods of Service  for purposes  of  vesting  under the Plan,  Years of Service or Periods of
          Service shall be excluded as elected in the Adoption Agreement.

            6.5 DISTRIBUTION OF BENEFITS

               (a)(1) Unless otherwise  elected as provided below, a Participant who is  married  on the  Annuity  Starting  Date  and who does not die before the Annuity  Starting  Date shall receive the value of all Plan benefits in the form of a Joint and  Survivor  Annuity.  The Joint and
          Survivor Annuity is an annuity that commences immediately and shall be equal in value to a single  life  annuity.  Such  joint  and  survivor

                                       54

          benefits  following  the  Participant's  death  shall  continue to the spouse  during the  spouse's  lifetime at a rate equal to either fifty
          percent  (50%),   seventy-five   percent  (75%)  (or,   sixty-six  and
          two-thirds  percent  (66  2/3%) if the  Insurer  used to  provide  the annuity  does  not  offer  a  joint  and  seventy-five  percent  (75%)
          annuity),  or one  hundred  percent  (100%) of the rate at which  such benefits were payable to the Participant.  Unless otherwise elected in the  Adoption  Agreement,  a joint and fifty  percent  (50%)  survivor annuity  shall  be  considered  the  designated  qualified  Joint  and
          Survivor  Annuity and the normal  form of payment for the  purposes of this Plan.  However,  the Participant  may,  without spousal  consent, elect an alternative  Joint and Survivor  Annuity,  which  alternative shall be equal in value to the designated qualified Joint and Survivor
          Annuity.  An  unmarried  Participant  shall  receive the value of such
          Participant's  benefit in the form of a life annuity.  Such  unmarried
          Participant,  however,  may  elect to  waive  the  life  annuity.  The election must comply with the provisions of this Section as if it were an  election  to waive  the Joint and  Survivor  Annuity  by a married
          Participant,  but without fulfilling the spousal consent  requirement.
          The  Participant  may elect to have any annuity  provided  for in this
          Section  distributed  upon the attainment of the "earliest  retirement age" under the Plan.  The  "earliest  retirement  age" is the earliest date on which,  under the Plan, the Participant could elect to receive retirement benefits.

               (2) Any election to waive the Joint and Survivor  Annuity must be made by the  Participant  in  writing  (or in such  other form as permitted by the IRS) during the election period and be consented to in writing (or in such other form as  permitted by the IRS) by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian,  even if such guardian is  the  Participant,  may  give  consent.  Such  election  shall designate a Beneficiary  (or a form of benefits)  that may not be changed without spousal consent (unless the consent of the spouse expressly  permits  designations by the  Participant  without the requirement  of further  consent by the  spouse).  Such  spouse's consent shall be irrevocable  and must  acknowledge the effect of such  election  and be witnessed  by a Plan  representative  or a notary  public.  Such  consent  shall  not be  required  if it is established to the  satisfaction  of the  Administrator  that the required  consent cannot be obtained  because there is no spouse, the spouse cannot be located,  or other circumstances that may be prescribed by  Regulations.  The election made by the Participant and consented to by such  Participant's  spouse may be revoked by the Participant in writing (or in such other form as permitted by the IRS) without the consent of the spouse at any time during the election period. A revocation of a prior election shall cause the
               Participant's  benefits to be distributed as a Joint and Survivor
               Annuity.  The number of revocations shall not be limited. Any new election must comply with the  requirements of this paragraph.  A former spouse's waiver shall not be binding on a new spouse.

               (3) The election  period to waive the Joint and Survivor  Annuity shall  be the  ninety  (90)  day  period  ending  on the  Annuity
               Starting Date.

               (4) For  purposes of this  Section,  spouse or  surviving  spouse means the spouse or surviving spouse of the Participant, provided that a former  spouse will be treated as the spouse or  surviving

                                       55

               spouse and a current  spouse will not be treated as the spouse or surviving  spouse  to  the  extent  provided  under  a  qualified domestic relations order as described in Code Section 414(p).

               (5) With regard to the  election,  except as  otherwise  provided herein,  the  Administrator  shall provide to the  Participant no less than  thirty  (30) days and no more  than  ninety  (90) days before the Annuity Starting Date a written (or such other form as permitted by the IRS) explanation of:

                    (i) the terms  and  conditions  of the  Joint  and  Survivor
                    Annuity,

                    (ii) the  Participant's  right to make and the  effect of an election to waive the Joint and Survivor Annuity,

                    (iii) the right of the  Participant's  spouse to  consent to any election to waive the Joint and Survivor Annuity, and

                    (iv) the right of the  Participant  to revoke such election, and the effect of such revocation.

               (6) Any  distribution  provided  for in this  Section  made on or after  December 31, 1996, may commence less than thirty (30) days after the notice  required  by Code  Section  417(a)(3)  is given provided the following requirements are satisfied:

                    (i) the  Administrator  clearly informs the Participant that the  Participant has a right to a period of thirty (30) days after receiving the notice to consider  whether to waive the
                    Joint  and  Survivor  Annuity  and to  elect  (with  spousal consent)  a form of  distribution  other  than a  Joint  and
                    Survivor Annuity;

                    (ii) the  Participant is permitted to revoke any affirmative distribution  election at least  until the Annuity  Starting
                    Date or, if later,  at any time prior to the  expiration  of the  seven  (7) day  period  that  begins  the day after the explanation of the Joint and Survivor Annuity is provided to the Participant;

                    (iii) the Annuity  Starting  Date is after the time that the explanation of the Joint and Survivor Annuity is provided to the Participant.  However,  the Annuity Starting Date may be
                    before the date that any affirmative  distribution  election is made by the  Participant  and  before  the date  that the distribution is permitted to commence under (iv) below; and

                    (iv)   distribution   in  accordance  with  the  affirmative
                    election  does not  commence  before the  expiration  of the
                    seven  (7)  day  period   that  begins  the  day  after  the
                    explanation of the Joint and Survivor Annuity is provided to the Participant.

                    (b) In the event a married  Participant duly elects pursuant to paragraph  (a)(2) above not to receive the benefit in the form of a Joint and Survivor  Annuity,  or if such  Participant is not

                                       56

               married,  in the  form  of a  life  annuity,  the  Administrator, pursuant to the  election of the  Participant,  shall  direct the distribution  to a Participant or Beneficiary any amount to which the  Participant or Beneficiary is entitled under the Plan in one or more of the following methods which are permitted  pursuant to the Adoption Agreement:

               (1) One lump-sum payment in cash or in property that is allocated
               to  the  accounts  of  the   Participant   at  the  time  of  the
               distribution;

               (2) Partial withdrawals;

               (3)  Payments  over  a  period  certain  in  monthly,  quarterly, semiannual, or annual cash installments. In order to provide such installment  payments,  the  Administrator  may (A) segregate the aggregate amount thereof in a separate, federally insured savings account,  certificate  of deposit  in a bank or savings  and loan association,  money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term  certain  (with no life  contingencies)  providing  for such payment.  The period over which such  payment is to be made shall not extend beyond the Participant's  life expectancy (or the life expectancy of the  Participant and the  Participant's  designated
               Beneficiary);

               (4) Purchase of or providing  an annuity.  However,  such annuity may not be in any form  that will  provide  for  payments  over a period  extending  beyond either the life of the  Participant (or the lives of the  Participant  and the  Participant's  designated
               Beneficiary)  or the life  expectancy of the  Participant (or the
               life  expectancy  of  the   Participant  and  the   Participant's
               designated Beneficiary).

               (c) Benefits may not be paid  without the  Participant's  and the
          Participant's   spouse's   consent  if  the   present   value  of  the
          Participant's  Joint and Survivor  Annuity  derived from  Employer and
          Employee  contributions  exceeds,  or has ever  exceeded,  $5,000  (or
          $3,500,  for distributions made prior to the later of the first day of the first  Plan Year  beginning  after  August  5,  1997,  or the date specified in the Adoption  Agreement) and the benefit is  "immediately distributable."  However,  spousal  consent  is  not  required  if the distribution  will made in the form a  Qualified  Joint  and  Survivor
          Annuity and the benefit is "immediately  distributable."  A benefit is
          "immediately  distributable"  if any  part  of the  benefit  could  be distributed  to the  Participant  (or  surviving  spouse)  before  the
          Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62.

               If the value of the  Participant's  benefit derived from Employer and Employee  contributions does not exceed, and has never exceeded at the  time  of any  prior  distribution,  $5,000  (or,  if  applicable,
          $3,500),  then the  Administrator  will  distribute  such benefit in a lump-sum without such  Participant's  consent.  No distribution may be made under the  preceding  sentence  after the Annuity  Starting  Date unless the Participant and the Participant's spouse consent in writing
          (or in such other form as permitted by the IRS) to such  distribution.
          Any consent  required  under this  paragraph must be obtained not more than ninety  (90) days before  commencement  of the  distribution  and
          shall  be  made  in  a  manner  consistent  with  Section   6.5(a)(2).
          Notwithstanding  the preceding,  the "lookback  rule" (which  provides

                                       57

          that if the present value at the time of a prior distribution exceeded the  applicable  dollar  threshold,  then  the  present  value  at any subsequent  time is deemed to exceed the threshold)  will not apply to any distributions made on or after October 17, 2000.

               (d) The  following  rules will apply with  respect to the consent requirements set forth in subsection (c):

               (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code
               Section 417;

               (2) The  Participant  must be  informed  of the  right  to  defer receipt of the  distribution.  If a Participant fails to consent, it shall be  deemed an  election  to defer  the  commencement  of payment  of any  benefit.  However,  any  election  to defer  the receipt of benefits shall not apply with respect to distributions that are required under Section 6.5(e);

               (3) Notice of the rights  specified under this paragraph shall be provided  no less than  thirty  (30) days and no more than ninety
               (90) days before the Annuity Starting Date;

               (4) Written (or such other form as  permitted by the IRS) consent of the  Participant to the  distribution  must not be made before the  Participant  receives  the  notice and must not be made more than ninety (90) days before the Annuity Starting Date; and

               (5) No  consent  shall  be valid if a  significant  detriment  is imposed under the Plan on any Participant who does not consent to the distribution.

               (e)  Notwithstanding  any  provision in the Plan to the contrary, for Plan Years beginning after December 31, 1996, the  distribution of a  Participant's  benefits,  whether  under  the Plan or  through  the purchase of an annuity Contract,  shall be made in accordance with the following  requirements  and shall otherwise  comply with Code Section
          401  (a)(9)  and  the  Regulations  thereunder  (including  Regulation
          1_401(a)(9)-2):

               (1) A Participant's benefits will be distributed or must begin to
               be  distributed  not  later  than  the  Participant's   "required
               beginning  date."  Alternatively,  distributions to a Participant must begin no later than the  Participant's  "required  beginning date" and must be made over the life of the  Participant  (or the
               lives  of  the  Participant  and  the  Participant's   designated
               Beneficiary)  or the life  expectancy of the  Participant (or the life  expectancies  of  the  Participant  and  the  Participant's designated Beneficiary) in accordance with Regulations.  However, if the  distribution is to be in the form of a joint and survivor annuity or single life annuity,  then distributions must begin no later than the  "required  beginning  date" and must be made over the life of the  Participant (or the lives of the Participant and the  Participant's  designated  Beneficiary)  in accordance  with
               Regulations.

                                       58

               (2) The  "required  beginning  date" for a  Participant  who is a
               "five percent (5%) owner" with respect to the Plan Year ending in the calendar  year in which such  Participant  attains age 70 1/2 means April lst of the calendar year  following the calendar year in which the Participant  attains age 70 1/2. Once  distributions have begun to a "five percent (5%) owner" under this  subsection, they must  continue to be  distributed,  even if the  Participant ceases to be a "five percent (5%) owner" in a subsequent year.

               (3) The "required  beginning date" for a Participant other than a
               "five percent (5%) owner" means,  unless the Employer has elected to continue the pre-SBJPA rules in the Adoption Agreement,  April
               1st of the calendar year following the later of the calendar year in which the Participant  attains age 70 1/2 or the calendar year in which the Participant retires.

               (4) If the election is made to continue the pre-SBJPA rules, then except as provided below, the "required  beginning date" is April
               1st of the calendar  year  following the calendar year in which a
               Participant attains age 70 1/2.

                    (i) However, the "required beginning date" for a Participant who had attained age 70 1/2 before  January 1, 1988, and was not a five  percent  (5%) owner  (within the meaning of Code
                    Section 416) at any time during the Plan Year ending with or within the calendar year in which the  Participant  attained age 66 1/2 or any subsequent  Plan Year, is April 1st of the
                    calendar   year   following   the   calendar  in  which  the
                    Participant retires.

                    (ii)  Notwithstanding  (i) above,  the  "required  beginning date" for a  Participant  who was a five  percent (5%) owner
                    (within the meaning of Code  Section 416) at any time during the five (5) Plan Year period ending in the calendar year in which the  Participant  attained  age 70 1/2 is April 1st of the calendar year in which the  Participant  attained age 70
                    1/2. In the case of a Participant  who became a five percent
                    (5%) owner during any Plan Year after the  calendar  year in which the  Participant  attained age 70 1/2,  the  "required beginning  date" is April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.

               (5) If  this  is an  amendment  or  restatement  of a  plan  that contained the pre-SBJPA  rules and an election is made to use the post-SBJPA  rules,  then  the  transition  rules  elected  in the
               Adoption Agreement will apply.

               (6) Except as  otherwise  provided  herein,  "five  percent  (5%)
               owner" means, for purposes of this Section,  a Participant who is a five  percent  (5%) owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

               (7)  Distributions  to  a  Participant  and  such   Participant's
               Beneficiaries will only be made in accordance with the incidental death benefit  requirements of Code Section  401(a)(9)(G) and the
               Regulations thereunder.

                                       59

               (8) For  purposes  of this  Section,  the  life  expectancy  of a
               Participant and/or a Participant's spouse (other than in the case of a life annuity) shall or shall not be redetermined annually as
               elected  in  the  Adoption   Agreement  and  in  accordance  with
               Regulations.  If the Participant or the Participant's  spouse may
               elect,   pursuant  to  the  Adoption  Agreement,   to  have  life
               expectancies recalculated,  then the election, once made shall be irrevocable.  If no  election  is made by the time  distributions must commence,  then the life  expectancy of the  Participant and the  Participant's  spouse shall not be subject to recalculation.
               Life expectancy and joint and last survivor life expectancy shall be  computed  using the  return  multiples  in Tables V and VI of
               Regulation Section 1.72-9.

               (9)  With  respect  to  distributions  under  the  Plan  made for calendar  years  beginning  on or after  January 1,  2001,  or if later,  the date  specified in the Adoption  Agreement,  the Plan will apply the minimum distribution  requirements of Code Section
               401(a)(9)  in  accordance  with  the  Regulations  under  section
               401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.  This amendment  shall continue  in  effect  until  the end of the  last  calendar  year beginning  before the effective date of final  Regulations  under section  401  (a)(9) or such other  date as may be  specified  in guidance published by the Internal Revenue Service.

               However,  if the date  specified in the  Adoption  Agreement is a date in 2001 other than  January  1, 2001,  then with  respect to distributions  under  the  Plan  made on or after  such  date for calendar  years  beginning on or after January 1, 2001,  the Plan will apply the minimum distribution  requirements of Code Section
               401(a)(9)  in  accordance  with  the  Regulations  under  section
               401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. If the total amount of required  minimum  distributions  made to a participant  for 2001 prior to the  specified  date are  equal to or  greater  than the amount of required  minimum  distributions  determined  under the
               2001 Proposed Regulations,  then no additional  distributions are required for such  participant for 2001 on or after such date. If the total  amount of  required  minimum  distributions  made to a participant  for 2001 prior to the  specified  date are less than the amount determined under the 2001 Proposed  Regulations,  then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the
               2001  Proposed  Regulations.  This  amendment  shall  continue in effect until the end of the last calendar year  beginning  before the effective date of final  Regulations  under section 401(a)(9)
               or such other date as may be specified  in guidance  published by the Internal Revenue Service.

               (f)  All   annuity   Contracts   under   this   Plan   shall   be
          non-transferable  when  distributed.  Furthermore,  the  terms  of any annuity Contract  purchased and distributed to a Participant or spouse shall comply with all of the requirements of this Plan.

               (g) Subject to the spouse's  right of consent  afforded under the
          Plan,  the  restrictions  imposed by this Section shall not apply if a
          Participant has, prior to January 1, 1984, made a written  designation

                                       60

          to have retirement  benefits paid in an alternative  method acceptable under Code Section 401 (a) as in effect prior to the  enactment of the
          Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA).

               (h) If a  distribution  is  made  to a  Participant  who  has not severed  employment  and who is not fully Vested in the  Participant's
          Account,  and the  Participant  may increase the Vested  percentage in such  account,  then at any  relevant  time the  Participant's  Vested portion of the account will be equal to an amount ("X")  determined by the formula:

          X equals P (AB plus D) -D

               For purposes of applying the formula:  P is the Vested percentage at the relevant time, AB is the account  balance at the relevant time,
          D is the amount of distribution,  and the relevant time is the time at which,  under the Plan,  the Vested  percentage in the account  cannot increase.

               However,  the  Employer  may attach an addendum  to the  Adoption
          Agreement to provide that a separate  account shall be established for the  Participant's  interest  in  the  Plan  as of  the  time  of  the distribution,  and at  any  relevant  time  the  Participant's  Vested portion of the separate account will be equal to an amount  determined as follows:  P (AB plus (R x D)) - (R x D) where R is the ratio of the account  balance at the  relevant  time to the account  balance  after distribution  and the  other  terms  have the same  meaning  as in the preceding paragraph. Any amendment to change the formula in accordance with the preceding sentence shall not be considered an amendment which causes this Plan to become an individually designed Plan.

               (i) If this is a Plan amendment that  eliminates or restricts the ability  of a  Participant  to receive  payment  of the  Participant's interest in the Plan under a particular optional form of benefit, then the  amendment  shall not apply to any  distribution  with an  annuity starting  date earlier than the earlier of: (i) the 90th day after the date the Participant  receiving the  distribution has been furnished a summary  that  reflects  the  amendment  and  that  satisfies  the Act requirements at 29 CFR  2520.104b-3  relating to a summary of material modifications  or (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

            6.6 DISTRIBUTION OF BENEFITS UPON DEATH

               (a)  Unless  otherwise   elected  as  provided  below,  a  Vested
          Participant  who dies before the Annuity  Starting  Date and who has a surviving spouse shall have the  Pre-Retirement  Survivor Annuity paid to the  surviving  spouse.  The  Participant's  spouse may direct that payment  of the  Pre-Retirement  Survivor  Annuity  commence  within a reasonable  period after the  Participant's  death. If the spouse does not so direct,  payment of such benefit will  commence at the time the
          Participant  would have attained the later of Normal Retirement Age or age 62. However,  the spouse may elect a later  commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 6.6(h).

                                       61

               (b) Any  election to waive the  Pre-Retirement  Survivor  Annuity before  the  Participant's  death must be made by the  Participant  in writing  (or in such other form as  permitted  by the IRS)  during the election period and shall require the spouse's  irrevocable consent in the same  manner  provided  for in  Section  6.5(a)(2).  Further,  the spouse's consent must acknowledge the specific nonspouse  Beneficiary.
          Notwithstanding the foregoing,  the nonspouse  Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit  consent only to a specific  Beneficiary and that the spouse voluntarily elects to relinquish such right.

               (c) The  election  period  to waive the  Pre-Retirement  Survivor
          Annuity  shall  begin on the  first  day of the Plan Year in which the
          Participant  attains  age 35 and end on the date of the  Participant's death. An earlier waiver (with spousal consent) may be made provided a written (or such other form as  permitted by the IRS)  explanation  of the  Pre-Retirement  Survivor  Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the  Participant  turns age 35. In the event a  Participant  separates from  service  prior to the  beginning  of the  election  period,  the election  period  shall  begin  on the  date of such  separation  from service.

               (d) With regard to the election,  the Administrator shall provide each Participant within the applicable  election period,  with respect to such Participant (and consistent with  Regulations),  a written (or
          such  other  form  as  permitted  by  the  IRS)   explanation  of  the
          Pre-Retirement  Survivor Annuity containing comparable  information to that required pursuant to Section 6.5(a)(5).  For the purposes of this paragraph,  the term  "applicable  period"  means,  with  respect to a
          Participant, whichever of the following periods ends last:

               (1) The period  beginning  with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year  preceding  the Plan Year in which the  Participant attains age 35;

               (2)  A  reasonable   period  after  the   individual   becomes  a
               Participant;

               (3) A  reasonable  period  ending  after the Plan no longer fully subsidizes the cost of the  Pre-Retirement  Survivor Annuity with respect to the Participant; or

               (4) A reasonable  period  ending  after Code  Section  401(a)(11)
               applies to the Participant.

               For purposes of applying  this  subsection,  a reasonable  period ending after the  enumerated  events  described in (2), (3) and (4) is the end of the two (2) year period beginning one (1) year prior to the date the applicable  event occurs,  and ending one (1) year after that date. In the case of a Participant  who separates  from service before the Plan Year in which age 35 is  attained,  notice  shall be provided within  the two (2)  year  period  beginning  one (1)  year  prior  to separation  and  ending  one  (1)  year  after  separation.  If such a
          Participant  thereafter  returns to employment with the Employer,  the applicable period for such Participant shall be redetermined.

                                       62

               (e) The  Pre-Retirement  Survivor  Annuity  provided  for in this
          Section shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984.  Former  Participants  who are not  credited  with an Hour of  Service on or after  August 23,  1984, shall be provided with rights to the  Pre-Retirement  Survivor Annuity in accordance with Section  303(e)(2) of the Retirement  Equity Act of
          1984.

               (f) If the value of the  Pre-Retirement  Survivor Annuity derived from  Employer and  Employee  contributions  does not exceed,  and has never  exceeded  at the time of any prior  distribution,  $5,000  (or,
          $3,500 for  distributions  made prior to the later of the first day of the first  Plan Year  beginning  after  August  5,  1997,  or the date specified in the Adoption  Agreement) the  Administrator  shall direct the distribution of such amount to the Participant's spouse as soon as practicable.  No distribution may be made under the preceding sentence after the Annuity  Starting Date unless the spouse consents in writing
          (or in such other form as permitted by the IRS). If the value exceeds, or has ever  exceeded  at the time of any prior  distribution,  $5,000
          (or, if applicable,  $3,500), an immediate  distribution of the entire amount may be made to the surviving  spouse,  provided such  surviving spouse  consents in writing (or in such other form as permitted by the
          IRS) to such  distribution.  Any consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section
          6.5(a)(2).  Notwithstanding the preceding,  the "lookback rule" (which provides that if the present value at the time of a prior distribution exceeded the applicable  dollar  threshold,  then the present value at any subsequent  time is deemed to exceed the threshold) will not apply to any distributions made on or after October 17, 2000.

               (g) Death benefits may be paid to a Participant's  Beneficiary in one of the following  optional forms of benefits  subject to the rules specified  in Section  6.6(h) and the  elections  made in the Adoption
          Agreement.  Such optional forms of distributions may be elected by the
          Participant   in  the  event   there  is  an  election  to  waive  the
          Pre-Retirement  Survivor Annuity, and for any death benefits in excess of the Pre-Retirement  Survivor Annuity.  However, if no optional form of distribution  was elected by the Participant  prior to death,  then the Participant's Beneficiary may elect the form of distribution:

               (1) One lump-sum payment in cash or in property that is allocated
               to  the  accounts  of  the   Participant   at  the  time  of  the
               distribution.

               (2) Partial withdrawals.

               (3) Payment in monthly,  quarterly,  semi-annual,  or annual cash installments over a period to be determined by the Participant or
               the   Participant's   Beneficiary.   In  order  to  provide  such
               installment  payments,  the  Administrator  may (A) segregate the aggregate amount thereof in a separate, federally insured savings account,  certificate  of deposit  in a bank or savings  and loan association,  money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term  certain  (with no life  contingencies)  providing  for such payment.  After periodic installments  commence,  the Beneficiary shall  have the  right to  reduce  the  period  over  which  such

                                       63

               periodic  installments shall be made, and the cash amount of such periodic installments shall be adjusted accordingly.

               (4) In the form of an  annuity  over the life  expectancy  of the
               Beneficiary.

               (5) If death  benefits in excess of the  Pre-Retirement  Survivor
               Annuity are to be paid to the surviving spouse, such benefits may be paid pursuant to (1), (2) or (3) above, or used to purchase an annuity so as to  increase  the  payments  made  pursuant  to the
               Pre-Retirement Survivor Annuity.

               (h)  Notwithstanding  any  provision in the Plan to the contrary, distributions  upon  the  death  of a  Participant  shall  be  made in accordance with the following  requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder.

               (1)  If it is  determined,  pursuant  to  Regulations,  that  the distribution  of a  Participant's  interest  has  begun  and  the
               Participant dies before the entire interest has been distributed, the remaining  portion of such interest  shall be  distributed at least as  rapidly  as under the  method of  distribution  elected pursuant to Section 6.5 as of the date of death.

               (2) If a Participant dies before  receiving any  distributions of the  interest in the Plan or before  distributions  are deemed to have begun pursuant to Regulations,  then the death benefit shall be distributed to the  Participant's  Beneficiaries in accordance with the following  rules  subject to the  elections  made in the
               Adoption Agreement and subsections 6.6(h)(3) and 6.6(i) below:

                    (i) The entire death  benefit  shall be  distributed  to the
                    Participant's Beneficiaries by December 31st of the calendar year in which the  fifth  anniversary  of the  Participant's death occurs;

                    (ii) The 5-year distribution  requirement of (i) above shall not  apply  to any  portion  of the  deceased  Participant's interest  which  is  payable  to or  for  the  benefit  of a designated Beneficiary. In such event, such portion shall be distributed over the life of such designated Beneficiary (or over a period not  extending  beyond the life  expectancy of such  designated  Beneficiary)  provided  such  distribution begins not later than  December  31st of the  calendar  year
                    immediately   following  the  calendar  year  in  which  the
                    Participant died (or such later date as may be prescribed by
                    Regulations);

                    (iii)  However,  in  the  event  the  Participant's   spouse
                    (determined  as of the date of the  Participant's  death) is the  designated  Beneficiary,  the  provisions of (ii) above shall apply except that the requirement  that  distributions commence  within one year of the  Participant's  death shall not apply. In lieu thereof,  distributions  must commence on or before the later of: (1)  December  31st of the  calendar year  immediately  following  the calendar year in which the
                    Participant  died; or (2) December 31st of the calendar year

                                       64

                    in which the Participant  would have attained age 70 1/2. If the  surviving  spouse  dies  before  distributions  to such spouse begin,  then the 5-year  distribution  requirement of
                    this   Section   shall  apply  as  if  the  spouse  was  the
                    Participant.

               (3) Notwithstanding subparagraph (2) above, or any elections made in the Adoption Agreement,  if a Participant's death benefits are to be paid in the form of a Pre-Retirement Survivor Annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately  following the calendar year in which the Participant died;  or (2)  December  31st of the  calendar  year in which the
               Participant would have attained age 70 1/2.

               (i)  For  purposes  of  Section  6.6(h)(2),  the  election  by  a designated  Beneficiary  to be excepted  from the 5-year  distribution requirement  (if permitted in the Adoption  Agreement) must be made no later than December  31st of the calendar year  following the calendar year of the Participant's  death. Except,  however,  with respect to a designated Beneficiary who is the Participant's  surviving spouse, the election  must be made by the  earlier  of: (1)  December  31st of the calendar  year  immediately  following  the calendar year in which the
          Participant  died or, if later,  December 31st of the calendar year in which the Participant  would have attained age 70 1/2; or (2) December
          31st of the calendar year which contains the fifth  anniversary of the
          date  of  the  Participant's   death.  An  election  by  a  designated
          Beneficiary  must be in writing (or in such other form as permitted by the IRS) and shall be  irrevocable  as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the 5-year distribution requirement shall apply.

               (j) For  purposes  of this  Section,  the  life  expectancy  of a
          Participant  and a  Participant's  spouse (other than in the case of a life annuity) shall or shall not be  redetermined  annually as elected in the Adoption  Agreement and in accordance with Regulations.  If the
          Participant  may elect,  pursuant to the Adoption  Agreement,  to have life expectancies recalculated,  then the election, once made shall be irrevocable.  If no  election is made by the time  distributions  must commence,  then  the  life  expectancy  of  the  Participant  and  the
          Participant's  spouse  shall not be  subject  to  recalculation.  Life expectancy  and  joint  and last  survivor  life  expectancy  shall be computed  using the return  multiples in Tables V and VI of Regulation
          Section 1.72-9.

               (k) For purposes of this  Section,  any amount paid to a child of the  Participant  will  be  treated  as if it  had  been  paid  to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

               (l) In the event that less than one hundred  percent  (100%) of a
          Participant's   interest   in  the   Plan  is   distributed   to  such
          Participant's spouse, the portion of the distribution  attributable to the Participant's  Voluntary Contribution Account shall be in the same proportion that the Participant's Voluntary Contribution Account bears to the Participant's total interest in the Plan.

                                       65

               (m) Subject to the spouse's  right of consent  afforded under the
          Plan,  the  restrictions  imposed by this Section shall not apply if a
          Participant has, prior to January 1, 1984, made a written  designation to have death benefits paid in an alternative  method acceptable under
          Code  Section 401 (a) as in effect  prior to the  enactment of the Tax
          Equity and Fiscal Responsibility Act of 1982 (TEFRA).

            6.7 TIME OF DISTRIBUTION

               Except  as  limited  by   Sections   6.5  and  6.6,   whenever  a
          distribution  is to be made,  or a series of payments are to commence, the  distribution  or series of payments  may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former
          Participant  elects in writing to defer the receipt of benefits  (such election  may  not  result  in a  death  benefit  that  is  more  than incidental),  the payment of  benefits  shall begin not later than the sixtieth  (60th)  day  after  the  close of the Plan Year in which the latest  of the  following  events  occurs:  (a) the date on which  the
          Participant attains the earlier of age 65 or the Normal Retirement Age specified  herein;  (b) the tenth  (10th)  anniversary  of the year in which the Participant commenced  participation in the Plan; or (c) the date the Participant terminates service with the Employer.

               Notwithstanding the foregoing,  the failure of a Participant and, if applicable,  the Participant's spouse, to consent to a distribution that is  "immediately  distributable"  (within  the meaning of Section
          6.5(d)),  shall be deemed to be an election to defer the  commencement of payment of any benefit sufficient to satisfy this Section.

            6.8 DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

               In  the  event  a  distribution  is  to be  made  to a  minor  or incompetent  Beneficiary,  then the Administrator may direct that such distribution be paid to the legal guardian,  or if none in the case of a  minor  Beneficiary,  to a  parent  of such  Beneficiary,  or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or
          Gift to Minors Act, if such is  permitted  by the laws of the state in which said Beneficiary resides.  Such a payment to the legal guardian, custodian or parent of a minor or incompetent  Beneficiary shall fully discharge the Trustee,  Employer,  and Plan from further  liability on account thereof.

            6.9 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

               In the  event  that  all,  or any  portion,  of the  distribution payable to a Participant or Beneficiary  hereunder shall, at the later of the  Participant's  attainment of age 62 or Normal  Retirement Age, remain unpaid solely by reason of the inability of the  Administrator, after sending a registered letter,  return receipt  requested,  to the last known address,  and after further diligent  effort,  to ascertain the  whereabouts  of such  Participant or  Beneficiary,  the amount so distributable  shall be treated as a Forfeiture  pursuant to the Plan.
          Notwithstanding the foregoing,  if the value of a Participant's Vested benefit  derived from  Employer and  Employee  contributions  does not exceed  $5,000,  then the  amount  distributable  may be  treated as a
          Forfeiture at the time it is determined  that the  whereabouts  of the
          Participant or the  Participant's  Beneficiary can not be ascertained.
          In the event a Participant or Beneficiary is located subsequent to the
          Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution,  if necessary.
          Upon Plan termination, the portion of the distributable amount that is

                                       66

          an  "eligible  rollover  distribution"  as  defined  in  Plan  Section
          6.14(b)(1)  may be paid directly to an individual  retirement  account described in Code Section 408(a) or an individual  retirement  annuity
          described  in  Code  Section  408(b).   However,   regardless  of  the
          preceding,  a  benefit  that  is  lost  by  reason  of  escheat  under applicable  state law is not treated as a  Forfeiture  for purposes of this Section nor as an  impermissible  forfeiture under the Code.

            6.10 IN-SERVICE DISTRIBUTION

               For Profit  Sharing Plans and 401(k)  Profit  Sharing  Plans,  if
          elected in the Adoption Agreement,  at such time as the conditions set forth  in  the  Adoption  Agreement  have  been  satisfied,  then  the
          Administrator,  at the election of a  Participant  who has not severed employment with the Employer,  shall direct the  distribution of up to the entire  Vested  amount then credited to the accounts as elected in the Adoption  Agreement  maintained on behalf of such Participant.  In the  event  that the  Administrator  makes  such a  distribution,  the
          Participant  shall  continue to be eligible to participate in the Plan on the  same  basis  as any  other  Employee.  Any  distribution  made pursuant to this  Section  shall be made in a manner  consistent  with
          Section  6.5,  including,  but not  limited to, all notice and consent requirements  of Code Sections  411(a)(11) and 417 and the Regulations
          thereunder.  Furthermore,  if an in-service  distribution is permitted from more than one account type, the  Administrator  may determine any
          ordering  of  a  Participant's   in-service   distribution  from  such
          accounts.

            6.11 ADVANCE DISTRIBUTION FOR HARDSHIP

               (a) For  Profit  Sharing  Plans and 401(k)  Plans  (except to the extent  Section 12.9 applies),  if elected in the Adoption  Agreement, the  Administrator,  at the election of the Participant,  shall direct the  distribution  to any  Participant  in any one Plan Year up to the
          lesser of 100% of the Vested  interest of the  Participant's  Combined
          Account valued as of the last  Valuation Date or the amount  necessary to satisfy the immediate and heavy financial need of the  Participant.
          Any  distribution  made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later,  the Valuation
          Date immediately  preceding the date of distribution,  and the account from which the  distribution  is made  shall be  reduced  accordingly.
          Withdrawal  under  this  Section  shall  be  authorized  only  if  the distribution  is  for an  immediate  and  heavy  financial  need.  The
          Administrator  will determine  whether there is an immediate and heavy financial need based on the facts and circumstances.  An immediate and heavy  financial need includes,  but is not limited to, a distribution for one of the following:

               (1) Medical expenses described in Code Section 213(d) incurred by
               the  Participant,   the  Participant's  spouse,  or  any  of  the
               Participant's  dependents  (as  defined in Code  Section  152) or necessary for these  persons to obtain  medical care as described in Code Section 213(d);

               (2) Costs directly  related to the purchase  (excluding  mortgage payments) of a principal residence for the Participant;

               (3) Funeral expenses for a member of the Participant's family;

                                       67

               (4) Payment of tuition,  related  educational  fees, and room and board expenses, for the next twelve (12) months of post-secondary
               education  for  the  Participant,   the   Participant's   spouse,
               children, or dependents (as defined in Code Section 152); or

               (5) Payments necessary to prevent the eviction of the Participant from the Participant's  principal residence or foreclosure on the mortgage on that residence.

               (b) If elected in the Adoption  Agreement,  no distribution shall be made pursuant to this Section from the Participant's  Account until such  Account  has become  fully  Vested.  Furthermore,  if a hardship distribution  is  permitted  from  more  than one  account  type,  the
          Administrator  may determine any ordering of a Participant's  hardship distribution from such accounts.

               (c) Any distribution  made pursuant to this Section shall be made in a manner which is consistent  with and satisfies the  provisions of
          Section  6.5,  including,  but not  limited to, all notice and consent requirements  of Code Sections  411(a)(11) and 417 and the Regulations
          thereunder.

            6.12 SPECIAL RULE FOR CERTAIN PROFIT SHARING PLANS

               (a) The  provisions of this Section  apply to a Participant  in a
          Profit  Sharing  Plan or  401(k)  Profit  Sharing  Plan to the  extent elected in the Adoption Agreement.

               (b) If an election is made to not offer life  annuities as a form of distribution,  then a Participant shall be prohibited from electing benefits  in the form of a life  annuity  and the Joint  and  Survivor
          Annuity provisions of Section 6.5 shall not apply.

               (c)  Notwithstanding  anything  in  Sections  6.2  and 6.6 to the contrary,  upon the  death of a  Participant,  the  automatic  form of distribution will be a lump-sum rather than a Qualified Pre-Retirement
          Survivor Annuity.  Furthermore,  the Participant's  spouse will be the
          Beneficiary of the  Participant's  entire Vested  interest in the Plan unless an  election  is made to waive the spouse as  Beneficiary.  The other provisions in Section 6.2 shall be applied by treating the death benefit in this subsection as though it is a Qualified  Pre-Retirement
          Survivor Annuity.

               (d) Except to the extent otherwise provided in this Section,  the provisions  of Sections  6.2, 6.5 and 6.6  regarding  spousal  consent shall be inoperative with respect to this Plan.

               (e) If a  distribution  is one to which Code Sections  401(a)(11)
          and 417 do not apply,  such distribution may commence less than thirty
          (30) days after the notice required under  Regulation  1.411(a)-I I(c)
          is given, provided that:

               (1) the Plan  Administrator  clearly informs the Participant that the  Participant  has a right to a period of at least thirty (30)
               days after the notice to consider  the decision of whether or not to  elect  a  distribution  (and,  if  applicable,  a  particular distribution option), and

                                       68

               (2) the  Participant,  after receiving the notice,  affirmatively elects a distribution.

            6.13 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

               All rights  and  benefits,  including  elections,  provided  to a
          Participant  in this Plan shall be subject to the rights  afforded  to any "alternate  payee" under a "qualified  domestic  relations order."
          Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified  domestic relations order," even if the affected Participant has not reached the "earliest retirement  age" under the Plan.  For the  purposes  of this  Section,
          "alternate payee," "qualified  domestic relations order" and "earliest retirement  age" shall have the  meanings set forth under Code Section
          414(p).

            6.14 DIRECT ROLLOVERS

               (a)  Notwithstanding  any  provision  of the Plan to the contrary that  would  otherwise  limit a  "distributee's"  election  under this
          Section,  a  "distributee"  may  elect,  at the time and in the manner prescribed by the  Administrator,  to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible  retirement  plan"  specified by the  "distributee"  in a
          "direct rollover."

               (b) For purposes of this Section, the following definitions shall apply:

               (1) An "eligible  rollover  distribution"  means any distribution described in Code Section  402(c)(4) and  generally  includes any distribution  of all or any  portion of the balance to the credit
               of  the   distributee,   except   that  an   "eligible   rollover
               distribution" does not include: any distribution that is one of a
               series  of  substantially   equal  periodic  payments  (not  less
               frequently than annually) made for the life (or life  expectancy)
               of  the   "distributee"   or  the  joint  lives  (or  joint  life
               expectancies)  of  the  "distributee"  and  the   "distributee's"
               designated  beneficiary,  or for a  specified  period of ten (10)
               years or more; any  distribution to the extent such  distribution is required  under Code  Section  401 (a)(9);  the portion of any other  distribution(s)  that is not  includible  in gross  income
               (determined  without  regard to the exclusion for net  unrealized
               appreciation   with   respect  to   employer   securities);   for
               distributions   made  after   December  31,  1998,  any  hardship
               distribution described in Code Section 40 1 (k)(2)(B)(i)(IV); and
               any other  distribution  reasonably  expected  to total less than
               $200 during a year.

               (2) An "eligible  retirement  plan" is an  individual  retirement
               account   described  in  Code  Section   408(a),   an  individual
               retirement  annuity  described in Code Section 408(b), an annuity plan  described  in Code  Section  403(a),  or a  qualified  plan
               described   in   Code   Section   401(a),    that   accepts   the
               "distributee's" "eligible rollover distribution." However, in the case of an  "eligible  rollover  distribution"  to the  surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

               (3) A "distributee"  includes an Employee or former Employee.  In addition,  the Employee's or former  Employee's  surviving spouse and the Employee's or former  Employee's  spouse or former spouse

                                       69

               who is the alternate payee under a qualified  domestic  relations order, as defined in Code Section 414(p),  are distributees  with regard to the interest of the spouse or former spouse.

               (4) A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

            6.15 TRANSFER OF ASSETS FROM A MONEY PURCHASE PLAN

               (a) This Section shall be effective as of the following date:

               (1) for Plans not  entitled to extended  reliance as described in
               Revenue  Ruling  94-76,  the  first  day of the  first  Plan Year beginning on or after  December 12,  1994,  or if later,  90 days after December 12, 1994; or

               (2) for Plans  entitled to  extended  reliance  as  described  in
               Revenue Ruling 94-76,  as of the first day of the first Plan Year following  the Plan Year in which the  extended  reliance  period applicable to the Plan ends.  However, in the event of a transfer of  assets  to the Plan from a money  purchase  plan that  occurs after  the  date of the most  recent  determination  letter,  the effective  date of the  amendment  shall be the date  immediately preceding the date of such transfer of assets.

               (b)  Notwithstanding  any provision of this Plan to the contrary, to the  extent  that any  optional  form of  benefit  under  this Plan permits a  distribution  prior to the  Employee's  retirement,  death,
          disability,   or  severance  from   employment,   and  prior  to  Plan
          termination,  the  optional  form of  benefit  is not  available  with
          respect   to   benefits   attributable   to  assets   (including   the
          post-transfer  earnings thereon) and liabilities that are transferred, within the meaning of Code Section  414(1),  to this Plan from a money purchase pension plan qualified under Code Section 401 (a) (other than any portion of those assets and liabilities  attributable to after-tax voluntary  Employee  contributions or to a direct or indirect rollover contribution).

            6.16 ELECTIVE TRANSFERS OF BENEFITS TO OTHER PLANS

               (a)  If  a  voluntary,  fully-informed  election  is  made  by  a
          Participant,  then if the conditions set forth herein are satisfied, a
          Participant's  entire  benefit may be  transferred  between  qualified plans (other than any direct rollover described in Q&A-3 of Regulation
          1.401(a)(31)-I  ). As an alternative to the transfer,  the Participant may elect to retain the  Participant's  "Section  411(d)(6)  protected benefits" under the Plan (or, if the plan is  terminating,  to receive any  optional  form of benefit for which the  Participant  is eligible under the plan as  required  by Code  Section  411(d)(6)).  A transfer between  qualified  plans may only be made pursuant to this subsection if the following additional requirements are met:

                    (i) The transfer occurs at a time at which the participant's benefits are  distributable.  A  Participant's  benefits are distributable  on a  particular  date if, on that date,  the
                    Participant  is  eligible,  under the terms of the Plan,  to receive an immediate  distribution  of these benefits (e.g., in the form of an immediately  commencing annuity) from that

                                       70

                    plan under provisions of the plan not inconsistent with Code
                    Section 401(a);

                    (ii) For  transfers  that occur on or after January 1, 2002, the transfer  occurs at a time at which the  Participant  is not  eligible to receive an  immediate  distribution  of the participant's  entire  nonforfeitable  accrued  benefit in a single-sum  distribution  that would consist  entirely of an eligible  rollover  distribution  within the meaning of Code
                    Section 401(a)(3 1)(C);

                    (iii) The  participant  is fully  Vested in the  transferred benefit in the transferee plan;

                    (iv) In the case of a transfer  from a defined  contribution plan to a defined  benefit  plan,  the defined  benefit plan provides  a  minimum  benefit,  for each  Participant  whose benefits are transferred, equal to the benefit, expressed as an annuity payable at normal retirement age, that is derived solely on the basis of the amount  transferred  with respect to such Participant; and

                    (v) The amount of the benefit transferred, together with the amount of any contemporaneous Code Section 401(a)(3I) direct rollover to the transferee  plan,  equals the  Participant's entire nonforfeitable accrued benefit under the Plan.

               (b)  If  a  voluntary,  fully-informed  election  is  made  by  a
          Participant,  then if the conditions set forth herein are satisfied, a
          Participant's  entire  benefit may be  transferred  between  qualified defined  contribution  plans (other than any direct rollover described in Q&A-3  of  Regulation  1.401(a)(31)-1).  As an  alternative  to the transfer,  the  Participant  may  elect to  retain  the  Participant's
          "Section 411(d)(6) protected benefits" under the Plan (or, if the plan is terminating,  to receive any optional form of benefit for which the
          Participant  is eligible  under the plan as  required by Code  Section
          411(d)(6)).  A  transfer  between  qualified  plans  may  only be made pursuant to this subsection if the following  additional  requirements are met:

                    (i) To the extent the benefits are transferred  from a money purchase  pension plan, the transferee  plan must be a money purchase  pension  plan.  To the extent the  benefits  being transferred  are  part  of  a  qualified  cash  or  deferred arrangement under Code Section 401(k),  the benefits must be transferred  to a  qualified  cash or  deferred  arrangement under  Code  Section  401(k).  Benefits  transferred  from a profit-sharing  plan  other  than from a  qualified  cash or deferred arrangement,  or from a stock bonus plan other than an employee stock  ownership plan, may be transferred to any type of defined contribution plan; and

                    (ii) The transfer must be made either in connection  with an
                    asset  or  stock  acquisition,   merger,  or  other  similar
                    transaction  involving a change in employer of the employees

                                       71

                    of a trade or business  (i.e., an acquisition or disposition within  the  meaning  of  Regulation  1.410(b)-2(t))  or  in connection  with  the  Participant's  change  in  employment status to an  employment  status  with  respect to which the
                    Participant is not entitled to additional  allocations under the Plan.

                                  ARTICLE VII
                              TRUSTEE AND CUSTODIAN

            7.1 BASIC RESPONSIBILITIES OF THE TRUSTEE

               (a) The provisions of this Article, other than Section 7.6, shall not apply to this Plan if a separate trust  agreement is being used as specified in the Adoption Agreement.

               (b) The  Trustee is  accountable  to the  Employer  for the funds contributed to the Plan by the Employer, but the Trustee does not have any  duty to see  that  the  contributions  received  comply  with the provisions  of the Plan.  The Trustee is not  obligated to collect any contributions  from the  Employer,  nor is it under a duty to see that
          funds   deposited  with  it  are  deposited  in  accordance  with  the provisions of the Plan.

               (c) The  Trustee  will  credit and  distribute  the Trust Fund as directed by the Administrator. The Trustee is not obligated to inquire as to whether any payee or  distributee  is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or whether  the manner of making any payment or  distribution  is proper.
          The Trustee is accountable only to the  Administrator  for any payment or distribution  made by it in good faith on the order or direction of the Administrator.

               (d)  In the  event  that  the  Trustee  shall  be  directed  by a
          Participant  (pursuant to the Participant  Direction Procedures if the
          Plan permits Participant directed  investments),  the Employer,  or an
          Investment  Manager or other  agent  appointed  by the  Employer  with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the  investment of such assets,  but shall be responsible  only to execute such investment  instructions as so directed.

               (1) The  Trustee  shall be  entitled to rely fully on the written
               (or other form acceptable to the  Administrator  and the Trustee, including but not limited to, voice  recorded)  instructions of a
               Participant (pursuant to the Participant  Direction  Procedures), the  Employer,  or any  Fiduciary  or  nonfiduciary  agent of the
               Employer,  in the  discharge  of such  duties,  and  shall not be liable  for any  loss or  other  liability  resulting  from  such direction (or lack of direction) of the investment of any part of the Plan assets.

               (2)  The  Trustee  may  delegate  the  duty  of  executing   such
               instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

                                       72

               (3) The Trustee may refuse to comply with any direction  from the
               Participant  in the event the  Trustee,  in its sole and absolute discretion, deems such direction improper by virtue of applicable law. The Trustee shall not be  responsible or liable for any loss or expense that may result from the Trustee's  refusal or failure to comply with any direction from the Participant.

               (4) Any  costs  and  expenses  related  to  compliance  with  the
               Participant's  directions  shall be  borne  by the  Participant's
               Directed Account, unless paid by the Employer.

               (5)  Notwithstanding  anything herein above to the contrary,  the
               Trustee shall not invest any portion of a Participant's  Directed
               Account  in  "collectibles"  within the  meaning of Code  Section
               408(m).

               (e)  The  Trustee   will   maintain   records  of  receipts   and
          disbursements  and furnish to the Employer  and/or  Administrator  for each Plan Year a written annual report pursuant to Section 7.9.

               (f) The  Trustee may employ a bank or trust  company  pursuant to the terms of its usual and  customary  bank  agency  agreement,  under which  the  duties  of  such  bank  or  trust  company  shall  be of a custodial, clerical and record-keeping nature.

               (g) The Trustee may employ and pay from the Trust Fund reasonable compensation  to agents,  attorneys,  accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent,  attorney,  accountant or other person selected by it any non-Trustee  power or duty vested in it by the Plan, and the
          Trustee may act or refrain from acting on the advice or opinion of any such person.

            7.2 INVESTMENT POWERS AND DUTIES OF DISCRETIONARY TRUSTEE

               (a)  This  Section  applies  if the  Employer,  in  the  Adoption
          Agreement or as otherwise agreed upon by the Employer and the Trustee, designates  the Trustee to administer all or a portion of the trust as a discretionary  Trustee.  If so designated,  then the Trustee has the discretion  and  authority to invest,  manage,  and control those Plan assets except, however, with respect to those assets which are subject to the investment  direction of a Participant (if Participant directed
          investments   are   permitted),   or  an   Investment   Manager,   the
          Administrator,  or other agent appointed by the Employer. The exercise of any investment  discretion  hereunder  shall be consistent with the
          "funding policy and method" determined by the Employer.

               (b) The Trustee shall, except as otherwise provided in this Plan, invest and  reinvest  the Trust  Fund to keep the Trust Fund  invested
          without   distinction   between  principal  and  income  and  in  such
          securities or property,  real or personal,  wherever situated,  as the
          Trustee shall deem advisable, including, but not limited to, common or preferred stocks, open-end or closed-end mutual funds, bonds and other evidences  of  indebtedness  or  ownership,  and  real  estate  or any interest therein. The Trustee shall at all times in making investments

                                       73

          of the  Trust  Fund  consider,  among  other  factors,  the  short and long-term  financial  needs  of the Plan on the  basis of  information furnished by the  Employer.  In making such  investments,  the Trustee shall  not be  restricted  to  securities  or  other  property  of the character  expressly  authorized  by  the  applicable  law  for  trust investments;  however,  the  Trustee  shall  give  due  regard  to any limitations  imposed  by the Code or the Act so that at all times this
          Plan may qualify as a qualified Plan and Trust.

               (c) The Trustee,  in addition to all powers and authorities under
          common  law,  statutory  authority,   including  the  Act,  and  other
          provisions  of  this  Plan,   shall  have  the  following  powers  and
          authorities to be exercised in the Trustee's sole discretion:

               (1) To  purchase,  or  subscribe  for,  any  securities  or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

               (2)  To  sell,  exchange,  convey,  transfer,  grant  options  to purchase,  or  otherwise  dispose  of  any  securities  or  other property  held by the Trustee,  by private  contract or at public auction. No person dealing with the Trustee shall be bound to see to the  application  of the purchase money or to inquire into the validity,  expediency,  or  propriety  of any such  sale or other disposition, with or without advertisement;

               (3) To vote upon any stocks, bonds, or other securities;  to give general or special  proxies or powers of attorney with or without power of  substitution;  to exercise any  conversion  privileges, subscription  rights or other  options,  and to make any payments incidental  thereto;  to oppose,  or to consent to, or  otherwise
               participate  in,  corporate   reorganizations  or  other  changes
               affecting  corporate  securities,  and to delegate  discretionary powers,  and to pay any  assessments  or  charges  in  connection therewith;  and  generally  to  exercise  any of the powers of an owner  with  respect  to  stocks,  bonds,  securities,  or  other property. However, the Trustee shall not vote proxies relating to securities  for which it has not been  assigned  full  investment management  responsibilities.  In those cases where another party has such  investment  authority or  discretion,  the Trustee will deliver  all  proxies  to said  party  who will  then  have  full responsibility for voting those proxies;

               (4) To cause any securities or other property to be registered in the  Trustee's  own  name,  in the  name  of one or  more  of the
               Trustee's nominees, in a clearing  corporation,  in a depository, or in book  entry  form or in  bearer  form,  but the  books  and records  of the  Trustee  shall at all  times  show that all such investments are part of the Trust Fund;

               (5) To invest in a common,  collective, or pooled trust fund (the
               provisions  of  which  are  incorporated   herein  by  reference)
               maintained  by any Trustee  (or any  affiliate  of such  Trustee)
               hereunder  pursuant to Revenue Ruling 81-100, all or such part of the Trust Fund as the Trustee may deem advisable, and the part of the Trust Fund so  transferred  shall be subject to all the terms

                                       74

               and  provisions of the common,  collective,  or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other  trusts.  The name of the trust  fund  may be  specified  in an  addendum  to the  Adoption
               Agreement. The Trustee may withdraw from such common, collective, or pooled  trust  fund all or such part of the Trust  Fund as the
               Trustee may deem advisable;

               (6) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions,  as the Trustee shall deem  advisable;  and  for  any  sum  so  borrowed,  to  issue  a promissory note as Trustee,  and to secure the repayment  thereof by pledging  all, or any part,  of the Trust Fund;  and no person lending  money  to  the  Trustee  shall  be  bound  to see to the application  of the money lent or to inquire  into the  validity, expediency, or propriety of any borrowing;

               (7) To accept and  retain for such time as it may deem  advisable any  securities or other  property  received or acquired by it as
               Trustee  hereunder,  whether  or not  such  securities  or  other property would normally be purchased as investments hereunder;

               (8) To  make,  execute,  acknowledge,  and  deliver  any  and all documents  of  transfer  and  conveyance  and any  and all  other instruments that may be necessary or appropriate to carry out the powers herein granted;

               (9) To settle,  compromise,  or submit to arbitration any claims, debts,  or damages due or owing to or from the Plan,  to commence or defend suits or legal or  administrative  proceedings,  and to represent  the Plan in all suits  and  legal  and  administrative proceedings;

               (10) To  employ  suitable  agents  and  counsel  and to pay their reasonable expenses and compensation,  and such agents or counsel may or may not be an agent or counsel for the Employer;

               (11) To apply for and procure  from the Insurer as an  investment of the Trust Fund any annuity or other  Contracts (on the life of any  Participant,  or  in  the  case  of a  Profit  Sharing  Plan
               (including  a 401(k)  plan),  on the life of any person in whom a
               Participant has an insurable interest, or on the joint lives of a
               Participant  and  any  person  in  whom  the  Participant  has an insurable  interest) as the  Administrator  shall deem proper; to exercise,  at any time or from time to time,  whatever rights and privileges may be granted under such annuity, or other Contracts;
               to  collect,  receive,  and settle for the  proceeds  of all such annuity,  or other  Contracts as and when entitled to do so under the provisions thereof;

               (12) To invest  funds of the Trust in time  deposits  or  savings accounts bearing a reasonable rate of interest or in cash or cash balances without  liability for interest  thereon,  including the specific  authority  to  invest  in any  type of  deposit  of the
               Trustee (or of a financial institution related to the Trustee);

                                       75

               (13) To invest in Treasury Bills and other forms of United States government obligations;

               (14) To sell,  purchase  and acquire  put or call  options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended,  or,  if  the  options  are  not  traded  on a  national securities  exchange,  are guaranteed by a member firm of the New
               York Stock  Exchange  regardless  of  whether  such  options  are covered;

               (15) To deposit monies in federally  insured savings  accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts  or  certificates  of  deposit  of  the  Trustee  (or  a financial institution related to the Trustee);

               (16) To pool all or any of the  Trust  Fund,  from  time to time, with assets  belonging to any other  qualified  employee  pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and  carry  joint  accounts  on behalf of this Plan and Trust and such  other  trust or  trusts,  allocating  undivided  shares  or interests in such investments or accounts or any pooled assets of the  two or more  trusts  in  accordance  with  their  respective interests; and

               (17) To do all  such  acts  and  exercise  all  such  rights  and privileges,  although not specifically  mentioned  herein, as the
               Trustee may deem necessary to carry out the purposes of the Plan.

            7.3 INVESTMENT POWERS AND DUTIES OF NONDISCRETIONARY TRUSTEE

               (a)  This  Section  applies  if the  Employer,  in  the  Adoption
          Agreement or as otherwise agreed upon by the Employer and the Trustee, designates  the Trustee to administer all or a portion of the trust as a nondiscretionary  Trustee. If so designated,  then the Trustee shall have no discretionary  authority to invest,  manage,  or control those
          Plan assets,  but must act solely as a directed  Trustee of those Plan assets. A  nondiscretionary  Trustee,  as directed Trustee of the Plan funds it holds,  is authorized  and  empowered,  by way of limitation, with the  powers,  rights and  duties set forth  herein and in Section
          7.14, each of which the  nondiscretionary  Trustee exercises solely as directed  Trustee in accordance  with the direction of the party which has the  authority  to manage and control the  investment  of the Plan assets.  If no  directions  are provided to the Trustee,  the Employer will provide necessary  direction.  Furthermore,  the Employer and the nondiscretionary  Trustee  may,  in  writing,  limit the powers of the nondiscretionary  Trustee to any  combination  of powers listed within this Section.

               (b) The Trustee,  in addition to all powers and authorities under
          common  law,  statutory  authority,   including  the  Act,  and  other
          provisions  of  this  Plan,   shall  have  the  following  powers  and
          authorities:

                                       76

               (1) To invest the assets,  without  distinction between principal and income, in securities or property, real or personal, wherever situated,  including,  but not  limited to,  common or  preferred stocks,  open-end or  closed-end  mutual  funds,  bonds and other evidences of  indebtedness  or ownership,  and real estate or any interest therein.  In making such investments,  the Trustee shall not  be  restricted  to  securities  or  other  property  of  the character  expressly  authorized by the  applicable law for trust investments;  however,  the Trustee  shall give due regard to any limitations  imposed  by the Code or the Act so that at all times this Plan may qualify as a qualified Plan and Trust.

               (2) To  purchase,  or  subscribe  for,  any  securities  or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

               (3)  To  sell,  exchange,  convey,  transfer,  grant  options  to purchase,  or  otherwise  dispose  of  any  securities  or  other property  held by the Trustee,  by private  contract or at public auction. No person dealing with the Trustee shall be bound to see to the  application  of the purchase money or to inquire into the validity,  expediency,  or  propriety  of any such  sale or other disposition, with or without advertisement;

               (4) At the  direction  of the party  which has the  authority  or discretion,  to vote upon any stocks, bonds, or other securities;
               to give general or special  proxies or powers of attorney with or
               without  power  of  substitution;   to  exercise  any  conversion
               privileges, subscription rights or other options, and to make any payments  incidental  thereto;  to oppose,  or to consent  to, or otherwise  participate  in,  corporate  reorganizations  or other changes affecting corporate  securities,  and to delegate powers, and pay any assessments or charges in connection  therewith;  and generally  to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

               (5) To cause any securities or other property to be registered in the  Trustee's  own  name,  in the  name  of one or  more  of the
               Trustee's nominees, in a clearing  corporation,  in a depository, or in book  entry  form or in  bearer  form,  but the  books  and records  of the  Trustee  shall at all  times  show that all such investments are part of the Trust Fund;

               (6) To invest in a common,  collective, or pooled trust fund (the
               provisions  of  which  are  incorporated   herein  by  reference)
               maintained  by any Trustee  (or any  affiliate  of such  Trustee)
               hereunder  pursuant to Revenue Ruling 81-100, all or such part of the Trust Fund as the party which has the authority to manage and control the  investment of the assets shall deem  advisable,  and the part of the Trust Fund so transferred shall be subject to all the terms and  provisions  of the common,  collective,  or pooled trust fund  which  contemplate  the  commingling  for  investment purposes of such trust assets with trust assets of other  trusts.
               The name of the trust fund may be specified in an addendum to the
               Adoption Agreement;

                                       77

               (7) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions,  as the Trustee shall deem  advisable;  and  for  any  sum  so  borrowed,  to  issue  a promissory note as Trustee,  and to secure the repayment  thereof by pledging  all, or any part,  of the Trust Fund;  and no person lending  money  to  the  Trustee  shall  be  bound  to see to the application  of the money lent or to inquire  into the  validity, expediency, or propriety of any borrowing;

               (8) To  make,  execute,  acknowledge,  and  deliver  any  and all documents  of  transfer  and  conveyance  and any  and all  other instruments that may be necessary or appropriate to carry out the powers herein granted;

               (9) To settle,  compromise,  or submit to arbitration any claims, debts,  or damages due or owing to or from the Plan,  to commence or defend suits or legal or  administrative  proceedings,  and to represent  the Plan in all suits  and  legal  and  administrative proceedings;

               (10) To  employ  suitable  agents  and  counsel  and to pay their reasonable  expenses and compensation,  and such agent or counsel may or may not be an agent or counsel for the Employer;

               (11) To apply for and procure  from the Insurer as an  investment of the Trust Fund any annuity or other  Contracts (on the life of any  Participant,  or  in  the  case  of a  Profit  Sharing  Plan
               (including  a 401(k)  plan),  on the life of any person in whom a
               Participant has an insurable interest, or on the joint lives of a
               Participant  and  any  person  in  whom  the  Participant  has an insurable  interest) as the  Administrator  shall deem proper; to exercise, at the direction of the person with the authority to do so,  whatever  rights and  privileges  may be granted  under such annuity or other Contracts;  to collect,  receive, and settle for the proceeds of all such  annuity or other  Contracts as and when entitled to do so under the provisions thereof;

               (12) To invest  funds of the Trust in time  deposits  or  savings accounts bearing a reasonable rate of interest or in cash or cash balances without  liability for interest  thereon,  including the specific  authority  to  invest  in any  type of  deposit  of the
               Trustee (or of a financial institution related to the Trustee);

               (13) To invest in Treasury Bills and other forms of United States government obligations;

               (14) To sell,  purchase  and acquire  put or call  options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended,  or,  if  the  options  are  not  traded  on a  national securities  exchange,  are guaranteed by a member firm of the New
               York Stock  Exchange  regardless  of  whether  such  options  are covered;

               (15) To deposit monies in federally  insured savings  accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings

                                       78

               accounts  or  certificates  of  deposit  of  the  Trustee  (or  a financial institution related to the Trustee); and

               (16) To pool all or any of the  Trust  Fund,  from  time to time, with assets  belonging to any other  qualified  employee  pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry  joint  accounts  on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments  or accounts or any pooled  assets of the two or more trusts in accordance with their respective interests.

            7.4 POWERS AND DUTIES OF CUSTODIAN

            If there is a  discretionary  Trustee,  the  Employer  may appoint a
custodian.   A  custodian   has  the  same  powers,   rights  and  duties  as  a
nondiscretionary  Trustee.  Any  reference  in the Plan to a  Trustee  also is a reference to a custodian unless the context of the Plan indicates  otherwise.  A limitation  of  the  Trustee's  liability  by  Plan  provision  also  acts  as a limitation of the  custodian's  liability.  Any action taken by the custodian at the  discretionary  Trustee's  direction  satisfies  any  provision  in the Plan referring to the Trustee taking that action.  The  resignation or removal of the custodian  shall be made in accordance with Section 7.11 as though the custodian were a Trustee.

            7.5 LIFE INSURANCE

               (a)  The  Trustee,  at the  direction  of the  Administrator  and pursuant  to  instructions  from  the  individual  designated  in  the
          Adoption  Agreement for such purpose and subject to the conditions set forth in the Adoption Agreement, shall ratably apply for, own, and pay all premiums on Contracts on the lives of the  Participants or, in the case of Profit Sharing Plan  (including a 401(k) plan), on the life of any person in whom the Participant has an insurable interest or on the joint lives of a  Participant  and any person in whom the  Participant
          has  an  insurable  interest.   Any  initial  or  additional  Contract
          purchased on behalf of a  Participant  shall have a face amount of not less than $1,000, the amount set forth in the Adoption  Agreement,  or the  limitation  of  the  Insurer,  whichever  is  greater.  If a life insurance  Contract is to be  purchased  for a  Participant  or Former
          Participant,  then the aggregate  premium for ordinary life  insurance for each  Participant or Former  Participant  must be less than 50% of
          the  aggregate   contributions   and  Forfeitures   allocated  to  the
          Participant's or Former  Participant's  Combined Account. For purposes of this  limitation,  ordinary life insurance  Contracts are Contracts with both non-decreasing  death benefits and non-increasing  premiums.
          If term insurance or universal  life insurance is purchased,  then the aggregate  premium must be 25% or less of the aggregate  contributions and Forfeitures allocated to the Participant's or Former Participant's
          Combined  Account.  If both term insurance and ordinary life insurance are  purchased,  then the premium for term  insurance plus one-half of the premium  for  ordinary  life  insurance  may not in the  aggregate exceed 25% of the aggregate  Employer  contributions  and  Forfeitures allocated  to  the  Participant's  or  Former  Participant's  Combined
          Account. Notwithstanding the preceding, the limitations imposed herein with respect to the purchase of life insurance shall not apply, in the case of a  Profit  Sharing  Plan  (including  a 401(k)  plan),  to the portion of the Participant's Account that has accumulated for at least

                                       79

          two (2)  Plan  Years or to the  entire  Participant's  Account  if the
          Participant  has been a Participant  in the Plan for at least five (5)
          years.  Amounts  transferred  to this Plan in accordance  with Section
          4.6(e)(ii),  (iii) or (v) and a Participant's or Former  Participant's
          Voluntary  Contribution  Account  may be  used to  purchase  Contracts without limitation.

               (b) The Trustee must  distribute the Contracts to the Participant or Former  Participant or convert the entire value of the Contracts at or before  retirement  into cash or provide  for a periodic  income so that no portion of such value may be used to continue  life  insurance protection beyond commencement of benefits. Furthermore, if a Contract is purchased on the joint lives of the  Participant and another person and such other person  predeceases the Participant,  then the Contract may not be maintained under this Plan.

               (c)  Notwithstanding  anything  herein  above  to  the  contrary, amounts  credited  to a  Participant's  Qualified  Voluntary  Employee
          Contribution  Account pursuant to Section 4.9, shall not be applied to the  purchase  of  life  insurance  Contracts.  Furthermore,  no  life
          insurance   Contracts   shall  be   required  to  be  obtained  on  an
          individual's  life if, for any reason  (other than the  nonpayment  of premiums)  the Insurer will not issue a Contract on such  individual's life.

               (d) The Trustee will be the owner of any life insurance  Contract purchased under the terms of this Plan. The Contract must provide that the  proceeds  will be payable to the  Trustee;  however,  the Trustee shall be  required  to pay over all  proceeds  of the  Contract to the
          Participant's   designated   Beneficiary   in   accordance   with  the
          distribution  provisions of Article VI. A Participant's spouse will be the designated Beneficiary pursuant to Section 6.2, unless a qualified election has been made in accordance  with Sections 6.5 and 6.6 of the
          Plan, if applicable. Under no circumstances shall the Trust retain any part of the proceeds  that are in excess of the cash  surrender  value immediately  prior to death.  However,  the Trustee  shall not pay the proceeds  in a method  that  would  violate  the  requirements  of the
          Retirement Equity Act of 1984, as stated in Article VI of the Plan, or
          Code Section 401(a)(9) and the Regulations thereunder. In the event of any  conflict  between  the  terms of this  Plan and the  terms of any insurance  Contract  purchased  hereunder,  the Plan provisions  shall control.

            7.6 LOANS TO PARTICIPANTS

               (a) If specified in the Adoption  Agreement,  the Trustee (or the
          Administrator if the Trustee is a nondiscretionary Trustee or if loans are  treated  as  Participant  directed  investments  pursuant  to the
          Adoption  Agreement)  may, in the Trustee's  (or, if  applicable,  the
          Administrator's)  sole  discretion,  make  loans  to  Participants  or
          Beneficiaries  under the following  circumstances:  (1) loans shall be made available to all Participants  and  Beneficiaries on a reasonably equivalent  basis;  (2) loans  shall not be made  available  to Highly
          Compensated  Employees  in an  amount  greater  than the  amount  made available  to other  Participants;  (3) loans shall bear a  reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time.
          Furthermore, no Participant loan shall exceed the Participant's Vested interest in the Plan.

                                       80

               (b)  Loans  shall  not be  made  to any  Shareholder-Employee  or
          Owner-Employee  (including  an  Owner  Employee's  family  members  as defined in Code Section  267(c)(4))  unless an exemption for such loan is obtained  pursuant to Act Section 408 or such loan would  otherwise not be a prohibited  transaction pursuant to Code Section 4975 and Act
          Section 408.

               (c) An  assignment  or pledge of any  portion of a  Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a loan under this Section.

               (d) If the Vested interest of a Participant is used to secure any loan made  pursuant to this  Section,  then the written (or such other form as  permitted  by the IRS)  consent of the  Participant's  spouse shall be required in a manner consistent with Section 6.5(a), provided the spousal  consent  requirements  of such Section apply to the Plan.
          Such  consent must be obtained  within the 90-day  period prior to the date the  loan is  made.  Any  security  interest  held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken  into  account in  determining  the amount of the death benefit or Pre-Retirement  Survivor Annuity.  However, unless the loan program established  pursuant to this Section provides  otherwise,  no spousal  consent shall be required  under this  paragraph if the total interest  subject  to the  security  is not in excess  of $5,000  (or,
          $3,500 effective for loans made prior to the later of the first day of the first  Plan Year  beginning  after  August  5,  1997,  or the date specified in the Adoption Agreement).

               (e)  The  Administrator   shall  be  authorized  to  establish  a
          participant loan program to provide for loans under the Plan. The loan program shall be  established in accordance  with  Department of Labor
          Regulation Section 2550.408(b)-1(d)(2) providing for loans by the Plan to  parties-in-interest  under  said  Plan,  such as  Participants  or
          Beneficiaries.  In order for the  Administrator to implement such loan program,  a separate written document forming a part of this Plan must be adopted, which document shall specifically include, but need not be limited to, the following:

               (1)  the  identity  of the  person  or  positions  authorized  to administer the Participant loan program;

               (2) a procedure for applying for loans;

               (3) the basis on which loans will be approved or denied;

               (4)  limitations,  if any,  on the  types  and  amounts  of loans offered;

               (5) the procedure  under the program for determining a reasonable rate of interest;

               (6) the types of collateral which may secure a Participant  loan;
               and

               (7) the events  constituting  default  and the steps that will be taken to preserve Plan assets in the event such default.

                                       81

               (f) Notwithstanding  anything in this Plan to the contrary,  if a
          Participant  or  Beneficiary  defaults on a loan made pursuant to this
          Section  that is secured by the  Participant's  interest  in the Plan, then a  Participant's  interest may be offset by the amount subject to the security to the extent there is a distributable event permitted by the Code or Regulations.

               (g) Notwithstanding  anything in this Section to the contrary, if this is an amendment and  restatement  of an existing  Plan, any loans made prior to the date this amendment and restatement is adopted shall be  subject  to the  terms of the Plan in effect at the time such loan was made.

            7.7 MAJORITY ACTIONS

            Except where there has been an allocation  and delegation of powers, if there shall be more than one  Trustee,  they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

            7.8 TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

            The Trustee shall be paid such reasonable  compensation as set forth in the  Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee.  However, an individual serving as Trustee who already receives  full-time  compensation from the Employer shall not receive  compensation  from this Plan.  In  addition,  the Trustee  shall be reimbursed  for any  reasonable  expenses,  including  reasonable  counsel  fees incurred by it as Trustee. Such compensation and expenses shall be paid from the
Trust  Fund  unless  paid or  advanced  by the  Employer.  All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect  of, the Trust  Fund or the  income  thereof,  shall be paid from the
Trust Fund.

            7.9 ANNUAL REPORT OF THE TRUSTEE

               (a)  Within a  reasonable  period of time  after the later of the
          Anniversary  Date or receipt of the Employer's  contribution  for each
          Plan Year,  the Trustee,  or its agent,  shall furnish to the Employer and  Administrator a written  statement of account with respect to the
          Plan Year for which such contribution was made setting forth:

               (1) the net income, or loss, of the Trust Fund;

               (2) the gains,  or losses,  realized by the Trust Fund upon sales or other disposition of the assets;

               (3) the increase, or decrease, in the value of the Trust Fund;

               (4) all payments and distributions made from the Trust Fund; and

               (5) such further information as the Trustee and/or  Administrator deems appropriate.

                                       82

               (b)  The  Employer,  promptly  upon  its  receipt  of  each  such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof.  Failure by the Employer to disapprove  any such statement of account  within  thirty (30) days after its receipt  thereof  shall be deemed an  approval  thereof.  The  approval  by the  Employer  of any statement of account  shall be binding on the Employer and the Trustee as to all matters  contained in the statement to the same extent as if the account of the  Trustee had been  settled by judgment or decree in an action  for a  judicial  settlement  of its  account  in a court of competent  jurisdiction  in which the  Trustee,  the  Employer and all persons  having or  claiming  an  interest  in the Plan were  parties.
          However,  nothing  contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

            7.10 AUDIT

               (a) If an audit of the Plan's  records  shall be  required by the
          Act  and  the   regulations   thereunder   for  any  Plan  Year,   the
          Administrator   shall  engage  on  behalf  of  all   Participants   an
          independent   qualified  public  accountant  for  that  purpose.  Such
          accountant shall,  after an audit of the books and records of the Plan in accordance with generally  accepted  auditing  standards,  within a reasonable  period  after the close of the Plan  Year,  furnish to the
          Administrator  and the Trustee a report of the audit setting forth the accountant's opinion as to whether any statements, schedules or lists, that are  required by Act Section 103 or the  Secretary of Labor to be
          filed  with  the  Plan's  annual  report,   are  presented  fairly  in
          conformity  with  generally  accepted  accounting  principles  applied consistently.

               (b) All auditing and  accounting  fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

               (c) If some or all of the  information  necessary  to enable  the
          Administrator  to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution,  regulated, supervised, and subject to periodic  examination by a state or federal agency, then it shall  transmit  and certify the accuracy of that  information  to the
          Administrator  as provided in Act  Section  103(b)  within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

            7.11 RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

               (a)  Unless  otherwise  agreed  to by both  the  Trustee  and the
          Employer,  a  Trustee  may  resign  at any time by  delivering  to the
          Employer,  at least  thirty (30) days  before its  effective  date,  a written notice of resignation.

               (b)  Unless  otherwise  agreed  to by both  the  Trustee  and the
          Employer,  the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee's removal.

                                       83

               (c) Upon the death,  resignation,  incapacity,  or removal of any
          Trustee,  a  successor  may be  appointed  by the  Employer;  and such successor,  upon accepting such  appointment in writing and delivering same to the Employer,  shall,  without further act, become vested with all the  powers and  responsibilities  of the  predecessor  as if such successor had been originally named as a Trustee herein.  Until such a successor is appointed,  any remaining  Trustee or Trustees shall have full authority to act under the terms of the Plan.

               (d) The Employer may  designate one or more  successors  prior to the death,  resignation,  incapacity,  or removal of a Trustee. In the event a successor  is so  designated  by the Employer and accepts such designation,  the successor shall,  without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

               (e) Whenever any Trustee  hereunder  ceases to serve as such, the
          Trustee  shall  furnish to the  Employer and  Administrator  a written statement  of account  with  respect  to the  portion of the Plan Year during  which  the  individual  or  entity  served  as  Trustee.  This statement shall be either (i) included as part of the annual statement of account for the Plan Year  required  under  Section 7.9 or (ii) set forth in a special  statement.  Any such special  statement of account should be rendered  to the  Employer no later than the due date of the annual  statement  of account for the Plan Year.  The  procedures  set forth in  Section  7.9 for the  approval  by the  Employer  of  annual statements of account shall apply to any special  statement of account rendered  hereunder  and  approval by the Employer of any such special statement  in the manner  provided  in Section 7.9 shall have the same effect  upon the  statement  as the  Employer's  approval of an annual statement of account.  No successor to the Trustee shall have any duty or  responsibility  to  investigate  the acts or  transactions  of any predecessor  who has rendered all  statements  of account  required by
          Section 7.9 and this subparagraph.

            7.12 TRANSFER OF INTEREST

            Notwithstanding  any other  provision  contained  in this Plan,  the
Trustee at the direction of the  Administrator  shall transfer the interest,  if any,  of a  Participant  to another  trust  forming  part of a  pension,  profit sharing, or stock bonus plan that meets the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

            7.13 TRUSTEE INDEMNIFICATION

            The  Employer  agrees to  indemnify  and hold  harmless  the Trustee against  any and all claims,  losses,  damages,  expenses  and  liabilities  the
Trustee may incur in the exercise and  performance  of the Trustee's  powers and duties  hereunder,  unless the same are determined to be due to gross negligence or willful misconduct.

            7.14 EMPLOYER SECURITIES AND REAL PROPERTY

            The  Trustee  shall be  empowered  to acquire  and hold  "qualifying
Employer securities" and "qualifying Employer real property," as those terms are defined in the Act.  However,  no more than one hundred percent  (100%),  in the

                                       84

case of a Profit Sharing Plan or 401(k) Plan, or ten percent (10%),  in the case of a Money  Purchase  Plan,  of the fair  market  value of all the assets in the
Trust Fund may be invested in "qualifying  Employer  securities" and "qualifying
Employer real property."

            Notwithstanding  the  preceding,  for  Plan  Years  beginning  after
December  31,  1998,  if the Plan does not  permit  Participants  to direct  the investment of their Participants'  Elective Deferral Accounts,  then the Trustee shall only be permitted to acquire or hold "qualifying  Employer securities" and
"qualifying  Employer real property" to the extent  permitted  under Act Section
407.

                                  ARTICLE VIII
                       AMENDMENT, TERMINATION AND MERGERS

            8.1 AMENDMENT

               (a) The  Employer  shall have the right at any time to amend this
          Plan  subject  to  the  limitations  of  this  Section.  However,  any amendment that affects the rights,  duties or  responsibilities of the
          Trustee  or  Administrator  may  only be made  with the  Trustee's  or
          Administrator's  written  consent.  Any such  amendment  shall  become effective as provided  therein upon its  execution.  The Trustee shall not be  required to execute any such  amendment  unless the  amendment affects the duties of the Trustee hereunder.

               (b) The  Employer  may (1)  change  the  choice of options in the
          Adoption  Agreement,  (2) add any addendum to the  Adoption  Agreement that is specifically  permitted pursuant to the terms of the Plan; (3)
          add overriding  language to the Adoption  Agreement when such language is  necessary  to  satisfy  Code  Sections  415 or 416  because of the required  aggregation  of multiple  plans,  and (4) add certain  model
          amendments   published  by  the   Internal   Revenue   Service   which
          specifically provide that their adoption will not cause the Plan to be treated as an individually  designed plan. An Employer that amends the
          Plan for any other reason,  including a waiver of the minimum  funding requirement under Code Section 412(d),  will no longer  participate in this  Prototype  Plan  and  this  Plan  will  be  considered  to be an
          individually  designed  plan.   Notwithstanding  the  preceding,   the
          attachment  to the Adoption  Agreement  of any  addendum  specifically authorized by the Plan or a list of any "Section 411 (d)(6)  protected benefits" which must be preserved shall not be considered an amendment to the Plan.

               (c) The Employer expressly  delegates authority to the sponsor of this  Prototype  Plan,  the  right to amend  each  Employer's  Plan by submitting a copy of the  amendment  to each  Employer who has adopted this Prototype Plan, after first having received a ruling or favorable determination  from the Internal  Revenue  Service that the  Prototype
          Plan as  amended  qualifies  under  Code  Section  401 (a) and the Act
          (unless a ruling or  determination  is not  required by the IRS).  For purposes of this Section,  the mass  submitter  shall be recognized as the agent of the sponsor.  If the sponsor does not adopt any amendment made by the mass  submitter,  it will no longer be identical  to, or a minor modifier of, the mass submitter plan.

                                       85

               (d) No amendment to the Plan shall be effective if it  authorizes or  permits  any part of the Trust  Fund  (other  than such part as is required to pay taxes and  administration  expenses) to be used for or diverted to any purpose  other than for the  exclusive  benefit of the
          Participants  or  their   Beneficiaries  or  estates;  or  causes  any
          reduction in the amount credited to the account of any Participant; or
          causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

               (e) Except as  permitted  by  Regulations  (including  Regulation
          1.411(d)-4)  or other IRS guidance,  no Plan  amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces
          any  "Section  411(d)(6)   protected  benefit"  or  adds  or  modifies
          conditions  relating to "Section 411 (d)(6) protected  benefits" which results in a further restriction on such benefits unless such "Section
          411 (d)(6) protected  benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective  date of the
          amendment.   "Section  411(d)(6)   protected  benefits"  are  benefits
          described in Code Section 411 (d)(6)(A), early retirement benefits and retirement-type  subsidies,  and  optional  forms of  benefit.  A Plan amendment that eliminates or restricts the ability of a Participant to receive  payment  of the  Participant's  interest  in the Plan under a particular  optional  form  of  benefit  will  be  permissible  if the amendment satisfies the conditions in (1) and (2) below:

               (1) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted.  For  purposes of this  condition  (1), a  single-sum distribution form is otherwise  identical only if it is identical in all respects to the eliminated or restricted  optional form of benefit (or would be  identical  except that it provides  greater rights to the  Participant)  except with respect to the timing of payments after commencement.

               (2) The amendment is not effective unless the amendment  provides that the amendment  shall not apply to any  distribution  with an
               Annuity  Starting  Date  earlier  than the  earlier  of:  (i) the ninetieth (90th) day after the date the Participant receiving the distribution  has been  furnished  a summary  that  reflects  the amendment  and  that  satisfies  the Act  requirements  at 29 CFR
               2520.104b3  (relating to a summary of material  modifications) or
               (ii) the first day of the  second  Plan Year  following  the Plan
               Year in which the amendment is adopted.

            8.2 TERMINATION

               (a) The  Employer  shall have the right at any time to  terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected  Participants' Combined Accounts shall become
          100% Vested and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures,  shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

               (b) Upon the full  termination  of the Plan,  the Employer  shall direct the distribution of the assets to Participants in a manner that is  consistent  with and  satisfies  the  provisions  of Section  6.5.

                                       86

          Distributions  to a Participant  shall be made in cash (or in property if  permitted in the  Adoption  Agreement)  or through the purchase of irrevocable  nontransferable  deferred  commitments  from the Insurer.
          Except as permitted by Regulations,  the termination of the Plan shall not result in the reduction of "Section 411 (d)(6) protected benefits"
          as described in Section 8.1(e).

            8.3 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

            This Plan may be merged or  consolidated  with, or its assets and/or liabilities  may be  transferred  to any other plan only if the  benefits  which would be received by a  Participant  of this Plan, in the event of a termination of the plan immediately  after such transfer,  merger or  consolidation,  are at least equal to the benefits the Participant  would have received if the Plan had terminated  immediately  before the transfer,  merger or consolidation  and such transfer,  merger or consolidation  does not otherwise result in the elimination or  reduction  of any  "Section 41 l(d)(6)  protected  benefits" as described in
Section 8.1(e).

                                   ARTICLE IX
                              TOP HEAVY PROVISIONS

            9.1 TOP HEAVY PLAN REQUIREMENTS

            Notwithstanding  anything in this Plan to the contrary,  for any Top
Heavy Plan Year, the Plan shall provide the special vesting requirements of Code
Section  416(b)  pursuant  to Section  6.4 of the Plan and the  special  minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3(t) of the
Plan. Except as otherwise  provided in the Plan, the minimum allocation shall be an  Employer  Non-Elective  Contribution  and, if no vesting  schedule  has been selected  in the  Adoption  Agreement,  shall be  subject  to the 6 Year  Graded vesting schedule described in the Adoption Agreement.

            9.2 DETERMINATION OF TOP HEAVY STATUS

               (a) This  Plan  shall  be a Top  Heavy  Plan  for any  plan  year beginning after December 31, 1983, if any of the following  conditions exists:

               (1) if the "top heavy ratio" for this Plan exceeds  sixty percent
               (60%)  and  this  Plan is not part of any  "required  aggregation group" or "permissive aggregation group";

               (2) if this Plan is a part of a "required  aggregation group" but not part of a "permissive  aggregation  group" and the "top heavy ratio" for the group of plans exceeds sixty percent (60%); or

               (3) if this Plan is a part of a "required  aggregation group" and part of a  "permissive  aggregation  group"  and the  "top  heavy ratio"  for the  "permissive  aggregation  group"  exceeds  sixty percent (60%).

               (b) "Top heavy ratio"  means,  with  respect to a  "determination date":

                                       87

               (1) If the Employer  maintains  one or more defined  contribution plans (including any simplified employee pension plan (as defined in Code Section  408(k))) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the
               "determination  date" has or has had  accrued  benefits,  the top heavy ratio for this plan alone or for the "required  aggregation group" or  "permissive  aggregation  group" as  appropriate  is a fraction,  the  numerator  of  which  is the  sum of the  account balances  of all Key  Employees  as of the  "determination  date"
               (including  any part of any account  balance  distributed  in the
               5-year  period  ending  on the  "determination  date"),  and  the
               denominator  of  which  is  the  sum  of  all  account   balances
               (including  any part of any account  balance  distributed  in the
               5-year period ending on the "determination  date"), both computed
               in  accordance   with  Code  Section  416  and  the   Regulations
               thereunder.  Both the numerator and  denominator of the top heavy ratio are increased to reflect any contribution not actually made as of the "determination date," but which is required to be taken into  account  on  that  date  under  Code  Section  416  and the
               Regulations thereunder.

               (2) If the Employer  maintains  one or more defined  contribution plans  (including any simplified  employee  pension plan) and the
               Employer  maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the "determination date" has or has had any  accrued  benefits,  the top heavy ratio for any "required  aggregation group" or "permissive  aggregation group" as  appropriate  is a fraction,  the numerator of which is
               the  sum  of  account  balances  under  the  aggregated   defined
               contribution  plan or plans for all Key Employees,  determined in accordance  with (1)  above,  and the  present  value of  accrued benefits under the aggregated  defined  benefit plan or plans for all  Key  Employees  as of  the  "determination  date,"  and  the denominator of which is the sum of the account balances under the
               aggregated   defined   contribution   plan  or   plans   for  all
               participants,  determined in accordance  with (1) above,  and the
               "present  value" of accrued  benefits  under the defined  benefit plan or  plans  for  all  participants  as of the  "determination date," all determined in accordance with Code Section 416 and the
               Regulations  thereunder.  The  accrued  benefits  under a defined benefit plan in both the  numerator  and  denominator  of the top heavy  ratio are  increased  for any  distribution  of an accrued benefit made in the five-year period ending on the  determination date.

               (3) For  purposes  of (1) and (2)  above,  the  value of  account balances  and the  present  value  of  accrued  benefits  will be determined  as of the most  recent  "valuation  date"  that falls
               within  or  ends  with  the   12-month   period   ending  on  the
               "determination  date," except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant  (i) who is not a Key Employee but who was a Key
               Employee in a prior year,  or (ii) who has not been credited with at least one Hour of Service  with any Employer  maintaining  the plan  at  any  time  during  the  5-year  period  ending  on  the
               "determination date" will be disregarded.  The calculation of the
               top  heavy  ratio,   and  the  extent  to  which   distributions,
               rollovers,  and  transfers are taken into account will be made in

                                       88

               accordance with Code Section 416 and the Regulations  thereunder.
               Deductible Employee  contributions will not be taken into account for purposes of computing the top heavy ratio.  When  aggregating plans the value of account  balances and accrued benefits will be calculated with reference to the "determination  dates" that fall within the same calendar year.

               The accrued  benefit of a  participant  other than a Key Employee shall be determined under (i) the method,  if any, that uniformly applies for accrual  purposes  under all  defined  benefit  plans maintained by the  employer,  or (ii) if there is no such method, as if such  benefit  accrued  not more  rapidly  than the slowest accrual rate permitted  under the fractional rule of Code Section
               411 (b)(1)(C).

               (c)  "Determination  date" means, for any Plan Year subsequent to the first Plan Year,  the last day of the preceding Plan Year. For the first Plan Year of the Plan,  "determination  date" means the last day of that Plan Year.

               (d)   "Permissive   aggregation   group"   means  the   "required
          aggregation  group"  of  plans  plus  any  other  plan or plans of the
          Employer  which,   when  considered  as  a  group  with  the  required
          aggregation  group, would continue to satisfy the requirements of Code
          Sections 401(a)(4) and 410.

               (e)  "Present  value"  means the present  value based only on the interest and mortality rates specified in the Adoption Agreement.

               (f) "Required  aggregation  group" means: (1) each qualified plan of the  Employer in which at least one Key  Employee  participates  or participated at any time during the determination  period  (regardless of whether the plan has terminated),  and (2) any other qualified plan of the  Employer  which  enables a plan  described  in (1) to meet the requirements of Code Sections 401 (a)(4) or 410.

               (g)  "Valuation  date" means the date  elected by the Employer in the  Adoption  Agreement  as of  which  account  balances  or  accrued benefits are valued for purposes of calculating the "top heavy ratio."

                                   ARTICLE X
                                  MISCELLANEOUS

            10.1 EMPLOYER ADOPTIONS

               (a)  Any  organization  may  become  the  Employer  hereunder  by executing  the  Adoption  Agreement  in a  form  satisfactory  to  the
          Trustee,  and it shall  provide  such  additional  information  as the
          Trustee may  require.  The consent of the Trustee to act as such shall be signified by its execution of the Adoption  Agreement or a separate agreement (including, if elected in the Adoption Agreement, a separate trust agreement).

                                       89

               (b) Except as otherwise provided in this Plan, the affiliation of the  Employer  and the  participation  of its  Participants  shall  be
          separate   and  apart  from  that  of  any  other   employer  and  its
          participants hereunder.

            10.2 PARTICIPANT'S RIGHTS

            This Plan shall not be deemed to  constitute a contract  between the
Employer and any Participant or to be a  consideration  or an inducement for the employment of any Participant or Employee.  Nothing contained in this Plan shall be deemed to give any  Participant  or Employee  the right to be retained in the service  of the  Employer  or to  interfere  with the right of the  Employer  to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

            10.3 ALIENATION

               (a) Subject to the  exceptions  provided  below and as  otherwise permitted  by the Code and the Act, no benefit  which shall be payable
          to  any  person   (including  a  Participant   or  the   Participant's
          Beneficiary)   shall  be  subject  in  any  manner  to   anticipation,
          alienation,  sale,  transfer,   assignment,  pledge,  encumbrance,  or
          charge,  and any  attempt to  anticipate,  alienate,  sell,  transfer, assign,  pledge,  encumber,  or charge the same shall be void;  and no such  benefit  shall in any manner be liable  for,  or subject to, the debts,  contracts,  liabilities,  engagements,  or  torts  of any such person,  nor shall it be subject to attachment or legal process for or against such person,  and the same shall not be  recognized  except to such extent as may be required by law.

               (b) Subsection (a) shall not apply to the extent a Participant or
          Beneficiary  is indebted to the Plan by reason of a loan made pursuant to Section 7.6. At the time a  distribution  is to be made to or for a
          Participant's or Beneficiary's  benefit, such portion of the amount to be distributed as shall equal such  indebtedness  shall be paid to the
          Plan, to apply against or discharge such indebtedness. Prior to making a payment,  however,  the  Participant  or  Beneficiary  must be given notice by the Administrator that such indebtedness is to be so paid in whole or part from the  Participant's  interest  in the  Plan.  If the
          Participant or Beneficiary  does not agree that the  indebtedness is a valid  claim  against  the  Participant's  interest  in the Plan,  the
          Participant  or  Beneficiary  shall be  entitled  to a  review  of the validity  of the  claim in  accordance  with  procedures  provided  in
          Sections 2.10 and 2.11.

               (c)  Subsection  (a)  shall not  apply to a  "qualified  domestic relations  order"  defined in Code  Section  414(p),  and those  other
          domestic   relations   orders  permitted  to  be  so  treated  by  the
          Administrator  under the  provisions of the  Retirement  Equity Act of
          1984.  The  Administrator  shall  establish  a  written  procedure  to determine the  qualified  status of domestic  relations  orders and to administer  distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a  Participant  shall be treated as the spouse or  surviving spouse for all purposes under the Plan.

                                       90

               (d)   Notwithstanding  any  provision  of  this  Section  to  the contrary,  an offset to a  Participant's  accrued  benefit  against an amount  that the  Participant  is ordered or  required to pay the Plan with respect to a judgment,  order, or decree issued,  or a settlement entered  into,  on or after  August 5,  1997,  shall be  permitted  in accordance with Code Sections 40 1 (a)(I 3)(C) and (D).

            10.4 CONSTRUCTION OF PLAN

            This Plan and Trust shall be construed and enforced according to the
Code, the Act and the laws of the state or  commonwealth in which the Employer's
(or if there is a corporate Trustee,  the Trustee's) principal office is located
(unless  otherwise  designated in the Adoption  Agreement),  other than its laws respecting choice of law, to the extent not pre-empted by the Act.

            10.5 GENDER AND NUMBER

            Wherever  any words are used  herein in the  masculine,  feminine or neuter gender,  they shall be construed as though they were also used in another gender in all cases where they would so apply,  and  whenever any words are used herein in the  singular or plural  form,  they shall be construed as though they were also used in the other form in all cases where they would so apply.

            10.6 LEGAL ACTION

            In the event any claim, suit, or proceeding is brought regarding the
Trust and/or Plan  established  hereunder to which the Trustee,  the Employer or the  Administrator  may be a party,  and such  claim,  suit,  or  proceeding  is resolved in favor of the Trustee, the Employer or the Administrator,  they shall be  entitled  to be  reimbursed  from  the  Trust  Fund  for any and all  costs, attorney's  fees, and other  expenses  pertaining  thereto  incurred by them for which they shall have become liable.

            10.7 PROHIBITION AGAINST DIVERSION OF FUNDS

               (a) Except as provided below and otherwise specifically permitted by law,  it shall be  impossible  by  operation  of the Plan or of the
          Trust, by termination of either,  by power of revocation or amendment, by the happening of any contingency,  by collateral  arrangement or by any  other  means,  for any part of the  corpus or income of any Trust
          Fund maintained  pursuant to the Plan or any funds contributed thereto to be used for,  or diverted  to,  purposes  other than the  exclusive benefit of Participants, Former Participants, or their Beneficiaries.

               (b) In the event the Employer shall make a  contribution  under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such  contribution at any time within one (1) year following the time of payment and the Trustee shall return such amount to the Employer  within the one (1) year period.  Earnings of the Plan attributable to the  contributions may not be returned to the Employer but  any  losses  attributable  thereto  must  reduce  the  amount  so returned.

                                       91

               (c) Except as specifically  stated in the Plan, any  contribution made by the Employer to the Plan (if the  Employer is not  tax-exempt)
          is  conditioned  upon the  deductibility  of the  contribution  by the
          Employer  under the Code and,  to the  extent  any such  deduction  is disallowed,  the Employer may,  within one (1) year  following a final determination  of the  disallowance,  whether  by  agreement  with the
          Internal  Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the
          Trustee shall return such  contribution  within one (1) year following
          the   disallowance.   Earnings  of  the  Plan   attributable   to  the
          contribution  may not be  returned  to the  Employer,  but any  losses attributable thereto must reduce the amount so returned.

            10.8 EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

            The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued  hereunder or for the failure  on the  part of the  Insurer  to make  payments  provided  by any  such
Contract,  or for the action of any person  which may delay  payment or render a
Contract null and void or unenforceable in whole or in part.

            10.9 INSURER'S PROTECTIVE CLAUSE

            Except as otherwise  agreed upon in writing between the Employer and the Insurer,  an Insurer which issues any Contracts hereunder shall not have any responsibility  for the validity of this Plan or for the tax or legal aspects of this  Plan.  The  Insurer  shall be  protected  and held  harmless  in acting in accordance with any written direction of the Administrator or Trustee, and shall have no duty to see to the application of any funds paid to the Trustee,  nor be required to  question  any actions  directed  by the  Administrator  or Trustee.
Regardless of any  provision of this Plan,  the Insurer shall not be required to take or permit any  action or allow any  benefit or  privilege  contrary  to the terms of any Contract which it issues hereunder, or the rules of the Insurer.

            10.10 RECEIPT AND RELEASE FOR PAYMENTS

            Any   payment   to  any   Participant,   the   Participant's   legal
representative,  Beneficiary, or to any guardian or committee appointed for such
Participant  or  Beneficiary  in  accordance  with the  provisions of this Plan, shall, to the extent thereof,  be in full  satisfaction of all claims  hereunder against the Trustee and the Employer.

            10.11 ACTION BY THE EMPLOYER

            Whenever  the  Employer  under the terms of the Plan is permitted or required  to do or  perform  any act or matter  or  thing,  it shall be done and performed by a person duly authorized by its legally constituted authority.

            10.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

            The "named  Fiduciaries" of this Plan are (I) the Employer,  (2) the
Administrator,  (3) the Trustee (if the Trustee has  discretionary  authority as elected in the Adoption  Agreement  or as otherwise  agreed upon by the Employer and the Trustee), and (4) any Investment Manager appointed hereunder.  The named

                                       92

Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are  specifically  given them under the Plan  including,  but not limited to, any agreement allocating or delegating their  responsibilities,  the terms of which are incorporated  herein by reference.  In general,  the Employer shall have the sole  responsibility  for making the  contributions  provided for under the Plan;  and shall have the sole  authority  to  appoint  and remove the
Trustee and the  Administrator;  to  formulate  the Plan's  "funding  policy and method";  and to amend the  elective  provisions  of the  Adoption  Agreement or terminate,  in whole or in part, the Plan. The Administrator shall have the sole responsibility  for the  administration  of the Plan,  which  responsibility  is specifically described in the Plan. If the Trustee has discretionary  authority, it shall have the sole responsibility of management of the assets held under the
Trust,  except those  assets,  the  management  of which has been assigned to an
Investment  Manager or  Administrator,  who shall be solely  responsible for the management  of the assets  assigned to it, all as  specifically  provided in the
Plan.  Each named  Fiduciary  warrants that any  directions  given,  information furnished,  or action taken by it shall be in accordance  with the provisions of the Plan,  authorizing or providing for such  direction,  information or action.
Furthermore, each named Fiduciary may rely upon any such direction,  information or action of another named  Fiduciary as being proper under the Plan, and is not required  under the Plan to inquire into the  propriety  of any such  direction, information or action.  It is intended under the Plan that each named  Fiduciary shall  be  responsible  for  the  proper  exercise  of its own  powers,  duties, responsibilities  and  obligations  under the  Plan.  No named  Fiduciary  shall guarantee the Trust Fund in any manner against  investment  loss or depreciation in asset  value.  Any  person  or group  may  serve in more  than one  Fiduciary capacity.

            10.13 HEADINGS

            The headings  and  subheadings  of this Plan have been  inserted for convenience  of  reference  and are to be  ignored  in any  construction  of the provisions hereof.

            10.14 APPROVAL BY INTERNAL REVENUE SERVICE

            Notwithstanding  anything herein to the contrary,  if, pursuant to a timely  application  filed by or on behalf of the Plan, the  Commissioner of the
Internal  Revenue Service or the  Commissioner's  delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such  determination is not contested,  or if contested,  is finally upheld,  then if the Plan is a new  plan,  it shall  be void ab  initio  and all amounts  contributed to the Plan, by the Employer,  less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to a
Plan  amendment,  then the Plan shall operate as if it had not been amended.  If the Employer's Plan fails to attain or retain  qualification,  such Plan will no longer participate in this prototype plan and will be considered an individually designed plan.

            10.15 UNIFORMITY

            All  provisions of this Plan shall be  interpreted  and applied in a uniform, nondiscriminatory manner.

                                       93

            10.16 PAYMENT OF BENEFITS

            Except as otherwise  provided in the Plan,  benefits under this Plan shall be paid,  subject to Sections 6.10, 6.11 and 12.9, only upon death,  Total and Permanent Disability, normal or early retirement, termination of employment, or termination of the Plan.

                                   ARTICLE XI
                             PARTICIPATING EMPLOYERS

            11.1 ELECTION TO BECOME A PARTICIPATING EMPLOYER

            Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee,  any Affiliated Employer may adopt the Employer's Plan and all of the  provisions  hereof,  and  participate  herein  and be known as a
Participating  Employer,  by a properly executed document evidencing said intent and will of such Participating Employer.  Regardless of the preceding, an entity that ceases to be an  Affiliated  Employer  may  continue to be a  Participating
Employer through the end of the transition  period for certain  dispositions set forth in Code Section 4 1 0(b)(6)(C).  In the event a Participating  Employer is not an Affiliated  Employer and the transition period in the preceding sentence, if applicable,  has expired,  then this Plan will be considered an  individually designed plan.

            11.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS

               (a) Each  Participating  Employer shall be required to select the same Adoption  Agreement  provisions as those selected by the Employer other than the Plan Year,  the Fiscal Year,  and such other items that must, by necessity, vary among employers.

               (b) The Trustee  may,  but shall not be required  to,  commingle,
          hold  and  invest  as  one  Trust  Fund  all  contributions   made  by
          Participating  Employers, as well as all increments thereof.  However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries  under the Plan without regard to the Employer or Participating  Employer who contributed such assets.

               (c) Unless the Employer  otherwise  directs,  any expenses of the
          Plan which are to be paid by the  Employer  or borne by the Trust Fund shall be paid by each  Participating  Employer in the same  proportion that the total  amount  standing  to the  credit  of all  Participants employed by such Employer bears to the total standing to the credit of all Participants.

            11.3 DESIGNATION OF AGENT

            Each  Participating  Employer  shall be  deemed to be a part of this
Plan;  provided,  however,  that with respect to all of its  relations  with the
Trustee and Administrator for purposes of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates  otherwise,  the word "Employer" shall be deemed to include each  Participating  Employer as related to its adoption of the Plan.

                                       94

            11.4 EMPLOYEE TRANSFERS

            In the  event  an  Employee  is  transferred  between  Participating
Employers,  accumulated  service  and  eligibility  shall  be  carried  with the
Employee  involved.  No such transfer  shall effect a termination  of employment hereunder,  and the Participating  Employer to which the Employee is transferred shall thereupon become obligated  hereunder with respect to such Employee in the same  manner  as was the  Participating  Employer  from  whom the  Employee  was transferred.

            11.5 PARTICIPATING EMPLOYER'S CONTRIBUTION AND FORFEITURES

            Any  contribution  or Forfeiture  subject to allocation  during each
Plan  Year  shall be  allocated  among  all  Participants  of all  Participating
Employers  in  accordance  with  the  provisions  of this  Plan.  However,  if a
Participating Employer is not an Affiliated Employer (due to the transition rule for  certain  dispositions  set  forth in Code  Section  410(b)(6)(C))  then any contributions made by such  Participating  Employer will only be allocated among the Participants  eligible to share of the Participating  Employer. On the basis of the information furnished by the Administrator, the Trustee may keep separate books  and  records  concerning  the  affairs  of  each  Participating  Employer hereunder  and  as to  the  accounts  and  credits  of  the  Employees  of  each
Participating  Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular  Participating Employer is the interested Employer hereunder,  but in the  event of an  Employee  transfer  from one  Participating
Employer to another,  the employing  Participating  Employer  shall  immediately notify the Trustee thereof.

            11.6 AMENDMENT

            Amendment  of this Plan by the Employer at any time when there shall be a Participating  Employer that is an Affiliated Employer hereunder shall only be by the written action of each and every  Participating  Employer and with the consent of the Trustee  where such consent is necessary in  accordance  with the terms of this Plan.

            11.7 DISCONTINUANCE OF PARTICIPATION

            Except  in  the  case  of a  standardized  Plan,  any  Participating
Employer that is an Affiliated  Employer  shall be permitted to  discontinue  or revoke  its  participation  in the  Plan at any  time.  At the  time of any such
discontinuance  or  revocation,   satisfactory   evidence  thereof  and  of  any
applicable  conditions  imposed  shall be delivered to the Trustee.  The Trustee shall  thereafter  transfer,  deliver and assign  Contracts and other Trust Fund assets allocable to the Participants of such Participating  Employer to such new trustee  or  custodian  as shall  have  been  designated  by such  Participating
Employer,  in the event that it has established a separate qualified  retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411 (d)(6)  protected benefits" as described in Section  8.1(e).  If no successor is  designated,  the
Trustee  shall  retain  such  assets  for the  Employees  of said  Participating
Employer  pursuant to the  provisions  of Article  VII hereof.  In no such event shall any part of the  corpus or income of the Trust  Fund as it relates to such
Participating  Employer be used for or  diverted to purposes  other than for the exclusive benefit of the employees of such Participating Employer.

                                       95

            11.8 ADMINISTRATOR'S AUTHORITY

            The Administrator shall have authority to make any and all necessary
rules  or  regulations,   binding  upon  all  Participating  Employers  and  all
Participants, to effectuate the purpose of this Article.

            11.9 PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

            If any Participating  Employer is prevented in whole or in part from making a  contribution  which it would  otherwise  have  made  under the Plan by reason of having no current or accumulated  earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section  404(a)(3)(B),  so much of the contribution which such Participating  Employer was so prevented from making may be made, for the benefit of the participating  employees of such Participating  Employer,  by other  Participating  Employers  who are  members of the same  affiliated  group within  the  meaning  of Code  Section  1504 to the  extent of their  current or accumulated  earnings or profits,  except  that such  contribution  by each such other  Participating  Employer  shall be limited to the  proportion of its total current and accumulated  earnings or profits  remaining after adjustment for its contribution  to the Plan made without regard to this paragraph  which the total prevented  contribution  bears to the total current and accumulated  earnings or profits of all the  Participating  Employers  remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

            A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not be required to reimburse the contributing
Participating Employers.

                                  ARTICLE XII
                           CASH OR DEFERRED PROVISIONS

            Except  as  specifically   provided  elsewhere  in  this  Plan,  the
provisions of this Article shall apply with respect to any 401(k) Profit Sharing
Plan regardless of any provisions in the Plan to the contrary.

            12.1 FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

               (a) For each Plan Year, the Employer will (or may with respect to any discretionary contributions) contribute to the Plan:

               (1) The amount of the total  salary  reduction  elections  of all
               Participants made pursuant to Section 12.2(a), which amount shall be deemed Elective Deferrals, plus

               (2) If elected in the Adoption Agreement, a matching contribution equal  to the  percentage,  if  any,  specified  in the  Adoption
               Agreement of the Elective Deferrals of each Participant  eligible to share in the allocations of the matching  contribution,  which amount shall be deemed an  Employer's  matching  contribution  or
               Qualified  Matching  Contribution  as  elected  in  the  Adoption
               Agreement, plus

                                       96

               (3) If elected  in the  Adoption  Agreement,  a  Prevailing  Wage
               Contribution  or a discretionary  amount  determined each year by the Employer,  which amount if any, shall be deemed an Employer's
               Non-Elective Contribution, plus

               (4)  If  elected  in  the   Adoption   Agreement,   a   Qualified
               Non-Elective Contribution.

               (b)  Notwithstanding  the  foregoing,  if the  Employer  is not a tax-exempt  entity,  then the Employer's  contributions for any Fiscal
          Year may  generally  not  exceed the  maximum  amount  allowable  as a deduction to the Employer  under the  provisions  of Code Section 404.
          However,  to the extent  necessary  to provide  the top heavy  minimum allocations, the Employer shall make a contribution even if it exceeds current or  accumulated  Net Profit or the amount  that is  deductible under Code  Section 404. All  contributions  by the Employer  shall be made in cash or in such property as is acceptable to the Trustee.

            12.2 PARTICIPANT'S SALARY REDUCTION ELECTION

               (a) Each Participant may elect to defer a portion of Compensation which would have been  received  in the Plan Year,  but for the salary reduction election, subject to the limitations of this Section and the
          Adoption Agreement. A salary reduction election (or modification of an earlier  election) may not be made with respect to Compensation  which is currently available on or before the date the Participant  executed such election,  or if later, the later of the date the Employer adopts this cash or deferred  arrangement or the date such arrangement  first became  effective.  Any elections  made pursuant to this Section shall become  effective  as soon  as is  administratively  feasible.  If the automatic election option is elected in the Adoption  Agreement,  then in the event a Participant  fails to make a deferral election and does not  affirmatively  elect to receive cash, such  Participant  shall be deemed to have made a deferral  election  equal to the  percentage  of
          Compensation  set  forth  in the  Adoption  Agreement.  The  automatic election  may,  in  accordance  with  procedures  established  by  the
          Administrator, be applied to all Participants or to Eligible Employees who become  Participants  after a certain  date.  For purposes of this
          Section,  the annual  dollar  limitation  of Code  Section  401(a)(17)
          ($150,000 as adjusted) shall not apply.

            Additionally, if elected in the Adoption Agreement, each Participant may elect to defer a different percentage or amount of any cash bonus to be paid by the Employer  during the Plan Year. A deferral  election may not be made with respect to cash bonuses which are currently  available on or before the date the
Participant executes such election.

            The amount by which  Compensation  and/or  cash  bonuses are reduced shall be that  Participant's  Elective  Deferrals  and  shall be  treated  as an
Employer  contribution  and allocated to that  Participant's  Elective  Deferral
Account.

            Once made, a  Participant's  election to reduce  Compensation  shall remain in effect  until  modified or  terminated.  Modifications  may be made as specified in the Adoption  Agreement,  and terminations may be made at any time.

                                       97

Any  modification or termination of an election will become effective as soon as is administratively feasible.

               (b) The balance in each Participant's  Elective Deferral Account,
          Qualified  Matching  Contribution  Account and Qualified  Non-Elective
          Contribution Account shall be fully Vested at all times and, except as otherwise provided herein,  shall not be subject to Forfeiture for any reason.

               (c) Amounts held in a Participant's  Elective  Deferral  Account,
          Qualified  Matching  Contribution  Account and Qualified  Non-Elective
          Account may only be distributable as provided in (4), (5) or (6) below or as  provided  under the other  provisions  of this Plan,  but in no event prior to the earlier of the following events or any other events permitted by the Code or Regulations:

               (1)  the  Participant's   separation  from  service,   Total  and
               Permanent Disability, or death;

               (2) the Participant's attainment of age 59 1/2;

               (3) the proven financial hardship of the Participant,  subject to the limitations of Section 12.9;

               (4) the termination of the Plan without the existence at the time of Plan tennination of another defined  contribution  plan or the establishment  of a successor  defined  contribution  plan by the
               Employer  or an  Affiliated  Employer  within the  period  ending twelve  months  after  distribution  of all assets  from the Plan
               maintained  by  the  Employer.   For  this  purpose,   a  defined
               contribution  does not include an employee  stock  ownership plan
               (as defined in Code  Section  4975(e)(7)  or 409),  a  simplified employee pension plan (as defined in Code Section  408(k)),  or a
               SIMPLE  individual  retirement  account  plan (as defined in Code
               Section 408(p));

               (5) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the  meaning  of  Code  Section  409(d)(2))  with  respect  to  a
               Participant   who  continues   employment  with  the  corporation
               acquiring such assets; or

               (6)  the  date  of the  sale  by the  Employer  or an  Affiliated
               Employer of its interest in a  subsidiary  (within the meaning of
               Code Section  409(d)(3))  to an entity that is not an  Affiliated
               Employer with respect to a Participant  who continues  employment with such subsidiary.

               Distributions  that are made  because of (4),  (5),  or (6) above must be made in a lump-sum.

               (d) A Participant's "elective deferrals" made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan  during  any  calendar  year  shall not  exceed  the  dollar limitation  imposed  by  Code  Section  402(g),  as in  effect  at the

                                       98

          beginning  of such  calendar  year.  This dollar  limitation  shall be adjusted  annually  pursuant to the method  provided  in Code  Section
          415(d) in accordance  with  Regulations.  For this purpose,  "elective deferrals"  means,  with  respect to a calendar  year,  the sum of all employer  contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred  arrangement as described in Code Section 401(k),  any salary reduction  simplified employee  pension (as defined in Code Section  408(k)(6)),  any SIMPLE
          IRA plan  described in Code  Section  408(p),  any  eligible  deferred compensation  plan under Code Section 457, any plans  described  under
          Code Section  501(c)(18),  and any Employer  contributions made on the behalf of a Participant for the purchase of an annuity  contract under
          Code  Section  403(b)  pursuant  to  a  salary  reduction   agreement.
          "Elective   deferrals"  shall  not  include  any  deferrals   properly
          distributed as excess "Annual Additions" pursuant to Section 4.5.

               (e) If a Participant has Excess Deferrals for a taxable year, the
          Participant  may, not later than March 1st following the close of such taxable year,  notify the  Administrator in writing of such excess and request that the Participant's  Elective  Deferrals under this Plan be reduced by an amount specified by the Participant.  In such event, the
          Administrator shall direct the distribution of such excess amount (and any "Income"  allocable to such excess amount) to the  Participant not
          later  than  the  first  April  15th   following   the  close  of  the
          Participant's  taxable year. Any  distribution of less than the entire amount of Excess Deferrals and "Income" shall be treated as a pro rata distribution of Excess Deferrals and "Income." The amount  distributed shall not exceed the Participant's  Elective  Deferrals under the Plan for the taxable year.  Any  distribution  on or before the last day of the  Participant's  taxable year must  satisfy  each of the  following conditions:

               (1) the Participant  shall  designate the  distribution as Excess
               Deferrals;

               (2) the  distribution  must be made  after  the date on which the
               Plan received the Excess Deferrals; and

               (3) the Plan must designate the distribution as a distribution of
               Excess Deferrals.

               Regardless  of  the  preceding,   if  a  Participant  has  Excess
          Deferrals  solely from elective  deferrals made under this Plan or any other plan maintained by the Employer, a Participant will be deemed to have  notified  the  Administrator  of  such  excess  amount  and  the
          Administrator  shall direct the  distribution of such Excess Deferrals in a manner consistent with the provisions of this subsection.

               Any  distribution  made pursuant to this subsection shall be made first from unmatched Elective Deferrals and, thereafter, from Elective
          Deferrals which are matched.  Matching  contributions  which relate to
          Excess Deferrals that are distributed pursuant to this Section 12.2(e)
          shall be treated as a Forfeiture  to the extent  required  pursuant to
          Code Section 401(a)(4) and the Regulations thereunder.

                                       99

               For the purpose of this subsection,  "Income" means the amount of income or loss allocable to a Participant's  Excess  Deferrals,  which amount  shall be  allocated in the same manner as income or losses are allocated pursuant to Section 4.3(c). However, "Income" for the period between the end of the taxable year of the Participant and the date of the distribution (the "gap period") is not required to be distributed.

               (f)  Notwithstanding  the  preceding,   a  Participant's   Excess
          Deferrals  shall be reduced,  but not below zero, by any  distribution and/or  recharacterization  of Excess  Deferrals  pursuant  to Section
          12.5(a) for the Plan Year beginning with or within the taxable year of the Participant.

               (g)  In  the  event  a   Participant   has  received  a  hardship
          distribution pursuant to Regulation  1.401(k)-1(d)(2)(iii)(B) from any other  plan  maintained  by the  Employer  or from  the  Participant's
          Elective   Deferral  Account  pursuant  to  Section  12.9,  then  such
          Participant shall not be permitted to elect to have Elective Deferrals contributed  to the Plan for a period of twelve (12) months  following the receipt of the  distribution.  Furthermore,  the dollar limitation under  Code  Section  402(g)  shall be  reduced,  with  respect to the
          Participant's  taxable  year  following  the taxable year in which the hardship  distribution  was made, by the amount of such  Participant's
          Elective Deferrals,  if any, made pursuant to this Plan (and any other plan  maintained by the Employer) for the taxable year of the hardship distribution.

               (h) At  Normal  Retirement  Date,  or such  other  date  when the
          Participant  shall be  entitled to receive  benefits,  the fair market value of the Participant's  Elective Deferral Account shall be used to provide benefits to the Participant or the Participant's Beneficiary.

               (i) If during a Plan Year,  it is  projected  that the  aggregate amount of Elective Deferrals to be allocated to all Highly Compensated
          Participants  under this Plan  would  cause the Plan to fail the tests set forth in Section 12.4, then the  Administrator  may  automatically
          reduce   the   deferral   amount  of   affected   Highly   Compensated
          Participants,  beginning with the Highly  Compensated  Participant who has the highest actual deferral ratio until it is anticipated the Plan will pass the tests or until the  actual  deferral  ratio  equals  the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is  anticipated  that the Plan will satisfy one of the tests set forth in Section  12.4.  Alternatively,  the  Employer may specify a maximum percentage of Compensation that may be deferred by Highly  Compensated
          Participants.

               (j) The Employer and the Administrator shall establish procedures necessary to implement  the salary  reduction  elections  provided for
          herein.   Such  procedures  may  contain  limits  on  salary  deferral
          elections  such  as  limiting   elections  to  whole   percentages  of
          Compensation  or to  equal  dollar  amounts  per  pay  period  that an election is in effect.

            12.3 ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

                                      100

               (a) The Administrator  shall establish and maintain an account in the name of each Participant to which the  Administrator  shall credit as of each  Anniversary  Date, or other  Valuation  Date,  all amounts allocated to each such Participant as set forth herein.

               (b)  The  Employer  shall  provide  the  Administrator  with  all information  required by the Administrator to make a proper allocation of  Employer  contributions  for each Plan Year.  Within a  reasonable period of time after the date of receipt by the  Administrator of such
          information,   the  Administrator  shall  allocate   contributions  as
          follows:

               (1) With respect to Elective  Deferrals  made pursuant to Section
               12.1(a)(1), to each Participant's Elective Deferral Account in an amount equal to each such  Participant's  Elective  Deferrals for the year.

               (2) With respect to the  Employer's  matching  contribution  made pursuant to Section 12. 1 (a)(2), to each Participant's  Account, or Participant's  Qualified  Matching  Contribution  Account,  as
               elected in the Adoption  Agreement,  in  accordance  with Section
               12.1(a)(2).

               Except,  however, in order to be entitled to receive any Employer matching contribution,  a Participant must satisfy the conditions for sharing in the Employer matching contribution as set forth in the Adoption Agreement.  Furthermore,  regardless of any election in the Adoption  Agreement to the contrary,  for the Plan Year in which this Plan terminates,  a Participant shall only be eligible to share in the  allocation of the Employer's  contributions  for the Plan Year if the  Participant  is  employed at the end of the
               Plan  Year and has  completed  a Year of  Service  (or  Period of
               Service if the Elapsed Time Method is elected).

               (3) With respect to the Employer's Non-Elective Contribution made pursuant to Section 12.1(a)(3),  to each Participant's Account in accordance  with  the  provisions  of  Section  4.3(b)(2)  or (3)
               whichever is applicable.

               (4)  With  respect  to  the  Employer's  Qualified   Non-Elective
               Contribution  made  pursuant  to  Section  12.1(a)(4),   to  each
               Participant's (excluding Highly Compensated Employees, if elected in the Adoption Agreement)  Qualified  Non-Elective  Contribution
               Account in accordance with the Adoption Agreement.

               (c)  Notwithstanding  anything  in the Plan to the  contrary,  in determining  whether a Non-Key  Employee  has  received  the  required minimum allocation  pursuant to Section 4.3(f) such Non-Key Employee's
          Elective Deferrals and matching  contributions used to satisfy the ADP tests in Section  12.4 or the ACP tests in  Section  12.6 shall not be taken into account.

               (d) Notwithstanding anything herein to the contrary, Participants who  terminated  employment  during the Plan Year  shall  share in the salary  deferral  contributions  made by the  Employer for the year of termination without regard to the Hours of Service credited.

                                      101

               (e)  Notwithstanding  anything herein to the contrary (other than
          Sections  4.3(f) and  12.3(f)),  Participants  shall only share in the allocations of the Employer's  matching  contribution made pursuant to
          Section  12.1(a)(2),  the Employer's  Non-Elective  Contributions made pursuant to Section 12.1(a)(3),  the Employer's Qualified Non-Elective
          Contribution made pursuant to Section  12.1(a)(4),  and Forfeitures as provided  in the  Adoption  Agreement.  If no  election is made in the
          Adoption  Agreement,  then a Participant shall be eligible to share in the  allocation  of the  Employer's  contribution  for the year if the
          Participant  completes  more than 500 Hours of  Service  (or three (3)
          Months of Service if the Elapsed Time method is chosen in the Adoption
          Agreement)  during the Plan Year or who is employed on the last day of the Plan Year. Furthermore, regardless of any election in the Adoption
          Agreement  to the  contrary,  for the  Plan  Year in which  this  Plan terminates,  a  Participant  shall  only be  eligible  to share in the allocation of the  Employer's  contributions  for the Plan Year if the
          Participant  is employed at the end of the Plan Year and has completed a Year of Service (or Period of Service if the Elapsed  Time Method is
          elected).

               (f) Notwithstanding anything in this Section to the contrary, the provisions  of this  subsection  apply  for any Plan  Year if,  in the non-standardized Adoption Agreement, the Employer elected to apply the
          410(b)  ratio  percentage  failsafe  provisions  and the Plan fails to satisfy the "ratio percentage test" due to a last day of the Plan Year allocation  condition  or an Hours of Service  (or months of  service)
          allocation condition. A plan satisfies the "ratio percentage test" if, on the  last day of the  Plan  Year,  the  "benefiting  ratio"  of the
          Non-Highly  Compensated Employees who are "includible" is at least 70%
          of the "benefiting ratio" of the Highly Compensated  Employees who are
          "includible."  The  "benefiting  ratio" of the Non-Highly  Compensated
          Employees  is  the  number  of  "includible"   NonHighly   Compensated
          Employees  "benefiting"  under  the  Plan  divided  by the  number  of
          "includible" Employees who are Non-Highly  Compensated Employees.  The
          "benefiting ratio" of the Highly  Compensated  Employees is the number of Highly Compensated Employees "benefiting" under the Plan divided by the number of "includible" Highly Compensated Employees.  "Includible"
          Employees are all Employees other than: (1) those  Employees  excluded from  participating  in the plan for the entire Plan Year by reason of the  collective  bargaining  unit exclusion or the  nonresident  alien exclusion  described  in the Code or by reason of the age and  service requirements  of  Article  III;  and (2) any  Employee  who  incurs  a separation  from service during the Plan Year and fails to complete at least 501 Hours of  Service  (or three (3)  months of  service  if the
          Elapsed Time Method is being used) during such Plan Year.

               For  purposes of this  subsection,  an  Employee is  "benefiting"
          under the Plan on a particular  date if, under the Plan,  the Employee
          is  entitled  to  an  Employer   contribution   or  an  allocation  of
          Forfeitures for the Plan Year.

               If this subsection  applies,  then the Administrator will suspend the allocation conditions for the "includible"  Non-Highly Compensated
          Employees who are Participants,  beginning first with the "includible"
          Employees  employed by the  Employer on the last day of the Plan Year, then the  "includible"  Employees who have the latest  separation from service during the Plan Year, and continuing to suspend the allocation conditions  for each  "includible"  Employee  who  incurred an earlier

                                      102

          separation  from service,  from the latest to the earliest  separation from service  date,  until the Plan  satisfies  the "ratio  percentage test" for the Plan Year. If two or more "includible"  Employees have a separation from service on the same day, then the  Administrator  will suspend the allocation conditions for all such "includible" Employees, irrespective  of whether the Plan can  satisfy  the "ratio  percentage test" by  accruing  benefits  for  fewer  than  all such  "includible"
          Employees.  If the Plan  for any Plan  Year  suspends  the  allocation conditions for an "includible" Employee, then that Employee will share in the allocation for that Plan Year of the Employer  contribution and
          Forfeitures,  if any,  without  regard to  whether  the  Employee  has satisfied the other allocation conditions set forth in this Section.

               If the Plan includes Employer matching  contributions  subject to
               ACP  testing,  this  subsection  applies  separately  to the Code
               Section 401 (m) portion of the Plan.

            12.4 ACTUAL DEFERRAL PERCENTAGE TESTS

               (a) Except as otherwise provided herein,  this subsection applies if the Prior Year Testing method is elected in the Adoption Agreement.
          The "Actual Deferral  Percentage"  (hereinafter "ADP") for a Plan Year for Participants  who are Highly  Compensated  Employees  (hereinafter
          "HCEs") for each Plan Year and the prior  year's ADP for  Participants who were Non-Highly  Compensated  Employees  (hereinafter "NHCEs") for the prior Plan Year must satisfy one of the following tests:

               (1) The ADP for a Plan Year for Participants who are HCEs for the
               Plan Year shall not exceed the prior year's ADP for  Participants who were NHCEs for the prior Plan Year multiplied by 1.25; or

               (2) The ADP for a Plan Year for Participants who are HCEs for the
               Plan Year shall not exceed the prior year's ADP for  Participants who  were  NHCEs  for the  prior  Plan  Year  multiplied  by 2.0, provided  that the ADP for  Participants  who are  HCEs  does not exceed the prior  year's ADP for  Participants  who were NHCEs in the prior Plan Year by more than two (2) percentage points.

               Notwithstanding the above, for purposes of applying the foregoing tests  with  respect  to the  first  Plan  Year in which the Plan permits any Participant to make Elective  Deferrals,  the ADP for the prior year's  NHCEs shall be deemed to be three  percent (3%)
               unless the Employer has elected in the Adoption  Agreement to use the current Plan Year's ADP for these Participants.  However, the provisions  of this  paragraph  may not be used if the  Plan is a successor  plan  or  is  otherwise  prohibited  from  using  such provisions pursuant to IRS Notice 981 (or superseding guidance).

               (b)  Notwithstanding  the foregoing,  if the Current Year Testing method is elected in the Adoption  Agreement,  the ADP tests in (a)(1)
          and (a)(2),  above  shall be applied by  comparing  the  current  Plan
          Year's ADP for  Participants who are HCEs with the current Plan Year's
          ADP (rather than the prior Plan Year's ADP) for  Participants  who are
          NHCEs for the current Plan Year.  Once made, this election can only be changed if the Plan meets the  requirements  for changing to the Prior
          Year  Testing  method  set forth in IRS  Notice  98-1 (or  superseding

                                      103

          guidance). Furthermore, this Plan must use the same testing method for both the ADP and ACP tests for Plan  Years  beginning  on or after the date the Employer adopts its GUST restated plan.

               (c) This  subsection  applies to prevent the  multiple use of the test set forth in subsection  (a)(2)  above.  Any HCE eligible to make
          Elective  Deferrals  pursuant  to Section  12.2 and to make  after-tax voluntary Employee  contributions or to receive matching contributions under this Plan or under any other plan  maintained by the Employer or an Affiliated  Employer,  shall have either the actual  deferral ratio adjusted  in the  manner  described  in  Section  12.5  or the  actual contribution ratio adjusted in the manner described in Section 12.7 so that the  "Aggregate  Limit" is not  exceeded  pursuant to  Regulation
          1.401 (m)-2.  The amounts in excess of the "Aggregate  Limit" shall be treated  as  either  an Excess  Contribution  or an  Excess  Aggregate
          Contribution.  The ADP and ACP of the HCEs are  determined  after  any corrections  required  to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year.  Multiple use  does  not  occur if  either  the ADP or ACP of the HCEs  does not exceed 1.25 multiplied by the ADP and ACP of the NHCEs.

               "Aggregate Limit" means the sum of (i) 125 percent of the greater of the ADP of the  NHCEs  for the  prior  Plan Year or the ACP of such
          NHCEs under the plan subject to Code Section 401 (m) for the Plan Year beginning  with or within the prior Plan Year of the cash or  deferred arrangement  and (ii) the lesser of 200% or two (2) plus the lesser of such ADP or ACP.  "Lesser" is substituted  for "greater" in (i) above, and "greater" is substituted  for "lesser" after "two (2) plus the" in
          (ii)  above if it would  result in a larger  Aggregate  Limit.  If the
          Employer has elected in the Adoption Agreement to use the Current Year
          Testing  method,  then in  calculating  the  "Aggregate  Limit"  for a particular  Plan  Year,  the  NHCEs  ADP and ACP for that  Plan  Year, instead of the prior Plan Year, is used.

               (d) A  Participant  is an HCE for a  particular  Plan Year if the
          Participant  meets the  definition  of an HCE in effect  for that Plan
          Year.  Similarly,  a Participant is an NHCE for a particular Plan Year if the  Participant  does not meet the  definition of an HCE in effect for that Plan Year.

               (e) For the purposes of this Section and Section 12.5, ADP means, for a specific group of  Participants  for a Plan Year, the average of the ratios (calculated  separately for each Participant in such group)
          of (1) the amount of Employer  contributions actually paid over to the
          Plan on  behalf  of such  Participant  for  the  Plan  Year to (2) the
          Participant's   414(s)  Compensation  for  such  Plan  Year.  Employer
          contributions  on behalf of any  participant  shall  include:  (1) any
          Elective  Deferrals  made  pursuant  to  the  Participant's   deferral
          election  (including  Excess  Deferrals of HCEs),  but  excluding  (i)
          Excess  Deferrals of NHCEs that arise solely from  Elective  Deferrals made  under  the  plan or  plans of this  Employer  and (ii)  Elective
          Deferrals  that are taken  into  account in the ACP tests set forth in
          Section 12.6 (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the
          Employer,  Qualified Non-Elective Contributions and Qualified Matching
          Contributions to the extent such contributions are not used to satisfy the ACP test.

                                      104

               The actual  deferral ratio for each  Participant  and the ADP for each group shall be  calculated  to the nearest  one-hundredth  of one percent.  Elective  Deferrals  allocated  to each  Highly  Compensated
          Participant's Elective Deferral Account shall not be reduced by Excess
          Deferrals  to the extent such excess  amounts are made under this Plan or any other plan maintained by the Employer.

               (f) For  purposes  of this  Section and  Section  12.5,  a Highly
          Compensated Participant and a Non-Highly Compensated Participant shall include any  Employee  eligible to make salary  deferrals  pursuant to
          Section  12.2 for the Plan Year.  Such  Participants  who fail to make
          Elective  Deferrals  shall be treated for ADP purposes as Participants on whose behalf no Elective Deferrals are made.

               (g) In the event this Plan  satisfies  the  requirements  of Code
          Sections  401(a)(4),  401(k), or 410(b) only if aggregated with one or more  other  plans,  or  if  one  or  more  other  plans  satisfy  the requirements of such sections of the Code only if aggregated with this
          Plan,  then this Section  shall be applied by  determining  the ADP of
          Employees as if all such plans were a single plan. Any  adjustments to the NHCE ADP for the prior  year will be made in  accordance  with IRS
          Notice 98-1 and any  superseding  guidance,  unless the  Employer  has elected in the  Adoption  Agreement  to use the Current  Year  Testing
          method.  Plans may be  aggregated  in order to  satisfy  Code  Section
          401(k)  only if they  have  the  same  Plan  Year and use the same ADP testing method.

               (h) The ADP for any  Participant  who is an HCE for the Plan Year
          and  who  is  eligible  to  have  Elective  Deferrals  (and  Qualified
          Non-Elective  Contributions or Qualified  Matching  Contributions,  or
          both,  if treated as Elective  Deferrals for purposes of the ADP test)
          allocated  to  such  Participant's  accounts  under  two  (2) or  more arrangements  described in Code Section 401(k), that are maintained by the Employer,  shall be determined as if such Elective Deferrals (and, if applicable,  such Qualified Non-Elective Contributions or Qualified
          Matching Contributions,  or both) were made under a single arrangement for purposes of determining such HCE's actual deferral ratio. However, if the cash or deferred  arrangements  have different Plan Years, this
          paragraph   shall  be  applied  by  treating   all  cash  or  deferred
          arrangements  ending with or within the same calendar year as a single arrangement.  Notwithstanding  the  foregoing,  certain plans shall be treated as separate if  mandatorily  disaggregated  under  Regulations under Code Section 401.

               (i) For purposes of determining  the ADP and the amount of Excess
          Contributions  pursuant  to Section  12.5,  only  Elective  Deferrals,
          Qualified   Non-Elective    Contributions   and   Qualified   Matching
          Contributions  contributed  to the Plan prior to the end of the twelve
          (12) month  period  immediately  following  the Plan Year to which the contributions relate shall be considered.

               (j) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 12.5 may be applied  separately
          (or will be applied  separately to the extent required by Regulations)
          to each "plan" within the meaning of Regulation  1.401(k)-t (g)( I 1).
          Furthermore,  for Plan Years  beginning  after  December 31, 1998, the

                                      105

          provisions  of Code Section  401(k)(3)(F)  may be used to exclude from consideration  all  Non-Highly  Compensated  Employees  who  have  not satisfied the minimum age and service requirements of Code Section 4 1
          0(a)(1)(A).

            12.5 ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

               (a) In the event (or,  with  respect to  subsection  (c) when the
          Prior Year Testing  method is being used, if it is  anticipated)  that for Plan Years  beginning  after  December 31, 1996, the Plan does not satisfy one of the tests set forth in Section 12.4, the  Administrator
          shall  adjust  Excess   Contributions   or  the  Employer  shall  make
          contributions   pursuant  to  the  options  set  forth  below  or  any
          combination  thereof.  However,  if the Prior Year  testing  method is being used and it is  anticipated  that the Plan might not satisfy one of such tests,  then the Employer may make  contributions  pursuant to the options set forth in subsection (c) below.

               (b) On or before the fifteenth  day of the third month  following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated  Participant allocated the largest  amount of  Elective  Deferrals  shall  have a portion of such
          Elective   Deferrals   (and   "Income"   allocable  to  such  amounts)
          distributed (and/or, at the Participant's election, recharacterized as a after-tax voluntary Employee  contribution  pursuant to Section 4.8)
          until the total amount of Excess  Contributions  has been distributed, or until the amount of the Participant's Elective Deferrals equals the
          Elective  Deferrals of the Highly  Compensated  Participant having the next  largest  amount of Elective  Deferrals  allocated.  This process shall continue until the total amount of Excess Contributions has been distributed.  Any  distribution  and/or  recharacterization  of Excess
          Contributions shall be made in the following order:

               (1) With  respect to the  distribution  of Excess  Contributions, such distribution:

                    (i) may be  postponed  but not  later  than the close of the
                    Plan  Year  following  the  Plan  Year  to  which  they  are allocable;

                    (ii) shall be made first from unmatched  Elective  Deferrals and,  thereafter,  simultaneously  from  Elective  Deferrals which are matched and matching contributions which relate to such Elective Deferrals. Matching contributions which relate to  Excess  Contributions  shall  be  forfeited  unless  the related  matching  contribution  is distributed as an Excess
                    Aggregate Contribution pursuant to Section 12.7;

                    (iii) shall be adjusted for "Income"; and

                    (iv) shall be designated  by the Employer as a  distribution of Excess Contributions (and "Income").

               (2)   With   respect   to  the   recharacterization   of   Excess
               Contributions   pursuant  to  (a)  above,  such   recharacterized
               amounts:

                    (i) shall be deemed  to have  occurred  on the date on which the  last of  those  Highly  Compensated  Participants  with
                    Excess  Contributions to be  recharacterized  is notified of the

                                      106

                    recharacterization   and  the  tax   consequences   of  such
                    recharacterization;

                    (ii) shall not exceed the amount of  Elective  Deferrals  on behalf of any Highly  Compensated  Participant  for any Plan
                    Year;

                    (iii)  shall be  treated  as  after-tax  voluntary  Employee contributions  for  purposes of Code Section  401(a)(4)  and
                    Regulation 1.401(k)-1(b).  However, for purposes of Sections
                    4.3(f) and 9.2 (top  heavy  rules),  recharacterized  Excess
                    Contributions   continue   to   be   treated   as   Employer
                    contributions   that   are   Elective   Deferrals.    Excess
                    Contributions  (and "Income"  attributable  to such amounts)
                    recharacterized    as    after-tax     voluntary    Employee
                    contributions   shall  continue  to  be  nonforfeitable  and
                    subject  to the  same  distribution  rules  provided  for in
                    Section 12.2(c); and

                    (iv) are not  permitted if the amount  recharacterized  plus after-tax voluntary Employee  contributions actually made by such  Highly  Compensated  Participant,  exceed the  maximum
                    amount  of  after-tax   voluntary   Employee   contributions
                    (determined  prior to application of Section 12.6) that such
                    Highly  Compensated  Participant  is permitted to make under the Plan in the absence of recharacterization.

               (3) Any distribution and/or  recharacterization  of less than the entire amount of Excess  Contributions  shall be treated as a pro
               rata   distribution   and/or    recharacterization    of   Excess
               Contributions and "Income."

               (4) For the purpose of this Section, "Income" means the income or losses allocable to Excess  Contributions,  which amount shall be allocated  at the same  time and in the same  manner as income or
               losses  are  allocated  pursuant  to  Section  4.3(c).   However,
               "Income" for the period  between the end of the Plan Year and the date of the distribution (the "gap period") is not required to be distributed.

               (5)  Excess   Contributions   shall  be   treated   as   Employer
               contributions  for purposes of Code  Sections 404 and 415 even if distributed from the Plan.

               (c)  Notwithstanding  the above,  within twelve (12) months after the end of the Plan Year  (or,  if the Prior  Year  Testing  method is used, within twelve (12) months after the end of the prior Plan Year), the Employer may make a special Qualified Non-Elective Contribution or
          Qualified  Matching   Contribution  in  accordance  with  one  of  the
          following  provisions  which  contribution  shall be  allocated to the
          Qualified  Non-Elective  Contribution  Account or  Qualified  Matching
          Contribution  Account  of  each  Non-Highly  Compensated   Participant
          eligible to share in the allocation in accordance with such provision.
          The Employer shall provide the Administrator with written notification of the amount of the contribution being made and to which provision it relates.

               (1) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be

                                      107

               allocated in the same proportion that each Non-Highly Compensated
               Participant's  414(s) Compensation for the year (or prior year if the Prior Year  Testing  method is being used) bears to the total
               414(s)  Compensation of all Non-Highly  Compensated  Participants
               for such year.

               (2) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated in the same proportion that each Non-Highly Compensated
               Participant's  414(s) Compensation for the year (or prior year if the Prior Year  Testing  method is being used) bears to the total
               414(s)  Compensation of all Non-Highly  Compensated  Participants
               for  such  year.  However,  for  purposes  of this  contribution,
               Non-Highly  Compensated  Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the
               Prior  Year  Testing  method  is being  used)  and,  if this is a standardized  Plan, who have not completed more than 500 Hours of
               Service (or three (3) consecutive  calendar months if the Elapsed
               Time Method is selected in the  Adoption  Agreement)  during such
               Plan Year,  shall not be eligible to share in the  allocation and shall be disregarded.

               (3) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated in equal amounts (per capita).

               (4) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated in equal amounts (per capita). However, for purposes of this contribution,  Non-Highly  Compensated  Participants who are not  employed  at the end of the Plan  Year (or at the end of the prior Plan Year if the Prior Year  Testing  method is being used)
               and, if this is a standardized  Plan, who have not completed more than 500 Hours of  Service  (or three  (3)  consecutive  calendar months if the Elapsed  Time  Method is  selected in the  Adoption
               Agreement)  during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.

               (5) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated to the Qualified  Non-Elective  Contribution Account of
               the Non-Highly  Compensated  Participant having the lowest 414(s)
               Compensation, until one of the tests set forth in Section 12.4 is satisfied  (or is  anticipated  to be  satisfied),  or until such
               Non-Highly  Compensated  Participant  has  received  the  maximum
               "Annual  Addition"  pursuant to Section 4.4.  This process  shall continue  until one of the tests  set  forth in  Section  12.4 is satisfied (or is anticipated to be satisfied).

                                      108

               (6) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated to the Qualified  Non-Elective  Contribution Account of
               the Non-Highly  Compensated  Participant having the lowest 414(s)
               Compensation, until one of the tests set forth in Section 12.4 is satisfied  (or is  anticipated  to be  satisfied),  or until such
               Non-Highly  Compensated  Participant  has  received  the  maximum
               "Annual  Addition"  pursuant to Section 4.4.  This process  shall continue  until one of the tests  set  forth in  Section  12.4 is satisfied  (or is  anticipated  to be  satisfied).  However,  for
               purposes   of   this   contribution,    Non-Highly    Compensated
               Participants who are not employed at the end of the Plan Year (or at the end of the  prior  Plan  Year if the  Prior  Year  Testing method is being used) and, if this is a  standardized  Plan,  who have not  completed  more than 500 Hours of Service (or three (3)
               consecutive  calendar  months  if  the  Elapsed  Time  Method  is selected in the Adoption  Agreement) during such Plan Year, shall not  be  eligible  to  share  in  the  allocation  and  shall  be disregarded.

               (7) A Qualified  Matching  Contribution  may be made on behalf of
               Non-Highly  Compensated  Participants in an amount  sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated to the Qualified Matching  Contribution Account of each
               Non-Highly  Compensated  Participant in the same  proportion that each Non-Highly Compensated  Participant's Elective Deferrals for
               the year bears to the total Elective  Deferrals of all Non-Highly
               Compensated Participants.

               (8) A Qualified  Matching  Contribution  may be made on behalf of
               Non-Highly  Compensated  Participants in an amount  sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated to the Qualified Matching  Contribution Account of each
               Non-Highly  Compensated  Participant in the same  proportion that each Non-Highly Compensated  Participant's Elective Deferrals for
               the year bears to the total Elective  Deferrals of all Non-Highly
               Compensated   Participants.   However,   for   purposes  of  this
               contribution,  Non-Highly  Compensated  Participants  who are not
               employed  at the end of the Plan Year (or at the end of the prior
               Plan Year if the Prior Year Testing method is being used) and, if this is a standardized Plan, who have not completed more than 500
               Hours of Service (or three (3) consecutive calendar months if the
               Elapsed Time Method is selected in the Adoption Agreement) during such Plan Year,  shall not be eligible to share in the allocation and shall be disregarded.

               (9) A Qualified  Matching  Contribution  may be made on behalf of
               Non-Highly  Compensated  Participants in an amount  sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated to the Qualified Matching  Contribution  Account of the
               Non-Highly  Compensated  Participant  having the lowest  Elective
               Deferrals  until one of the tests  set forth in  Section  12.4 is satisfied  (or is  anticipated  to be  satisfied),  or until such
               Non-Highly  Compensated  Participant  has  received  the  maximum

                                      109

               "Annual  Addition"  pursuant to Section 4.4.  This process  shall continue  until one of the tests  set  forth in  Section  12.4 is satisfied (or is anticipated to be satisfied).

               (10) A Qualified  Matching  Contribution may be made on behalf of
               Non-Highly  Compensated  Participants in an amount  sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated to the Qualified Matching  Contribution  Account of the
               Non-Highly  Compensated  Participant  having the lowest  Elective
               Deferrals  until one of the tests  set forth in  Section  12.4 is satisfied  (or is  anticipated  to be  satisfied),  or until such
               Non-Highly  Compensated  Participant  has  received  the  maximum
               "Annual  Addition"  pursuant to Section 4.4.  This process  shall continue  until one of the tests  set  forth in  Section  12.4 is satisfied  (or is  anticipated  to be  satisfied).  However,  for
               purposes   of   this   contribution,    Non-Highly    Compensated
               Participants who are not employed at the end of the Plan Year (or at the end of the  prior  Plan  Year if the  Prior  Year  Testing method is being used) and, if this is a  standardized  Plan,  who have not  completed  more than 500 Hours of Service (or three (3)
               consecutive  calendar  months  if  the  Elapsed  Time  Method  is selected in the Adoption  Agreement) during such Plan Year, shall not  be  eligible  to  share  in  the  allocation  and  shall  be disregarded.

               (d) Any Excess Contributions (and "Income") which are distributed on or  after 2 1/2  months  after  the end of the Plan  Year  shall be subject to the ten percent (10%)  Employer  excise tax imposed by Code
          Section 4979.

            12.6 ACTUAL CONTRIBUTION PERCENTAGE TESTS

               (a) Except as otherwise provided herein,  this subsection applies if the Prior Year Testing method is elected in the Adoption Agreement.
          The  "Actual   Contribution   Percentage"   (hereinafter   "ACP")  for
          Participants who are Highly Compensated Employees (hereinafter "HCEs")
          for each Plan Year and the prior year's ACP for  Participants who were
          Non-Highly  Compensated Employees  (hereinafter "NHCEs") for the prior
          Plan Year must satisfy one of the following tests:

               (1) The ACP for a Plan Year for Participants who are HCEs for the
               Plan Year shall not exceed the prior year's ACP for  Participants who were NHCEs for the prior Plan Year multiplied by 1.25; or

               (2) The ACP for a Plan Year for Participants who are HCEs for the
               Plan Year shall not exceed the prior year's ACP for  Participants who  were  NHCEs  for the  prior  Plan  Year  multiplied  by 2.0, provided  that the ACP for  Participants  who are  HCEs  does not exceed the prior  year's ACP for  Participants  who were NHCEs in the prior Plan Year by more than two (2) percentage points.

               Notwithstanding the above, for purposes of applying the foregoing tests  with  respect  to the  first  Plan  Year in which the Plan permits any Participant to make Employee contributions,  provides for matching contributions, or both, the ACP for the prior year's
               NHCEs  shall  be  deemed  to be three  percent  (3%)  unless  the

                                      110

               Employer has elected in the Adoption Agreement to use the current
               Plan Year's ACP for these Participants.  However,  the provisions of this paragraph may not be used if the Plan is a successor plan or is otherwise prohibited from using such provisions pursuant to
               IRS Notice 98-1 (or superseding guidance).

               (b)  Notwithstanding  the preceding,  if the Current Year Testing method is elected in the Adoption  Agreement,  the ACP tests in (a)(1)
          and (a)(2),  above  shall be applied by  comparing  the  current  Plan
          Year's ACP for  Participants who are HCEs with the current Plan Year's
          ACP (rather than the prior Plan Year's ACP) for  Participants  who are
          NHCEs for the current Plan Year.  Once made, this election can only be changed if the Plan meets the  requirements  for changing to the Prior
          Year  Testing  method  set forth in IRS  Notice  98-1 (or  superseding guidance). Furthermore, this Plan must use the same testing method for both the ADP and ACP tests for Plan  Years  beginning  on or after the date the Employer adopts its GUST restated plan.

               (c) This  subsection  applies to prevent the  multiple use of the test set forth in subsection  (a)(2)  above.  Any HCE eligible to make
          Elective  Deferrals  pursuant  to Section  12.2 and to make  after-tax voluntary Employee  contributions or to receive matching contributions under this Plan or under any other plan  maintained by the Employer or an Affiliated  Employer,  shall have either the actual  deferral ratio adjusted  in the  manner  described  in  Section  12.5  or the  actual contribution  ratio reduced in the manner described in Section 12.7 so that the  "Aggregate  Limit" is not  exceeded  pursuant to  Regulation
          1.401(m)-2.  The amounts in excess of the  "Aggregate  Limit" shall be treated  as  either  an Excess  Contribution  or an  Excess  Aggregate
          Contribution.  The ADP and ACP of the HCEs are  determined  after  any corrections  required  to meet the ADP and ACP tests and are deemed to be the maximum  permitted under such test for the Plan Year.  Multiple use  does  not  occur if  either  the ADP or ACP of the HCEs  does not exceed 1.25 multiplied by the ADP and ACP of the NHCEs.

          "Aggregate  Limit"  means the sum of (i) 125 percent of the greater of the ADP of the NHCEs for the Plan Year or the ACP of such NHCEs  under the plan subject to Code  Section 401 (m) for the Plan Year  beginning with or within the prior Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP.
          "Lesser" is substituted  for "greater" in (i) above,  and "greater" is substituted  for  "lesser"  after  "two plus the" in (ii)  above if it would result in a larger  Aggregate Limit. If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, then in calculating  the "Aggregate  Limit" for a particular Plan Year, the
          NHCEs ADP and ACP for that Plan Year,  instead of the prior Plan Year, is used.

               (d)  A  Participant  is  a  Highly  Compensated  Employee  for  a
          particular  Plan Year if the  Participant  meets the  definition  of a
          Highly Compensated Employee in effect for that Plan Year. Similarly, a
          Participant is a Non-highly Compensated Employee for a particular Plan
          Year if the  Participant  does  not meet  the  definition  of a Highly
          Compensated Employee in effect for that Plan Year.

                                      111

               (e) For the purposes of this Section and Section 12.7,  ACP for a specific  group of  Participants  for a Plan Year means the average of
          the  "Contribution   Percentages"   (calculated  separately  for  each
          Participant   in  such  group).   For  this   purpose,   "Contribution
          Percentage"  means  the  ratio  (expressed  as a  percentage)  of  the
          Participant's  "Contribution  Percentage Amounts" to the Participant's
          414(s)   Compensation.   The  actual   contribution   ratio  for  each
          Participant  and the ACP for each group,  shall be  calculated  to the nearest  one-hundredth  of one  percent  of the  Participant's  414(s)
          Compensation.

               (f)  "Contribution  Percentage  Amounts"  means  the  sum  of (i)
          after-tax  voluntary Employee  contributions,  (ii) Employer "Matching
          Contributions"   made  pursuant  to  Section   12.1(a)(2)   (including
          Qualified Matching Contributions to the extent such Qualified Matching
          Contributions  are not used to satisfy  the tests set forth in Section
          12.4),  (iii) Excess  Contributions  recharacterized  as nondeductible voluntary  Employee  contributions  pursuant to Section 12.5, and (iv)
          Qualified  Non-Elective  Contributions  (to  the  extent  not  used to satisfy the tests set forth in Section 12.4).  However,  "Contribution
          Percentage  Amounts" shall not include "Matching  Contributions"  that are forfeited either to correct Excess Aggregate  Contributions or due to Code Section 401(a)(4) and the Regulations  thereunder  because the contributions  to which  they  relate  are  Excess  Deferrals,  Excess
          Contributions,   or  Excess  Aggregate  Contributions.   In  addition,
          "Contribution  Percentage  Amounts"  may  include  Elective  Deferrals provided  the ADP test in  Section  12.4 is met  before  the  Elective
          Deferrals  are used in the ACP test and  continues to be met following the exclusion of those  Elective  Deferrals  that are used to meet the
          ACP test.

               (g) For purposes of determining  the ACP and the amount of Excess
          Aggregate  Contributions  pursuant  to  Section  12.7,  only  Employer
          "Matching Contributions" (excluding "Matching Contributions" forfeited or  distributed  pursuant  to Section  12.2(e),  12.5(b),  or 12.7(b))
          contributed to the Plan prior to the end of the  succeeding  Plan Year shall be considered.  In addition, the Administrator may elect to take into  account,  with  respect to Employees  eligible to have  Employer
          "Matching  Contributions"  made  pursuant  to  Section  12.1(a)(2)  or after-tax  voluntary  Employee  contributions made pursuant to Section
          4.7  allocated to their  accounts,  elective  deferrals (as defined in
          Regulation  1.402(g)-I (b)) and qualified  non-elective  contributions
          (as defined in Code  Section 40 1 (m)(4)(C))  contributed  to any plan maintained  by the  Employer.  Such  elective  deferrals and qualified non-elective  contributions  shall be  treated  as  Employer  matching contributions  subject  to  Regulation  1.401  (m)-l  (b)(2)  which is incorporated  herein by  reference.  The Plan Year must be the same as the plan  year of the plan to which  the  elective  deferrals  and the qualified non-elective contributions are made.

               (h) In the event that this Plan  satisfies  the  requirements  of
          Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or  more  other  plans,  or if one or more  other  plans  satisfy  the requirements of such sections of the Code only if aggregated with this
          Plan,  then this Section  shall be applied by  determining  the ACP of
          Employees  as if all such  plans  were a  single  plan.  Plans  may be aggregated  in order to satisfy Code section 401 (m) only if they have the same Plan Year.

                                      112

               Any  adjustments  to the NHCE ACP for the prior year will be made in  accordance  with IRS  Notice  98-1 and any  superseding  guidance, unless the Employer  has elected in the Adoption  Agreement to use the
          Current  Year  Testing  method.  Plans may be  aggregated  in order to satisfy Code  Section  401(k) only if they have the same Plan Year and use the same ACP testing method.

               (i) For the purposes of this Section,  if an HCE is a Participant under two (2) or more plans  (other than an employee  stock  ownership plan as defined in Code Section  4975(e)(7))  which are  maintained by
          the   Employer  or  an   Affiliated   Employer   to  which   "Matching
          Contributions,"  nondeductible  voluntary Employee  contributions,  or both, are made, all such  contributions on behalf of such HCE shall be aggregated for purposes of determining such HCP's actual  contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating  all plans ending with or within the same calendar year as a single plan.

               (j) For  purposes  of this  Section and  Section  12.7,  a Highly
          Compensated Participant and a Non-Highly Compensated Participant shall include any Employee  eligible to have "Matching  Contributions"  made pursuant to Section 12.1(a)(2) (whether or not a deferral election was made or  suspended  pursuant  to Section  12.2(g))  allocated  to such
          Participant's  account for the Plan Year or to make  salary  deferrals pursuant to Section  12.2 (if the  Employer  uses salary  deferrals to satisfy  the  provisions  of  this  Section)  or  after-tax  voluntary
          Employee  contributions  pursuant  to  Section  4.7  (whether  or  not nondeductible  voluntary Employee contributions are made) allocated to the Participant's account for the Plan Year.

               (k) For  purposes of this  Section and  Section  12.7,  "Matching
          Contribution" means an Employer contribution made to the Plan, or to a contract  described in Code Section 403(b), on behalf of a Participant on account of a nondeductible  voluntary Employee contribution made by such Participant,  or on account of a Participant's elective deferrals under a plan maintained by the Employer.

               (l) For purposes of determining  the ACP and the amount of Excess
          Aggregate  Contributions  pursuant  to  Section  12.7,  only  Elective
          Deferrals,    Qualified    Non-Elective    Contributions,    "Matching
          Contributions" and Qualified Matching Contributions contributed to the
          Plan prior to the end of the  twelve  (12)  month  period  immediately following  the Plan Year to which the  contributions  relate  shall be considered.

               (m) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 12.7 may be applied  separately
          (or will be applied  separately to the extent required by Regulations)
          to each "plan"  within the meaning of Regulation  1.401  (k)-l(g)(11).
          Furthermore,  for Plan Years  beginning  after  December 31, 1998, the provisions  of Code Section  401(k)(3)(F)  may be used to exclude from consideration  all  Non-Highly  Compensated  Employees  who  have  not satisfied  the minimum age and service  requirements  of Code  Section
          410(a)( I )(A).

            12.7 ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

                                      113

               (a) In the event (or, with respect to  subsection  (g) below when the Prior Year  Testing  method is being used,  if it is  anticipated)
          that for Plan Years  beginning  after December 31, 1996, the Plan does not  satisfy  one  of  the  tests  set  forth  in  Section  12.6,  the
          Administrator  shall  adjust  Excess  Aggregate  Contributions  or the
          Employer  shall make  contributions  pursuant to the options set forth below or any combination  thereof.  However, if the Prior Year testing method is being  used and it is  anticipated  that the Plan  might not satisfy one of such tests,  then the Employer  may make  contributions pursuant to the options set forth in subsection (c) below.

               (b) On or before the fifteenth  day of the third month  following the end of the Plan Year,  but in no event later than the close of the following  Plan Year the  Highly  Compensated  Participant  having the largest allocation of "Contribution  Percentage  Amounts" shall have a portion  of  such  "Contribution  Percentage  Amounts"  (and  "Income"
          allocable to such amounts)  distributed  or, if non-Vested,  Forfeited
          (including  "Income"  allocable to such  Forfeitures)  until the total amount of Excess  Aggregate  Contributions  has been  distributed,  or
          until  the  amount  of  the  Participant's   "Contribution  Percentage
          Amounts" equals the  "Contribution  Percentage  Amounts" of the Highly
          Compensated   Participant   having   the  next   largest   amount   of
          "Contribution  Percentage  Amounts." This process shall continue until
          the  total  amount  of  Excess   Aggregate   Contributions   has  been
          distributed  or  forfeited.  Any  distribution  and/or  Forfeiture  of
          "Contribution  Percentage  Amounts"  shall  be made  in the  following order:

               (1) Employer matching contributions  distributed and/or forfeited pursuant to Section 12.5(b)(1);

               (2) After-tax voluntary Employee  contributions  including Excess
               Contributions  recharacterized  as after-tax  voluntary  Employee contributions pursuant to Section 12.5(b)(2);

               (3) Remaining Employer matching contributions.

               (c) Any distribution or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and "Income") shall be treated as a pro rata distribution of Excess Aggregate  Contributions and "Income."
          Distribution of Excess Aggregate  Contributions shall be designated by the Employer as a distribution of Excess Aggregate  Contributions (and
          "Income").  Forfeitures  of Excess  Aggregate  Contributions  shall be treated in accordance  with Section 4.3.  However,  no such Forfeiture
          may  be  allocated   to  a  Highly   Compensated   Participant   whose
          contributions are reduced pursuant to this Section.

               (d) For the purpose of this Section, "Income" means the income or losses allocable to Excess Aggregate Contributions, which amount shall be  allocated  at the same  time and in the same  manner  as income or losses are allocated pursuant to Section 4.3(c). However, "Income" for the  period  between  the end of the  Plan  Year  and the  date of the distribution (the "gap period") is not required to be distributed.

                                      114

               (e) Excess Aggregate Contributions  attributable to amounts other
          than  nondeductible   voluntary  Employee   contributions,   including
          forfeited  matching  contributions,   shall  be  treated  as  Employer
          contributions  for  purposes  of Code  Sections  404  and 415  even if distributed from the Plan.

               (f)  The   determination   of  the  amount  of  Excess  Aggregate
          Contributions  with respect to any Plan Year shall be made after first determining  the  Excess  Contributions,  if  any,  to be  treated  as
          nondeductible     voluntary    Employee     contributions    due    to
          recharacterization  for the plan year of any other  qualified  cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the  Employer  that  ends  with or  within  the Plan Year or which are
          treated  as  after-tax   voluntary   Employee   contributions  due  to
          recharacterization pursuant to Section 12.5.

               (g)  Notwithstanding  the above,  within twelve (12) months after the end of the Plan Year  (or,  if the Prior  Year  Testing  method is used, within twelve (12) months after the end of the prior Plan Year), the Employer may make a special Qualified Non-Elective Contribution or
          Qualified  Matching   Contribution  in  accordance  with  one  of  the
          following  provisions  which  contribution  shall be  allocated to the
          Qualified  Non-Elective  Contribution  Account or  Qualified  Matching
          Contribution Account of each Non-Highly  Compensated eligible to share in the  allocation in  accordance  with such  provision.  The Employer shall  provide the  Administrator  with  written  notification  of the amount of the  contribution  being made and for which  provision it is being made pursuant to.

               (1) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.6.  Such  contribution  shall be allocated in the same proportion that each Non-Highly Compensated
               Participant's  414(s) Compensation for the year (or prior year if the Prior Year  Testing  method is being used) bears to the total
               414(s)  Compensation of all Non-Highly  Compensated  Participants
               for such year.

               (2) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.6.  Such  contribution  shall be allocated in the same proportion that each Non-Highly Compensated
               Participant's  414(s) Compensation for the year (or prior year if the Prior Year  Testing  method is being used) bears to the total
               414(s)  Compensation of all Non-Highly  Compensated  Participants
               for  such  year.  However,  for  purposes  of this  contribution,
               Non-Highly  Compensated  Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the
               Prior  Year  Testing  method  is being  used)  and,  if this is a standardized  Plan, who have not completed more than 500 Hours of
               Service (or three (3) consecutive  calendar months if the Elapsed
               Time Method is selected in the  Adoption  Agreement)  during such
               Plan Year,  shall not be eligible to share in the  allocation and shall be disregarded.

                                      115

               (3) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.6.  Such  contribution  shall be allocated in equal amounts (per capita).

               (4) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.6.  Such  contribution  shall be allocated in equal amounts (per capita). However, for purposes of this contribution,  Non-Highly  Compensated  Participants who are not  employed  at the end of the Plan  Year (or at the end of the prior Plan Year if the Prior Year  Testing  method is being used)
               and, if this is a standardized  Plan, who have not completed more than 500 Hours of  Service  (or three  (3)  consecutive  calendar months if the Elapsed  Time  Method is  selected in the  Adoption
               Agreement)  during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.

               (5) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.6.  Such  contribution  shall be allocated to the Qualified  Non-Elective  Contribution Account of
               the Non-Highly  Compensated  Participant having the lowest 414(s)
               Compensation, until one of the tests set forth in Section 12.6 is satisfied  (or is  anticipated  to be  satisfied),  or until such
               Non-Highly  Compensated  Participant  has  received  the  maximum
               "Annual  Addition"  pursuant to Section 4.4.  This process  shall continue  until one of the tests  set  forth in  Section  12.6 is satisfied (or is anticipated to be satisfied).

               (6) A Qualified  Non-Elective  Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.6.  Such  contribution  shall be allocated to the Qualified  Non-Elective  Contribution Account of
               the Non-Highly  Compensated  Participant having the lowest 414(s)
               Compensation, until one of the tests set forth in Section 12.6 is satisfied  (or is  anticipated  to be  satisfied),  or until such
               Non-Highly  Compensated  Participant  has  received  the  maximum
               "Annual  Addition"  pursuant to Section 4.4.  This process  shall continue  until one of the tests  set  forth in  Section  12.6 is satisfied  (or is  anticipated  to be  satisfied).  However,  for purposes of this contribution,  Non-Highly  Compensated Employees who are not  employed  at the end of the Plan Year (or at the end of the prior Plan Year if the Prior Year Testing  method is being used) and, if this is a standardized Plan, who have not completed more than 500 Hours of Service (or three (3) consecutive calendar months if the Elapsed  Time  Method is  selected in the  Adoption
               Agreement)  during such Plan Year, shall not be eligible to share in the allocation and shall be disregarded.

               (7) A "Matching Contribution" may be made on behalf of Non-Highly
               Compensated  Participants in an amount  sufficient to satisfy (or to prevent an anticipated  failure of) one of the tests set forth

                                      116

               in Section 12.6. Such  contribution  shall be allocated on behalf of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Elective Deferrals for  the  year  bears  to the  total  Elective  Deferrals  of all
               Non-Highly   Compensated   Participants.   The   Employer   shall
               designate,  at the time the  contribution  is made,  whether  the contribution made pursuant to this provision shall be a Qualified
               Matching  Contribution  allocated  to a  Participant's  Qualified
               Matching   Contribution   Account  or  an  Employer   NonElective
               Contribution allocated to a Participant's Non-Elective Account.

               (8) A "Matching Contribution" may be made on behalf of Non-Highly
               Compensated  Participants in an amount  sufficient to satisfy (or to prevent an anticipated  failure of) one of the tests set forth in Section 12.6. Such  contribution  shall be allocated on behalf of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Elective Deferrals for  the  year  bears  to the  total  Elective  Deferrals  of all
               Non-Highly   Compensated   Participants.   The   Employer   shall
               designate,  at the time the  contribution  is made,  whether  the contribution made pursuant to this provision shall be a Qualified
               Matching  Contribution  allocated  to a  Participant's  Qualified
               Matching   Contribution   Account  or  an  Employer   NonElective
               Contribution  allocated to a Participant's  Non-Elective Account.
               However,   for   purposes   of  this   contribution,   Non-Highly
               Compensated  Participants  who are not employed at the end of the
               Plan Year (or at the end of the prior Plan Year if the Prior Year
               Testing  method is being  used)  and,  if this is a  standardized
               Plan,  who have not completed  more than 500 Hours of Service (or three (3) consecutive  calendar months if the Elapsed Time Method is selected  in the  Adoption  Agreement)  during such Plan Year, shall not be  eligible  to share in the  allocation  and shall be disregarded.

               (9) A "Matching Contribution" may be made on behalf of Non-Highly
               Compensated  Participants in an amount  sufficient to satisfy (or to prevent an anticipated  failure of) one of the tests set forth in Section 12.4. Such  contribution  shall be allocated on behalf of the  Non-Highly  Compensated  Participant  having  the  lowest
               Elective  Deferrals  until one of the tests set forth in  Section
               12.4 is satisfied (or is anticipated  to be satisfied),  or until such Non-Highly Compensated  Participant has received the maximum
               "Annual  Addition"  pursuant to Section 4.4.  This process  shall continue  until one of the tests  set  forth in  Section  12.4 is satisfied (or is anticipated to be satisfied). The Employer shall designate,  at the time the  contribution  is made,  whether  the contribution made pursuant to this provision shall be a Qualified
               Matching  Contribution  allocated  to a  Participant's  Qualified
               Matching   Contribution  Account  or  an  Employer   Non-Elective
               Contribution allocated to a Participant's Non-Elective Account.

               (10)  A  "Matching   Contribution"  may  be  made  on  behalf  of
               Non-Highly  Compensated  Participants in an amount  sufficient to satisfy  (or to prevent  an  anticipated  failure  of) one of the tests set  forth in  Section  12.4.  Such  contribution  shall be allocated  on behalf of the  Non-Highly  Compensated  Participant having the lowest  Elective  Deferrals until one of the tests set forth in  Section  12.4 is  satisfied  (or is  anticipated  to be

                                      117

               satisfied),  or until such Non-Highly Compensated Participant has received the maximum "Annual  Addition"  pursuant to Section 4.4.
               This process shall  continue  until one of the tests set forth in
               Section 12.4 is satisfied (or is  anticipated  to be  satisfied).
               The Employer shall  designate,  at the time the  contribution  is made,  whether the  contribution  made pursuant to this provision shall  be  a  Qualified  Matching  Contribution  allocated  to  a
               Participant's  Qualified  Matching  Contribution  Account  or  an
               Employer Non-Elective  Contribution  allocated to a Participant's
               Non-Elective Account. However, for purposes of this contribution,
               Non-Highly  Compensated  Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the
               Prior  Year  Testing  method  is being  used)  and,  if this is a standardized  Plan, who have not completed more than 500 Hours of
               Service (or three (3) consecutive  calendar months if the Elapsed
               Time Method is selected in the  Adoption  Agreement)  during such
               Plan Year,  shall not be eligible to share in the  allocation and shall be disregarded.

               (h) Any Excess Aggregate  Contributions  (and "Income") which are distributed  on or after 2 1/2  months  after the end of the Plan Year shall be subject to the ten percent (10%) Employer  excise tax imposed by Code Section 4979.

            12.8 SAFE HARBOR PROVISIONS

               (a) The provisions of this Section will apply if the Employer has elected, in the Adoption Agreement,  to use the "ADP Test Safe Harbor"
          or "ACP Test Safe Harbor." If the Employer has elected to use the "ADP
          Test Safe Harbor" for a Plan Year, then the provisions relating to the
          ADP test  described in Section  12.4 and in Code Section  401(k)(3) do not apply for such Plan Year.  In  addition,  if the Employer has also elected to use the "ACP Test Safe  Harbor"  for a Plan Year,  then the provisions  relating to the ACP test  described in Section 12.6 and in
          Code Section 401 (m)(2) do not apply for such Plan Year.  Furthermore, to the extent any other provision of the Plan is inconsistent with the provisions  of this  Section,  the  provisions  of this  Section  will govern.

               (b) For  purposes  of this  Section,  the  following  definitions apply:

               (1)  "ACP  Test  Safe  Harbor"  means  the  method  described  in subsection  (c) below for satisfying the ACP test of Code Section
               401(m)(2).

               (2) "ACP Test Safe Harbor Matching Contributions" means "Matching
               Contributions" described in subsection (d)(1).

               (3)  "ADP  Test  Safe  Harbor"  means  the  method  described  in subsection  (c)  for  satisfying  the ADP  test  of Code  Section
               401(k)(3).

               (4)  "ADP  Test  Safe  Harbor   Contributions"   means  "Matching
               Contributions"   and  nonelective   contributions   described  in
               subsection (c)(1) below.

               (5)  "Compensation"  means  Compensation as defined in Section 1.
               11, except, for purposes of this Section,  no dollar limit, other than the limit imposed by Code Section 401(a)(17), applies to the

                                      118

               Compensation  of  a  Non-Highly  Compensated  Employee.  However,
               solely for purposes of determining the Compensation  subject to a
               Participant's   deferral  election,   the  Employer  may  use  an
               alternative  definition  to the one  described  in the  preceding sentence,  provided such  alternative  definition is a reasonable definition within the meaning of Regulation  1.414(s)-1(d)(2) and permits each Participant to elect sufficient  Elective  Deferrals
               to  receive  the  maximum  amount  of  "Matching   Contributions"
               (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan.

               (6) "Eligible Participant" means a Participant who is eligible to make Elective  Deferrals  under the Plan for any part of the Plan
               Year (or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution  described in Section
               12.9 or to statutory  limitations,  such as Code Sections  402(g)
               and 415) and who is not  excluded  as an  "Eligible  Participant"
               under the 401(k) Safe Harbor elections in the Adoption Agreement.

               (7)  "Matching  Contributions"  means  contributions  made by the
               Employer  on  account  of an  "Eligible  Participant's"  Elective
               Deferrals.

               (c) The  provisions  of this  subsection  apply for  purposes  of satisfying the "ADP Test Safe Harbor."

               (1) The "ADP Test Safe Harbor  Contribution"  is the contribution elected by the Employer in the  Adoption  Agreement to be used to satisfy the "ADP Test Safe Harbor."  However,  if no contribution
               is  elected  in  the  Adoption   Agreement,   the  Employer  will
               contribute  to the  Plan  for the  Plan  Year a  "Basic  Matching
               Contribution"  on behalf of each "Eligible  Employee." The "Basic
               Matching  Contribution" is equal to (i) onehundred percent (100%)
               of the amount of an "Eligible  Participant's"  Elective Deferrals that  do not  exceed  three  percent  (3%)  of the  Participant's
               "Compensation"  for the Plan Year,  plus (ii) fifty percent (50%)
               of the amount of the Participant's Elective Deferrals that exceed three percent (3%) of the Participant's "Compensation" but do not exceed five percent (5%) of the Participant's "Compensation."

               (2) Except as provided in subsection  (e) below,  for purposes of the Plan, a Basic Matching  Contribution or an Enhanced  Matching
               Contribution will be treated as a Qualified Matching Contribution and a Nonelective Safe Harbor  Contribution  will be treated as a
               Qualified Non-Elective Contribution.  Accordingly,  the "ADP Test
               Safe Harbor Contribution" will be fully Vested and subject to the distribution restrictions set forth in Section 12.2(c) (i.e., may
               generally  not  be  distributed   earlier  than  separation  from
               service,  death,  disability,   an  event  described  in  Section
               401(k)(1),  or, in case of a profit  sharing plan, the attainment of age 59 1/2.). In addition, such contributions must satisfy the
               "ADP Test Safe  Harbor"  without  regard to  permitted  disparity under Code Section 401(1).

                                      119

               (3) At least  thirty  (30) days,  but not more than  ninety  (90)
               days,  before the  beginning of the Plan Year,  the Employer will provide each "Eligible Participant" a comprehensive notice of the
               Participant's rights and obligations under the Plan, written in a manner  calculated to be  understood by the average  Participant.
               However,  if an  Employee  becomes  eligible  after  the 90th day before the  beginning  of the Plan Year and does not  receive the notice for that reason,  the notice must be provided no more than ninety (90) days before the  Employee  becomes  eligible  but not later than the date the Employee becomes eligible.

               (4) In addition to any other election  periods provided under the
               Plan, each "Eligible  Participant"  may make or modify a deferral election during the thirty (30) day period immediately  following
               receipt  of  the  notice   described  in  subsection  (3)  above.
               Furthermore,  if  the  "ADP  Test  Safe  Harbor"  is a  "Matching
               Contribution" each "Eligible Employee" must be permitted to elect sufficient  Elective  Deferrals to receive the maximum  amount of
               "Matching  Contributions"  available to the Participant under the
               Plan.

               (d) The provisions of this  subsection  apply if the Employer has elected to satisfy the "ACP Test Safe Harbor."

               (1) In addition to the "ADP Test Safe Harbor  Contributions," the
               Employer  will make any  "Matching  Contributions"  in accordance with elections made in the Adoption  Agreement.  Such  additional
               "Matching Contributions" will be considered "ACP Test Safe Harbor
               Matching Contributions."

               (2) Notwithstanding any election in the Adoption Agreement to the contrary,  an  "Eligible  Participant's"  Elective  Deferrals  in
               excess of six  percent  (6%) of  "Compensation"  may not be taken
               into  account  in  applying   "ACP  Test  Safe  Harbor   Matching
               Contributions." In addition, effective with respect to Plan Years beginning  after  December 31, 1999,  any portion of an "ACP Test
               Safe   Harbor   Matching   Contribution"    attributable   to   a
               discretionary "Matching Contribution" may not exceed four percent
               (4%) of an "Eligible Participant's" "Compensation."

               (e) The Plan is required to satisfy the ACP test of Code  Section
          401(m)(2),  using the current year testing method, if the Plan permits
          after-tax   voluntary   Employee    contributions   or   if   matching
          contributions  that do not satisfy  the "ACP Test Safe  Harbor" may be made  to  the  Plan.  In  such  event,  only  "ADP  Test  Safe  Harbor
          Contributions" or "ACP Test Safe Harbor Contributions" that exceed the amount  needed  to  satisfy  the "ADP Test  Harbor"  or "ACP Test Safe
          Harbor"  (if the  Employer  has  elected  to use the  "ACP  Test  Safe
          Harbor")  may be treated as  Qualified  Nonelective  Contributions  or
          Qualified  Matching   Contributions  in  applying  the  ACP  test.  In
          addition,  in applying the ACP test,  elective  contributions  may not treated  as  matching  contributions  under  Code  Section  401(m)(3).
          Furthermore,  in  applying  the ACP test,  the  Employer  may elect to
          disregard  with  respect  to  all  "Eligible   Participants"  (I)  all
          "Matching  Contributions" if the only "Matching Contributions" made to the Plan satisfy the "ADP Test Safe Harbor  Contribution"  (the "Basic
          Matching  Contribution" or the "Enhanced  Matching  Contribution") and
          (2)  if  the  "ACP  Test  Safe   Harbor"   is   satisfied,   "Matching

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          Contributions"   that  do  not  exceed  four   percent  (4%)  of  each
          Participant's "Compensation."

            12.9 ADVANCE DISTRIBUTION FOR HARDSHIP

               (a) The  Administrator,  at the election of a Participant,  shall direct the Trustee to  distribute to the  Participant  in any one Plan
          Year up to the  lesser of (1) 100% of the  accounts  as elected in the
          Adoption  Agreement  valued as of the last  Valuation  Date or (2) the amount  necessary to satisfy the immediate and heavy financial need of the Participant.  Any distribution made pursuant to this Section shall be  deemed  to be made as of the  first  day of the Plan  Year or,  if
          later,   the  Valuation  Date   immediately   preceding  the  date  of
          distribution,  and the  account  from which the  distribution  is made shall be reduced  accordingly.  Withdrawal under this Section shall be authorized only if the distribution is for one of the following or any other item permitted under Regulation 1.40 1 (k)- I (d)(2)(iv):

               (1) Medical expenses described in Code Section 213(d) incurred by
               the  Participant,   the  Participant's  spouse,  or  any  of  the
               Participant's  dependents  (as  defined in Code  Section  152) or necessary for these  persons to obtain  medical care as described in Code Section 213(d);

               (2) Costs directly  related to the purchase  (excluding  mortgage payments) of a principal residence for the Participant;

               (3) Payment of tuition and related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary
               education  for  the  Participant,   the   Participant's   spouse,
               children, or dependents (as defined in Code Section 152); or

               (4) Payments necessary to prevent the eviction of the Participant from the Participant's  principal residence or foreclosure on the mortgage on that residence.

               (b) No distribution shall be made pursuant to this Section unless the  Administrator,  based upon the Participant's  representation  and such other facts as are known to the  Administrator,  determines  that all of the following conditions are satisfied:

               (1)  The  distribution  is not in  excess  of the  amount  of the immediate and heavy financial need of the Participant  (including any amounts  necessary to pay any federal,  state, or local taxes
               or   penalties   reasonably   anticipated   to  result  from  the
               distribution);

               (2) The  Participant has obtained all  distributions,  other than
               hardship  distributions,   and  all  nontaxable  loans  currently
               available  under all plans  maintained  by the  Employer  (to the extent the loan would not increase the hardship);

               (3) The Plan,  and all other plans  maintained  by the  Employer,
               provide   that   the   Participant's   elective   deferrals   and
               nondeductible  voluntary Employee contributions will be suspended

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               for at least  twelve (12) months  after  receipt of the  hardship distribution; and

               (4) The Plan,  and all other plans  maintained  by the  Employer, provide that the Participant may not make elective  deferrals for the Participant's  taxable year immediately following the taxable year of the  hardship  distribution  in excess of the  applicable limit under Code  Section  402(g) for such next taxable year less the  amount  of such  Participant's  elective  deferrals  for the taxable year of the hardship distribution.

               (c)   Notwithstanding   the   above,   distributions   from   the
          Participant's   Elective   Deferral   Account,    Qualified   Matching
          Contribution  Account and Qualified  Non-Elective  Account pursuant to this Section  shall be limited  solely to the  Participant's  Elective
          Deferrals  and  any  income  attributable   thereto  credited  to  the
          Participant's  Elective  Deferral  Account as of  December  31,  1988.
          Furthermore,  if a hardship  distribution  is permitted from more than one account type,  the  Administrator  may determine any ordering of a
          Participant's hardship distribution from such accounts.

               (d) Any distribution  made pursuant to this Section shall be made in a manner which is consistent  with and satisfies the  provisions of
          Section  6.5,  including,  but not  limited to, all notice and consent requirements  of Code Sections  411(a)(11) and 417 and the Regulations
          thereunder.

                                  ARTICLE XIII
                            SIMPLE 401(K) PROVISIONS

                         13.1 SIMPLE 401(K) PROVISIONS

               (a) If elected in the Adoption  Agreement,  this Plan is intended to be a SIMPLE 401(k) plan which  satisfies the  requirements  of Code
          Sections 401(k)(I I) and 401(m)(10).

               (b) The provisions of this Article apply for a "year" only if the following conditions are met:

               (1) The Employer adopting this Plan is an "eligible employer." An
               "eligible  employer"  means,  with  respect  to  any  "year,"  an
               Employer  that had no more than 100  Employees  who  received  at
               least  $5,000  of  "compensation"   from  the  Employer  for  the
               preceding  "year."  In  applying  the  preceding  sentence,   all
               employees of an Affiliated Employer are taken into account.

               An "eligible  employer" that has elected to use the SIMPLE 401(k)
               provisions  but  fails  to  be an  "eligible  employer"  for  any subsequent  "year," is treated as an "eligible  employer" for the two (2) "years"  following  the last "year" the  Employer  was an
               "eligible  employer."  If the failure is due to any  acquisition,
               disposition,   or  similar  transaction  involving  an  "eligible
               employer," the preceding  sentence applies only if the provisions of Code Section 41 0(b)(6)(C)(i) are satisfied.

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               (2) No  contributions  are made, or benefits accrued for services during the "year," on behalf of any "eligible employee" under any other plan, contract, pension, or trust described in Code Section
               219(g)(5)(A) or (B), maintained by the Employer.

               (c) To the  extent  that  any  other  provision  of the  Plan  is inconsistent  with the  provisions of this Article,  the provisions of this Article govern.

            13.2 DEFINITIONS

               (a) "Compensation"  means, for purposes of this Article,  the sum of the wages,  tips, and other  compensation from the Employer subject to federal  income  tax  withholding  (as  described  in Code  Section
          6051(a)(3)) and the Employee's  salary  reduction  contributions  made under this or any other  401(k)  plan,  and, if  applicable,  elective deferrals under a Code Section 408(p) SIMPLE plan, a SARSEP, or a Code
          Section 403(b) annuity contract and compensation deferred under a Code
          Section 457 plan,  required to be reported by the Employer on Form W-2
          (as  described  in  Code  Section   6051(a)(8)).   For   self-employed
          individuals,  "compensation"  means net earnings from  self-employment determined  under  Code  Section  1402(a)  prior  to  subtracting  any contributions  made under this Plan on behalf of the  individual.  The provisions of the plan  implementing  the limit on Compensation  under
          Code  Section  401(a)(17)  apply  to  the  "compensation"  under  this
          Article.

               (b) "Eligible employee" means, for purposes of this Article,  any
          Participant  who is entitled to make elective  deferrals  described in
          Code Section 402(g) under the terms of the Plan.

               (c) "Year" means the calendar year.

            13.3 CONTRIBUTIONS

               (a) Salary Reduction Contributions

               (1) Each "eligible employee" may make a salary reduction election to have  "compensation"  reduced  for the  "year"  in any  amount selected by the Employee  subject to the limitation in subsection
               (c) below. The Employer will make a salary reduction contribution to the Plan, as an Elective Deferral,  in the amount by which the
               Employee's "compensation" has been reduced.

               (2) The total salary reduction contribution for the "year" cannot exceed $6,000 for any Employee.  To the extent  permitted by law, this amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

               (b) Other Contributions

               (1)  Matching  Contributions.  Unless (2) below is elected,  each
               "year" the Employer will make a matching contribution to the Plan on behalf of each Employee who makes a salary reduction  election under Section  13.3(a).  The amount of the matching  contribution

                                      123

               will be equal to the Employee's salary reduction  contribution up to a limit of three percent (3%) of the Employee's "compensation"
               for the full "year."

               (2)  Nonelective  Contributions.  For any  "year,"  instead  of a matching  contribution,  the Employer  may elect to  contribute a nonelective  contribution  of two percent (2%) of  "compensation"
               for the "year" for each "eligible employee" who received at least
               $5,000 of "compensation" from the Employer for the "year."

               (c) Limitation on Other Contributions

               No Employer or  Employee  contributions  may be made to this Plan
               for  the  "year"  other  than  salary   reduction   contributions
               described   in   Section   13.3(a),   matching   or   nonelective
               contributions   described   in  Section   13.3(b)  and   rollover
               contributions   described  in  Regulation   Section   1.402(c)-2,
               Q&A-1(a).  Furthermore,  the  provisions  of  Section  4.4  which
               implement   the   limitations   of  Code  Section  415  apply  to
               contributions made pursuant to this Section.

            13.4 ELECTION AND NOTICE REQUIREMENTS

               (a) Election Period

               (1) In addition to any other election  periods provided under the
               Plan,  each  "eligible  employee"  may  make or  modify  a salary reduction election during the 60-day period immediately preceding each January 1st.

               (2) For the "year" an  Employee  becomes  eligible to make salary reduction  contributions under this Article,  the 60-day election period  requirement of subsection  (a)(1) is deemed  satisfied if the  Employee  may make or  modify a  salary  reduction  election during a 60-day period that includes either the date the Employee becomes eligible or the day before.

               (3) Each  "eligible  employee" may  terminate a salary  reduction election at any time during the "year."

               (b) Notice Requirements

               (1) The Employer will notify each  "eligible  employee"  prior to the 60-day  election  period  described  in 13.4(a) that a salary reduction  election or a modification  to a prior election may be made during that

               (2) The notification described in (1) above will indicate whether the Employer  will provide a matching  contribution  described in
               Section 13.3(b)(1) or a two percent (2%) nonelective contribution described in section 13.3(b)(2).

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            13.5 VESTING REQUIREMENTS

            All benefits  attributable  to  contributions  made pursuant to this
Article are  nonforfeitable  at all times, and all previous  contributions  made under the Plan are  nonforfeitable as of the beginning of the Plan Year that the
401(k) SIMPLE provisions apply.

            13.6 TOP-HEAVY RULES

            The Plan is not  treated as a top heavy plan under Code  Section 416 for any  year for  which  the  provisions  of this  Article  are  effective  and satisfied.

            13.7 NONDISCRIMINATION TESTS

            The Plan is treated as meeting the  requirements of Code Sections 40
1  (k)(3)(A)(ii)  and 401(m)(2) for any "year" for which the  provisions of this
Article are effective and satisfied.  Accordingly, Sections 12.4, 12.5, 12.6 and
12.7 shall not apply to the Plan.